UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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Sanderson Farms, Inc.

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100% NATURAL.
Sanderson Farms

Sanderson Farms

2020 Proxy Statement

2020 Proxy Statement

Sustainable Organic Growth Across Market Cycles

Poultry Pounds Processed (millions)

5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
1,530
1,580
1,802
2,025
2,441
2,426
2,567
2,805
2,959
3,041
3,058
3,441
3,765
4,291
4,503
4,614
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19

Poultry Pounds Sold (millions)

5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
1,537
1,580
1,809
2,049
2,399
2,463
2,581
2,800
2,956
3,038
3,066
3,455
3,765
4,248
4,443
4,532
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19

Earnings Per Share

$14.00
$12.00
$10.00
$6.00
$4.00
$2.00
$0.00
($2.00)
($4.00)
($6.00)
($8.00)
$4.62
$3.53
($0.57)
$3.91
($2.13)
$3.94
$6.07
($5.74)
$2.35
$5.68
$10.80
$9.52
$8.37
$12.30
$2.70
$2.41
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19

Company Snapshot

$3.43 billion*
Market Cap

$3.4 billion
FY 2019 Revenue

$53.3 million
FY 2019 Net Income

$2.41
FY 2019 EPS

17,000
Employees

623 million
Chickens processed in FY 2019

*October 31, 2019

Sustainable Organic Growth Across Market Cycles Poultry Pounds Processed (millions) Poultry Pounds Sold (millions) Earnings Per Share company snapshot $3.43billion* market Cap $3.4 billion FY 2019 Revenue $53.3million FY 2019 Net Income $2.41 FY 2019 EPS 17,000 Employees 623million chickens processed in FY 2019 *October 31, 2019

Letter from the Chairman and Chief Executive Officer

Dear Stockholder:

I am pleased to invite you to attend Sanderson Farms’ annual meeting of stockholders on February 13, 2020. Details about the time, location, and purposes of the meeting are contained in this proxy statement and the notice of the meeting.

We introduced a new format for our proxy statement last year, using bulleted lists, tables and graphics. We also included a summary of our achievements in meeting our environmental, social and governance responsibilities, or ESG.

This year we are pleased to focus on two specific ESG achievements of which we are very proud – our investment in our employees and in water recycling and conservation measures.

As always, our Board believes that it is essential to have an ongoing and open dialogue with our stockholders. To that end, in 2019, we met with stockholders holding approximately 60.8% of our stock and received input on topics important to them. You can read more about our stockholder engagement in this proxy statement.

It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend in person, we encourage you to vote your shares using one of the methods described in this proxy statement.

Thank you for your support and continued ownership of Sanderson Farms.

Cordially,

Joe F. Sanderson, Jr.

Chairman and Chief Executive Officer

Letter from the Lead Independent Director

Dear Fellow Stockholders:

On behalf of the Board of Directors, it is my privilege to share some of the ways the Board has been working to provide strong governance and independent oversight of Sanderson Farms.

Stockholder Engagement

The Board is committed to an on-going and open dialog with our stockholders. In the Fall of 2019, the three Board committee chairs and I once again joined senior management in meetings with our stockholders. We value this opportunity to engage directly with stockholders, and the entire Board discusses the feedback we receive. We have taken several actions in response to this feedback over the past three years, including refreshing the Board with four highly qualified new directors, modifying our antibiotics practices, and enhancing the disclosures in our proxy statement.

Director Refreshment and On-Boarding

We are delighted to have new directors who have added diversity in gender, age, and ethnicity to our already diverse Board. Most recently, we welcomed telecommunications executive Sonia Pérez to the Board, the Company’s first Hispanic director. We were also recognized in November 2019 by the Women’s Forum of New York as a Corporate Champion for having over 40 percent of our board seats filled by women. In addition, our director on-boarding process is designed for new directors to gain an in-depth understanding of our business as quickly as possible.

Risk Management Oversight

The Board continued during 2019 to execute and expand its risk management oversight program. Some of the topics on which we focused particular attention were food safety risk and compliance, cyber security, and the evolution of consumer preferences and associated marketing risk.

Succession Planning

We recognize that planning for management succession is one of our most important duties, and we continued during 2019 to meet this responsibility. Directors had numerous opportunities to engage with Company managers who are potential future leaders and received feedback from the officers about managers who could be candidates to succeed them. Additionally, several years ago, the Board tasked me with the duty of attending, from time to time, the regular weekly meeting of our senior management team so directors could have first-hand reports on the performance of potential succession candidates.

Company Culture

The Company’s management has nurtured an outstanding corporate culture that is integral to our strategic plan for internal growth. The key elements of our culture are ethical and responsible business practices; a commitment to being the best, most efficient producer in our industry; and dedication to the success of each member of our team. Our CEO and other officers work every day to reinforce this culture throughout the organization with all our people. The Board monitors and promotes this “tone from the top” through visits to our corporate office and our processing plants and hatcheries, where directors can interact with our employees.

In 2020, the other directors and I are committed to maintaining diligence in overseeing the Company’s performance, risk management, and investment in our people and communities. We look forward to your participation at our annual meeting, and thank you for your support of Sanderson Farms.

Cordially,

Phil K. Livingston

Lead Independent Director

SANDERSON FARMS, INC.

P.O. Box 988

Laurel, Mississippi 39441

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. Central Time on Thursday, February 13, 2020
PLACE	The Multi-Purpose Room of the Company’s General Office, 127 Flynt Road, Laurel, Mississippi 39443.
ITEMS OF BUSINESS

1.   To elect nominees to the Board of Directors as follows:

●  Five Class A directors to serve until the 2023 annual meeting

●  One Class C director to serve until the 2022 annual meeting

2.   To approve the Sanderson Farms, Inc. and Affiliates Amended and Restated Stock Incentive Plan;

3.   To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers;

4.   To determine, in a non-binding advisory vote, the frequency with which the Company should hold future non-binding advisory votes on executive compensation like Item 3 above;

5.   To consider and act upon a proposal to ratify and approve the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2020;

6.   To consider and act upon a stockholder proposal to request that the Board of Directors report annually on water resource risks and related metrics, if presented at the meeting;

7.   To consider and act upon a stockholder proposal to request that the Board of Directors report on the Company’s human rights due diligence process, if presented at the meeting; and

8.   To transact such other business as may properly come before the meeting or any postponement or adjournment.

RECORD DATE	You can vote if you were, or if a nominee through which you hold shares was, a stockholder of record on December 19, 2019.
ANNUAL REPORT AND PROXY STATEMENT

Our 2019 Annual Report, which is not “proxy soliciting” material, is enclosed. Details of the business to be transacted at the annual meeting are more fully described in the accompanying proxy statement.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders also have the options of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card included with your proxy materials. You can revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 13, 2020

The Notice of Annual Meeting of Stockholders, the proxy statement, and our 2019 Annual Report are also available on-line at:

http://ir.sandersonfarms.com/financial-information/annual-reports

BY ORDER OF THE BOARD OF DIRECTORS:

Timothy F. Rigney

Secretary

Proxy Statement Summary

This summary provides highlights of information in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting your shares. For more complete information regarding the Company’s 2019 performance, please review the Company’s Annual Report on Form 10-K for the year ended October 31, 2019. The Notice of the Annual Meeting of Stockholders, this proxy statement, the accompanying proxy card, and our 2019 Annual Report were first sent or given on or about January 10, 2020, to stockholders of record as of December 19, 2019, which is the record date of the annual meeting.

Annual Meeting Information

DATE & TIME Thursday, February 13, 2020 10:00 a.m. – Central Time	LOCATION The Multi-Purpose Room of the Company’s General Office: 127 Flynt Road Laurel, Mississippi 39443	RECORD DATE You can vote if you were, or if a nominee through which you hold shares was, a stockholder of record on December 19, 2019.

Summary of Matters to be Voted Upon at the Annual Meeting

The following table summarizes the items that will be brought for a vote of our stockholders at the meeting, along with the Board’s voting recommendations and the required vote for approval.

Proposal No.	Description of Proposal	Required Vote for Approval	Board’s Recommendation
1	To elect six director nominees For more information, see page 2.	For each director, a majority of the shares present in person or by proxy and entitled to vote	FOR Each Nominee	✓
2	To approve the Sanderson Farms, Inc. and Affiliates Amended and Restated Stock Incentive Plan For more information, see page 66.	Majority of the votes cast	FOR	✓
3	To approve, in a non-binding advisory vote, the compensation of our named executive officers For more information, see page 78.	Majority of the votes cast	FOR	✓
4

To determine, in a non-binding advisory vote, the frequency with which the Company should hold future non-binding advisory votes on executive compensation like Item 3 above

For more information, see page 79.

		Plurality of the votes cast	EVERY YEAR	✓

Sanderson Farms | 2020 Proxy Statement i

Proposal No.	Description of Proposal	Required Vote for Approval	Board’s Recommendation
5	Ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2020 For more information, see page 80.	Majority of the votes cast	FOR	✓
6	Stockholder proposal requesting annual report on water resource risks and related metrics, if presented at the meeting For more information, see page 82.	Majority of the votes cast	AGAINST	X
7	Stockholder proposal requesting report on the Company’s human rights due diligence process, if presented at the meeting For more information, see page 87.	Majority of the votes cast	AGAINST	X

Environmental, Social and Governance Highlights

ESG is not a recent concept at Sanderson Farms. We believe our success over the past 70 years is due to the way we have conserved natural resources, treated our people, and managed our company. In our proxy statement last year, and in our Corporate Responsibility Report for the past five years, we have presented highlights of many of our ESG accomplishments. In this year’s proxy statement, we are pleased to showcase two areas in which we believe we are leaders in our industry: our investment in our employees and our water resource initiatives. You can read more about these and our other ESG programs in our most recent Corporate Responsibility Report which is located on our website at http://ir.sandersonfarms.com/corporate-governance.

Our Employees are our Most Valuable Assets

Since our founding in 1947, our corporate culture has been based on the principle that everyone in our organization, regardless of seniority, must be devoted to the success of his or her associates in fulfilling their potential in all aspects of life. This means we are committed not only to providing competitive compensation and benefits, but also to diversity, equal treatment, cutting edge training, technological innovation, superior safety practices, and other measures to promote our employees’ quality of life.

We think our commitment to our people is why they voted us one of Forbes Magazine’s best large employers for 2019.

Sanderson Farms | 2020 Proxy Statement ii

Wages and Benefits

●

We raised the wages of our hourly employees across the board in fiscal 2019 and again in fiscal 2020. Our pay increases are part of our effort to recruit and retain quality employees across our company.

2020 Hourly Pay Rates

$14.00	$15.45	$16.45	$20.40-$27.90	$19.45-$23.35

Starting wage for line workers	After 90 days (increasing $0.25/hr. every five years of tenure)	Highest wage for line workers	Maintenance employees	Hourly paid truck drivers

●	Our health benefit plans are among the most comprehensive and affordable in our industry, which helps ensure our people have access to health care.

Employee Health Plan—Fiscal 2019

75%	$56 million	12,100+	$15.00 or Less	9,200+

Portion of premiums paid by Sanderson Farms for employees and family	Premiums paid by Sanderson Farms for our employees and their families	Employees who participated in the health plan	Cost of most prescriptions	Employees who received free preventative health screenings

●	Other features of our health plan include:

[o] Free basic life insurance	[o] Smoking cessation programs
[o] Affordable dental insurance	[o] Weight loss program
[o] Health and wellness classes	[o] Exercise plans and annual 5K races
[o] Affordable vision insurance

●

We were among the first in our industry to adopt an Employee Stock Ownership Plan, or ESOP, which gives our employees a stake in our company at no cost to them. The ESOP is now one of our largest stockholders. Employees are eligible to participate in the plan after one year of service.

Employee Stock Ownership Plan

$3 million	$86.5 million	$192 million

Company contribution for fiscal 2019	Company contributions over the last 10 years	Total value of the ESOP as of fiscal 2019 year end

●

We help employees reach their goal of a fiscally sound future by offering a 401(k) retirement plan with both traditional and Roth IRA plan options. Employees are eligible to participate in the plan after 90 days of service and employees with one year of service are eligible for Company

Sanderson Farms | 2020 Proxy Statement iii

matching contributions. We match employee contributions dollar-for-dollar for the first 3% of salary contributed, and fifty cents on the dollar for the next 2% contributed.

401(k) Retirement Plan

78%	$10.8 million	$194 million

Percent of employees eligible for matching contributions who participated in fiscal 2019	Company matching contributions in fiscal 2019	Total value of plan assets as of fiscal 2019 year end

●

We provide a comprehensive employee training program with a team of 16 professional trainers to create personal and professional development opportunities for employees at every level. Training is provided in both English and Spanish. Topics include:

[o] Animal welfare	[o] Company culture
[o] Good manufacturing practices	[o] Communications skills
[o] Food security and safe handling	[o] Safety
[o] Harassment	[o] Sustainable practices

●	Hourly employees are paid to participate in three hours of training each year. They also receive safety training specific to their positions every month.

In fiscal 2019, we invested more than $3.7 million in employee training and development

●	We offer reimbursement of our employees’ college tuition and high school equivalency exam fees after one year of service.

Sanderson Farms | 2020 Proxy Statement iv

HOW WE LISTEN TO OUR EMPLOYEES

We greatly value our over 17,000 employees and want and appreciate their feedback. In many cases, our direct engagement with our employees has not only allowed us to improve work conditions for our people, but also has helped us solve supervisory problems and inefficiencies in our operations.

We have several processes through which employees can make their voices heard. Our hourly employees must complete three paid hours of training each year. At the end of the training, employees are asked to fill out an evaluation indicating their understanding of the training they received and any comments they wish to make to our senior management on any subject.

We also conduct “intervention interviews” with hourly employees in departments and divisions that have experienced a higher than normal employee turnover rate. Our Organizational Development team holds one-on-one meetings with hourly staff on an anonymous basis to get their perspectives on measures we could take to improve employee retention. For example, the interviews could reveal that a supervisor is not engaging well with the line workers who report to him. With leadership training from our Training staff, the supervisor can address a weakness in his management style, which can lead to greater job satisfaction for his direct reports and advancement opportunities for the supervisor.

Our intervention interviews have also helped us identify instances where our pay levels were not keeping pace with the market as well as opportunities for new employee experiences. Some of these experiences, like our employee family days, have become company traditions.

Our salaried employees have a formalized performance review process in which they complete a self-evaluation about their attainment of their personal goals. In this process, both employees and their supervisors provide feedback on their working relationship. Employees can indicate areas where they feel they were not supported by their supervisor or where they lacked resources to achieve their potential. This feedback is reviewed by the supervisor’s superiors and is used in making salary and advancement decisions.

Finally, all our employees have an anonymous tip line available to them 24 hours a day to report matters of which they believe management and the board should be aware. We advertise the tip line in both English and Spanish in our internal newsletter. The line is a toll-free telephone line that comes straight to Company headquarters on a line with no caller ID. Every single call is reported to the Board’s Audit Committee, along with the disposition of the matter raised on the call. While our preference is to dialogue with employees one on one, we recognize that are times when an employee would prefer anonymity.

Sanderson Farms | 2020 Proxy Statement v

Safety

●

We invest heavily in the wellbeing of our workforce. We have five in-house certified safety professionals, and employees are trained extensively on process safety management, lockout/tagout, hazard communication, confined space entry, use of fire extinguishers and ergonomics.

We keep our line speeds at the slowest rate in our industry— 75 bpm to reduce employee stress and injuries.

●	Our 75 bpm line speed is well below the maximum USDA-approved line speed of 175 bpm.

●	We have among the fewest OSHA citations per 1,000 employees for companies in our industry and have reduced our OSHA injury rates by 90% since 1973 and 49% since 1999.

●	Over the last ten years, our OSHA injury rates declined 16% even though we hired an additional 7,000+ employees.

●	We have a strict policy against retaliation for reporting injuries and illness.

Diversity and Retention

●

A vital part of our strategic plan is maintaining a company culture of mutual respect, collaboration, trust and fairness among all our team members. We have a strict, written policy prohibiting discrimination based on race, color, religion, gender, pregnancy, disability, medical condition, national origin, ancestry, age, veteran status, marital status, sexual orientation, and gender identity.

●	In addition, we have made diversity and inclusion of women and minorities a top priority at all levels of our company.

●

We believe the culture we have created and imparted to our team is one reason for our high level of employee retention, which has been essential for our significant and successful internal growth over the last 25 years.

Employee Retention (December 2019)

39%+	23%+

Percent of our workforce whom we have employed for FIVE OR MORE YEARS (excludes facilities operating fewer than five years)	Percent of our workforce whom we have employed for TEN OR MORE YEARS (excludes facilities operating fewer than ten years)

Sanderson Farms | 2020 Proxy Statement vi

DIVERSITY AND INCLUSION AT SANDERSON FARMS

To be the best in our industry and successfully implement our growth plan, we continually strive to attract, develop and retain a high quality and diverse workforce. In 2011, our senior management created a Diversity and Inclusion Committee and charged it to develop a plan to increase the participation of women and minorities in management.

The committee formulated a Diversity and Inclusion Strategic Plan as a framework for identifying and advancing talented job applicants and employees with different backgrounds and life experiences. We believe this initiative is one of the ways that we have created a work environment where differences are understood, appreciated and leveraged, and an atmosphere that inspires innovation, creative thinking, collaboration, and devotion to the success of each other.

The committee is composed of the heads of our three operating divisions—production, processing and sales; our General Counsel; our Director of Administration, who manages our human resource function; and other members of management. The committee’s three, over-arching objectives are to:

●	Recruit from a diverse, qualified group of job applicants;

●	Foster a company culture that values inclusion and mutual respect; and
●	Develop processes to make our managers accountable, help measure results, and refine our approach based on the data we gather.

The committee meets quarterly to review our salaried hiring by location and division, along with trends in diverse hires; our diversity recruitment initiatives; data on the diversity of participants in our management and leadership training programs; the media we use to advertise our job openings and trainee programs and whether they are reaching a diverse pool of potential applicants; and other data. The committee also investigates and reports quarterly to our CEO and other senior officers any under-utilization and/or under-selection of women and minorities among new hires and promotions at each of our locations.

Our Chief Financial and Legal Officer, who is a member of the Board of Directors, attends the committee’s meetings from time to time as a liaison to the Board and its Nominating and Governance Committee, which monitors diversity at the Board level.

Among the measures that the Diversity and Inclusion Committee has implemented as a result of its work is a highly successful program targeting recruits at Historically Black Colleges and Universities. We are also building relationships with and targeting universities that have high concentrations of Hispanic and Native American students.

Employee Diversity (December 2019)

88%+	47%+	57%+	26%+

Percent of our employees who are minorities	Percent of our employees who are women	Percent of our management employees who are minorities	Percent of our management employees who are women

Sanderson Farms | 2020 Proxy Statement vii

Management Training

●	We have several training programs to help us develop future company leaders, which is essential to implementing our internal growth plan.

●	Our beginning and advanced trainee programs expose participants to every department within our organization so that we and the participants can learn their particular strengths and interests.

●

Our “Leading with Vision” program is a professional development program covering approximately 1,000 salaried employees every year. There are 10 levels of training lasting one year each, so normally each participant spends 10 years in the program. The program is the primary means by which we inculcate our mangers with our corporate culture of respect, integrity, honesty and hard work. The program emphasizes collaboration, communication and trust-building, which are the areas where we encounter most leadership problems.

●

Our corporate mentoring program for upper level managers pairs participants with managers from a different area of our business. The program is intended to teach established managers other aspects of our operations across both geographic and division lines.

Sanderson Farms | 2020 Proxy Statement viii

OUR CORPORATE CULTURE

We believe our company culture is the foundation of our success. It is unique within our industry and distinguishes us from our competitors. Its cornerstone is respect—respect for each member of our team, respect for the long-term value of our company for our shareholders, and respect for our communities.

This fundamental value of respect affects our business in many ways. At the individual level, it has inspired us to create a workplace where every employee is valued and everyone is encouraged to maximize their potential in both their personal and professional lives. Similarly, we have built our relationships with our contract poultry producers by focusing in part on their personal success.

We have found that when we are devoted to supporting and helping our team to do their personal best, we are strategically positioned to do our best as an organization for our shareholders, customers and communities. As a commodity business, our profitability is affected to a large degree by forces that are beyond our control—in particular, the market prices for poultry and feed grains, our primary input costs. But even when there are cyclical downturns across our entire industry, our culture still emphasizes out-performing our peers. This “be the best” philosophy underlies every aspect of our operations and is an essential part of our strategic plan.

Our CEO and other senior managers work tirelessly to foster and promote our culture throughout our organization. At the beginning of each fiscal year, managers from each division at each of our locations meet at our general corporate office with our executive team to review our past year’s performance relative to our peers. We identify specific areas of our business where we did not perform at our best and establish goals to improve our operating performance for the next year.

Throughout the year, our Organizational Development, Training and Communications departments are responsible for instilling this tone from the top in all of our people—hourly and salaried—at all of our locations. They have designed training courses, leadership and mentoring programs, community volunteer opportunities and other initiatives that emphasize excellent performance, treating people well, honesty, integrity, hard work, personal responsibility and cooperation.

Our senior management has implemented processes to monitor whether our culture is effectively permeating our business. Oftentimes, inefficiencies in our operations at a particular location or department are the direct result of a failure to impart or adhere to our culture. Our management team is skilled at quickly identifying these stumbling blocks and making the adjustments necessary to realign operations with our culture.

Our culture is one of our most important strategic assets. We feel confident that continuing to run our business consistent with our core values will sustain our company and enhance its long-term value for our shareholders.

We Work Every Day to Conserve Water Resources

We believe strongly that we have a responsibility to be stewards of the environment and to minimize the impact that our operations have on the environment. This is critical for the long-term sustainability of our company and our many stakeholders. In 2010, we formalized our environmental sustainability efforts by launching a corporate responsibility program. Since 2014, we have reported on this program and our progress in our Corporate Responsibility Report, which can be found on our website at http://ir.sandersonfarms.com/corporate-governance.

Sanderson Farms | 2020 Proxy Statement ix

A significant part of our program has been focused on initiatives to conserve and recycle water.

●	We track the daily water usage at our facilities against base line levels established in 2008. We measure our water use per saleable pound of chicken.

●

Since 2008, we have reduced our water usage per saleable pound by 44%, or 3.37 billion total gallons. We have achieved this savings through innovation, continuous monitoring and measurement, employee training and accountability, and promoting a mindset of conservation and sustainability throughout our operations.

●	We have set a goal to reduce our water usage in fiscal year 2020 by three percent compared to fiscal 2019.

●	We conduct regular visual inspections of water sources in our facilities both during operations and downtime to ensure that water is not wasted.

●

Our environmental supervisors at each of our processing facilities have historical data on water use trends in an average 24-hour period. They monitor water usage against this data for abnormal increases.

●	Each processing plant submits a daily log of utility use to our corporate office so that we can compare rates of use across our locations.

WATER RENOVATION AT SANDERSON FARMS

At four of our locations, we have adopted a state-of-the-art system for applying treated wastewater to land. The process is based on scientific research that has demonstrated the success of this technology at over 2,000 sites in the United States. When properly designed and managed, the advantage of a land application system over direct discharge is that it repurposes treated wastewater to irrigate hay and grain crops and standing timber.

We apply treated water to land using a slow-rate irrigation process that causes water to infiltrate the soil with no runoff or accumulation of standing water. After absorption into the soil, nutrients from the treated wastewater are managed by the growth of vegetative crops or timber. Harvesting the crops and trees removes and recycles the nutrients in the treated water. Additionally, hay and grain crops can be used by local farmers to feed their livestock. Therefore, the use of standard farming practices provides an indefinite life cycle for wastewater land application.

To ensure the integrity of our land application systems, we install groundwater monitoring wells before we spray any treated water to establish baseline quality readings. Once our land application systems are operational, we have seen significant improvement in the quality of the local groundwater.

●

We treat and reuse the wastewater at our processing plants at innovative wastewater treatment facilities located on site at our complexes. Through biological treatment, oxygenation, clarification and ultra violet disinfection, we safely treat our wastewater before it is discharged.

●	Each wastewater facility is managed by a specially trained environmental supervisor licensed in wastewater and drinking water supply operation.

●	We report to the Environmental Protection Agency the amount of nitrate compounds and other chemicals in our wastewater, and all of our discharged wastewater meets EPA guidelines.

●	We also repurpose and reuse water in our processing facilities.

Sanderson Farms | 2020 Proxy Statement x

●

Because of our aggressive internal growth, we have opened eight new poultry complexes in four states since 1992. We perform extensive due diligence before selecting a new site to assess the long-term viability of the water resources in the area. We do not locate new facilities in areas with high baseline water stress.

RENEWABLE ENERGY FROM WASTEWATER

Through an innovative technology, we leverage our wastewater treatment process to generate renewable energy that can power our own facilities.

We accumulate the wastewater from our processing plants in anaerobic lagoons at our sites. Through a natural fermentation process, biogas is generated from fat in the wastewater and is captured under a cover. We pipe the biogas to a pressure swing absorption system where it is treated and converted to 98 percent methane, which is pipeline quality gas. The gas can be sent back to the processing facility’s service line and used as an energy source in place of natural gas.

We have incorporated this technology at each new poultry complex we have built since 2005. Each biogas production system takes three years to fully mature and achieve maximum efficiency. Our company-wide renewable energy production has gradually increased to a level that could fuel one poultry complex for over one year. Over time, our biogas production will increase and further reduce our dependency on natural gas.

We are proud to use these and other sustainability measures at our company to help protect our environment.

Sanderson Farms | 2020 Proxy Statement xi

Corporate Governance

Director Nominees and Continuing Directors

Here is a summary of information about our director nominees and directors continuing in office. We have included the Board’s determination about the independence of each nominee and continuing director under the NASDAQ Stock Market listing rules. Our Board is divided into three classes, and directors in a class are elected at our annual meeting to serve a term of three years until their successors are elected. Ms. Pérez was appointed by the Board in fiscal 2019 to fill a vacancy and to serve until the 2020 annual meeting. If re-elected at the meeting, she will serve the remainder of her class’s term.

NOMINEES

Name	Primary Occupation	Term Ending	Age	Director Since	Independent		Committee Membership
							AC	CC		NGC
Class A
David Barksdale	Principal, Alluvian Capital	2023	43	2018		✓	✓		✓
Lampkin Butts	President and Chief Operating Officer, Sanderson Farms, Inc.	2023	68	1998
Beverly W. Hogan	President Emerita, Tougaloo College	2023	68	2004	✓			✓		✓
Phil K. Livingston (Lead Independent Director)	Retired Chairman and Chief Executive Officer, Deposit Guaranty National Bank of Louisiana	2023	76	1989	✓		VC, FE	✓		✓
Joe F. Sanderson, Jr. (Chairman of the Board)	Chairman and Chief Executive Officer, Sanderson Farms, Inc.	2023	72	1984
Class C
Sonia Pérez	President, AT&T Southeast States	2022	63	2019	✓

C = VC = FE =	Chair Vice-Chair Financial Expert	AC = CC = NGC =	Audit Committee Compensation Committee Nominating and Governance Committee

Sanderson Farms | 2020 Proxy Statement xii

DIRECTORS CONTINUING IN OFFICE

Name	Primary Occupation	Term Ending	Age	Director Since	Independent	Committee Membership
						AC	CC	NGC
Class B
John H. Baker III	Proprietor, John H. Baker Interests	2021	78	1994	✓	✓	✓
John Bierbusse	Retired Vice President and Manager of Research Administration, A.G. Edwards	2021	64	2006
Mike Cockrell	Treasurer, Chief Financial Officer and Chief Legal Officer, Sanderson Farms, Inc.	2021	62	1998
Edith Kelly-Green	Partner, The KGR Group	2021	67	2018	✓	FE		VC
Suzanne T. Mestayer	Owner and Managing Principal, ThirtyNorth Investments, LLC	2021	67	2017	✓	C, FE		✓
Class C
Fred L. Banks, Jr.	Senior Partner, Phelps Dunbar LLP	2022	77	2007	✓	✓	✓	C
Toni D. Cooley	Chief Executive Officer, the Systems Group companies	2022	59	2007	✓		VC	✓
Gail Jones Pitman	Chief Executive Officer, Gail Pittman, Inc.	2022	66	2002	✓	✓	C

C = VC = FE =	Chair Vice-Chair Financial Expert	AC = CC = NGC =	Audit Committee Compensation Committee Nominating and Governance Committee

Robert C. Khayat, who had been a Class C director since 2007, retired from the Board on December 31, 2019.

Sanderson Farms | 2020 Proxy Statement xiii

Board of Directors Snapshot

The information below describes the attributes of our Board following the annual meeting, assuming all the nominees are re-elected:

In November 2019, the Women’s Forum of New York recognized us as a Corporate Champion for having over 40 percent of our board seats filled by women.

Board Highlights

●	Strong diversity of gender, race, age, ethnicity and experience

●	71% of the Board, and all Board committee members, are independent directors

●	Lead Independent Director with active role and authority, including representing the Board to our stockholders and facilitating communication between the Board and management

●	Demonstrated refreshment of the Board, with four new directors elected in less than three years

●	Active and robust director succession and nomination process has identified talented and diverse new directors

●	Review and discussion of our strategic plan at least annually, and on-going oversight of development and implementation of the plan with consideration of ESG matters

●	Discussion of executive officer and director succession plans throughout the year, including Board adoption of written management succession policy

●	Candid and in-depth Board self-assessments annually, with an opportunity for directors to assess fellow directors

Sanderson Farms | 2020 Proxy Statement xiv

●	Rigorous director education program including an in-depth “teach-in” session every April, director visits to our poultry complexes, and reimbursement of fees for corporate director seminars

●	Ongoing oversight and monitoring of enterprise risk and risk management

●	Stock ownership guidelines encourage directors to hold 4,000 shares of our stock

●	Directors engage with our senior management team, “next generation” company managers, and other Company personnel on an on-going basis, both inside and outside the boardroom

Governance Highlights

●	Written corporate governance principles reviewed and reassessed by the Board annually

●	Majority voting for directors

●	Holders of 10% of our common stock may demand a special meeting of stockholders

●

No Company political action committee (PAC); corporate policy prohibits the Company from endorsing political candidates, making independent expenditures advocating for or against candidates, and making contributions to PACs formed to benefit a particular candidate or political party

●	Proxy access by-law with standard “3/3/20/20” structure

●	No poison pill

●	Insider trading policy prohibits:

[o]	pledging of Company stock without clear demonstration of ability to repay loan without pledged securities;

[o]	hedging transactions;

[o]	purchases on margin;

[o]	purchases and sales of Company stock within six months of each other

●	Annual Say-on-Pay vote

STOCKHOLDER ENGAGEMENT IN FISCAL 2019	100+	Number of one-on-one meetings with stockholders and investment community
We conducted an active stockholder engagement program in 2019 to meet with our stockholders and the investment community, hear their concerns and answer their questions about our Company and our practices. Topics discussed include our corporate governance, our compensation philosophy, human capital and other ESG matters, and director independence.	13	Number of stockholder meetings attended by Lead Independent Director or other Board leaders
	60.8	Percentage of shares represented at stockholder engagement meetings
	14	Number of non-deal roadshows and investor conferences management attended
	Oct. 17-18	Date of Company’s annual investor day

Sanderson Farms | 2020 Proxy Statement xv

Compensation Highlights

What We Do

✓	Continually set challenging performance targets

✓	Link pay to relevant performance metrics

✓	Balance short and long-term incentives

✓	Prioritize absolute performance across market cycles

✓	Grant equity-based awards with milestone-based vesting

✓	Rigorous stock ownership guidelines

✓	Robust compensation recoupment (clawback) policy

What We Don’t Do

X	No options

X	No excessive perquisites

X	No tax gross-ups

X	No hedging or pledging

X	No single-trigger change-in-control provisions for executive severance pay

X	No excessive golden parachute payments

X	No guaranteed bonuses

Sanderson Farms | 2020 Proxy Statement xvi

Sanderson Farms, Inc.

2020 Proxy Statement

Sanderson Farms | 2020 Proxy Statement xvii

Attendance at the Annual Meeting	98
Submission of Stockholder Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2021 Annual Meeting	98
Other Proposals or Director Nominations for Presentation at the 2021 Annual Meeting	99

Annual Report on Form 10-K	99
Cautionary Statement Regarding Forward-Looking Statements	100

Sanderson Farms | 2020 Proxy Statement xviii

The Sanderson Farms Annual Meeting

Information about this Proxy Statement

Our Board is furnishing this proxy statement in connection with the solicitation of proxies to vote on matters to be considered at our 2020 annual meeting of stockholders, which will be held on February 13, 2020, at 10:00 a.m. Central Time, at our General Office at 127 Flynt Road, Laurel, Mississippi 39443, and at any adjournment or postponement of the meeting.

Throughout this proxy statement, unless the context shows otherwise:

●	references to the “Board” or the “Board of Directors” mean the Board of Directors of Sanderson Farms, Inc.

●	references to the “meeting” or the “annual meeting” mean our 2020 Annual Meeting of Stockholders

●	references to “we,” “us,” “our,” the “Company,” or “Sanderson Farms” mean Sanderson Farms, Inc. and its subsidiaries

Matters to be Voted on at the Annual Meeting

The following table describes the matters to be considered at the annual meeting, the vote required for the matter to be adopted, the treatment of abstentions and broker non-votes for each matter, and the Board’s recommendation on each matter:

Proposal No.	Description of Proposal	Required Vote for Approval	Treatment of Abstentions	Treatment of Broker Non-Votes	Board’s Recommendation

1	To elect six director nominees	For each director, a majority of the shares present in person or by proxy and entitled to vote	As a vote “AGAINST”	No effect on the vote	FOR Each Nominee

2	To approve the Sanderson Farms, Inc. and Affiliates Amended and Restated Stock Incentive Plan	Majority of the votes cast	No effect on the vote	No effect on the vote	FOR

3	To approve, in a non-binding advisory vote, the compensation of our named executive officers	Majority of the votes cast	No effect on the vote	No effect on the vote	FOR

Sanderson Farms | 2020 Proxy Statement 1

Proposal No.	Description of Proposal	Required Vote for Approval	Treatment of Abstentions	Treatment of Broker Non-Votes	Board’s Recommendation

4	To determine, in a non-binding advisory vote, the frequency with which the Company should hold future non-binding advisory votes on executive compensation like Item 3 above	Plurality of the votes cast	No effect on the vote	No effect on the vote	EVERY YEAR

5	Ratification of the appointment of Ernst & Young, LLP as the Company’s independent auditors for fiscal 2020	Majority of the votes cast	No effect on the vote	No effect on the vote	FOR

6	Stockholder proposal requesting annual report on water resource risks and related metrics, if presented at the meeting	Majority of the votes cast	No effect on the vote	No effect on the vote	AGAINST

7	Stockholder proposal requesting report on the Company’s human rights due diligence process, if presented at the meeting	Majority of the votes cast	No effect on the vote	No effect on the vote	AGAINST

Sanderson Farms | 2020 Proxy Statement 2

Item 1—Election of Directors

Our Board of Directors has nominated six directors for election at the annual meeting. Each nominee has agreed to be named in the proxy statement and serve if elected. Our Board is divided into three classes, and directors in a class are elected at our annual meeting to serve a term of three years until their successors are elected. If re-elected at the annual meeting, the nominees for Class A director will serve until the 2023 annual meeting. Ms. Pérez (Class C) was appointed by the Board in fiscal 2019 to fill a vacancy, but under Mississippi law she may only serve until the next stockholders’ meeting at which directors are elected. If re-elected at the meeting, Ms. Pérez will serve until the 2022 annual meeting.

Pursuant to our by-laws, the Board has fixed the total number of directors at 14. The board may name substitute nominees to replace any of the named nominees who become unavailable to serve for any reason. We have no reason to believe that any of the nominees will be unavailable to serve if elected. Under our Corporate Governance Principles, directors are expected to tender their resignations if they fail to receive the required number of votes for re-election.

Director Criteria, Qualifications, and Experience

We have sought director candidates with a diverse range of business, personal, and geographic backgrounds, and the experience and perspective necessary to oversee effectively a multi-state operation of our size and type. The Nominating and Governance Committee and the Board expect each director to have the following minimum qualifications:

●	significant business experience and achievement in production, preferably related to agriculture, or in marketing, finance, accounting, or other professional disciplines relevant to the Company;

●	prominence and a highly respected reputation in his or her profession;

●	a global business and social perspective;

●	a proven record of honest and ethical conduct, personal integrity, and good business judgment;

●	a commitment to congeniality with and mutual respect for other members of the Board and management;

●	concern for the long-term interests of our stockholders; and

●	significant time available to devote to Board activities and to enhance his or her knowledge of our industry.

The Nominating and Governance Committee also considers candidates’ independence and financial literacy, and for incumbent directors, attendance, past performance on the Board, and contributions to the Board and their committees.

Our emphasis on director collegiality is consistent with our company culture. The Board believes that an effective board process depends on mutual trust among directors and a respectful atmosphere that encourages candor. Candid discussion among directors and with management is critical for the Board to properly exercise its oversight responsibility and its decision-making.

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Board Diversity

Although the Board does not have a formal policy on director diversity, it has sought to identify director candidates who represent a diverse range of personal and business backgrounds. Following the annual meeting, assuming all the nominees are re-elected, 43% of our directors will be women, 29% will be African-American, and 7% will be Hispanic. Our directors have also worked in a variety of fields, including finance, banking, investment management, law, higher education, heavy industry, agriculture, publishing, technology, transportation, and telecommunications. We believe our directors’ diverse professional backgrounds and experience have resulted in a highly qualified Board.

Board Tenure

The Board also does not have a formal policy with respect to director tenure. This flexibility has allowed the Board to benefit from balancing the experience and institutional knowledge of our longer-tenured directors with the service of relatively newer directors who have brought new perspectives, skills, and ideas to the board process. This balance has been an asset in managing our Company through the cyclical downturns that characterize our industry. It has ensured that during down cycles, the Board has the benefit of directors who have historical experience with our operations and the fluctuations in our industry.

The Board of Directors recommends that stockholders vote “FOR” each of the nominees.

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Director Biographies

Below are biographical summaries current as of the date of this proxy statement for each of our director nominees and directors continuing in office.

Nominees for Class A Director (term expiring in 2023)

David Barksdale Independent Director Age: 43 Director Since: 2018 Committees: Audit Compensation

Business Experience:

●   Principal, Alluvian Capital, a private investment office with diversified holdings in the telecommunications and software industries, since 2014

●   Co-Chairman from 2015 to 2018, and Chief Executive Officer from 2009 to 2014, Spread Networks, LLC, a provider of low-latency fiber optic services to financial and enterprise customers, until its acquisition by Zayo Group Holdings, Inc.

●   Board Member, Servato Corp., a leading supplier of active battery management solutions to telecommunications, power, transportation, and solar companies, from 2014 to 2019

●   Attorney, Cleary Gottlieb Steen & Hamilton LLP, from 2005 to 2007

●   Principal, Barksdale Management Corporation, a private family office, from 2007 to 2014

Other Positions:

●   Member, Board of Trustees of Tulane University, since 2007

●   Board Treasurer of the Greater New Orleans Foundation, a non-profit that links philanthropists with needy charitable, environmental, cultural, and economic development organizations in the New Orleans community, since 2011

●   Board Member, the Idea Village, a globally recognized non-profit dedicated to supporting local entrepreneurs, since 2017

Education:

●   Bachelor of Arts, Tulane University

●   Juris Doctor, New York University School of Law

Experience and Qualifications to Serve on the Board:

●   Mr. Barksdale’s career as CEO and Chairman of a telecommunications and IT firm, from its start-up through the completion of its groundbreaking Chicago to New Jersey low-latency fiber optic network and expansion of lit fiber services in Chicago and New York, makes him a valuable member of the Board in its oversight of IT and cyber security risks and challenges.

●   The Board also draws on Mr. Barksdale’s extensive investment management experience and his leadership in the negotiation and sale of his company to a publicly traded holding company in overseeing the development and implementation of our strategic plan.

●   Mr. Barksdale has been active in many civic and charitable organizations, making him an excellent fit in our corporate culture.

Sanderson Farms | 2020 Proxy Statement 5

Lampkin Butts President, Chief Operating Officer and Director Age: 68 Director Since: 1998

Business Experience:

●   President and Chief Operating Officer of the Company, since 2004

●   Vice President – Sales of the Company from 1996 to 2004, and various other positions at the Company from 1973 to 1996

Other Positions:

●   Director, Federal Reserve Bank of Atlanta, New Orleans Branch, since 2015

●   Director, National Chicken Council, since 1995

●   Director, Mississippi Poultry Association, since 1995

●   Director, Southeast Poultry & Egg Association, from 2000 to 2003

Education:

●  Bachelor of Business Administration, University of Mississippi

Experience and Qualifications to Serve on the Board:

●   Mr. Butts’ extensive knowledge of our business from his over 45-year tenure with the Company makes him an extremely valuable director. He has served the Company in most every aspect of our operations, with roles ranging from shift manager, sales representative, and division manager, to his current role as head of our operations.

●   Mr. Butts has worked at the Company and served as a director throughout several of the profitability cycles that are characteristic of a commodity business like ours. His experience in managing the business through the volatility of our industry is especially helpful to our less senior directors whose tenures have not included a profitability downcycle.

●   Mr. Butts has had leadership roles at several poultry industry organizations, which enable him to share with the Board valuable insights into industry dynamics, developments, and innovations, as well as government and regulatory relations.

Sanderson Farms | 2020 Proxy Statement 6

Beverly W. Hogan Independent Director Age: 68 Director Since: 2004 Committees: Compensation Nominating and Governance

Business Experience:

●   President Emerita, President from 2002 to 2019, and various other positions from 1997 to 2002, Tougaloo College, a private, historically black, liberal arts college in Jackson, Mississippi

●   Commissioner, Mississippi Workers’ Compensation Commission, from 1987 to 1997

●   Executive Director, Governor’s Office of Federal State Programs, from 1984 to 1987

●   Executive Director, Mental Health Associations of Hinds County and the State of Mississippi, from 1974 to 1983

Other Positions:

●   Institutional Director, United Negro College Fund, since 2002

●   Chair, Board of Directors of the Jackson Medical Mall Foundation, which manages a redeveloped facility that houses healthcare providers for the underserved, since 2017

●   Appointed by President Obama to The President’s Board of Advisors on Historically Black Colleges and Universities, from 2009 to 2016

●   Chair, National Advisory Board, HBCU Capital Financing Program

●   Founding Member and former president, Central Mississippi Chapter, National Coalition of 100 Black Women

Education:

●   Bachelor of Arts, Tougaloo College

●   Master of Public Policy and Administration, Jackson State University

●   Doctoral studies in clinical psychology and human and organizational development

●   Honorary doctoral degrees from four universities, including Brown University

Experience and Qualifications to Serve on the Board:

●   As the first woman and the 13th president of a liberal arts college founded in 1869, Dr. Hogan is known as a visionary and trailblazer in Mississippi higher education. The Board has benefitted from her experience in the leadership, management, and growth of this historic college.

●   Dr. Hogan’s educational and professional experience in the public policy, government, and mental health fields has been valuable to the Board in its efforts to make Sanderson Farms a leader in environmental, social and governance best practices.

●   The Board has also benefitted from Dr. Hogan’s insights from her active involvement for many years in state and national civic and political affairs.

Sanderson Farms | 2020 Proxy Statement 7

Phil K. Livingston Lead Independent Director Age: 76 Director Since: 1989 Committees: Audit (Vice-Chair) Compensation Nominating and Governance

Business Experience:

●   Retired Consultant, AmSouth Bank of Alabama, from 1998 to 2001

●   President of South Louisiana, First American Bank of Tennessee, 1998

●   Chairman and Chief Executive Officer, Deposit Guaranty National Bank of Louisiana, from 1995 to 1998

●   Chief Executive Officer, from 1973 to 1995, President from 1975 to 1995, and Chairman from 1987 to 1995, Citizens National Bank

Other Positions:

●   President, Louisiana Bankers Association, 1985

●   Founding Director, from 1997 to 2006, and President, from 2006 to 2015, University Facilities, Inc., a non-profit corporation formed to finance and contract for major campus improvements for Southeastern Louisiana University; completed projects during service totaled $115 million

●   Executive in Residence, Southeastern Louisiana University College of Business, since 2016

●   Member, Patient Family Advisory Council, North Oaks Health System

●   Member, Area Advisory Council, Mary Bird Perkins Cancer Center

Education:

●  Bachelor of Science, Mississippi State University

Experience and Qualifications to Serve on the Board:

●   Mr. Livingston’s extensive career in the banking industry, coupled with his leadership roles in a variety of industry and organization boards, make him a valuable member of our Board.

●   His bank executive career included the growth and sale of a community bank of which he was CEO, and involvement in four subsequent bank acquisitions. This experience has been valuable to the Board in its oversight and monitoring of our financial and borrowing risk, accounting and internal controls, and strategic plan.

●   Mr. Livingston also has significant experience in management training and formulation of executive pay structures. He has worked closely with compensation consultants and has been instrumental in the development of our performance-based pay programs.

Sanderson Farms | 2020 Proxy Statement 8

Joe F. Sanderson, Jr. Chairman of the Board and Chief Executive Officer Age: 72 Director Since: 1984

Business Experience:

●   Chairman of the Board of the Company since 1998, and Chief Executive Officer of the Company since 1989

●   Continuously employed in various positions at the Company since 1969

Other Positions:

●   Co-Chair, Capital Campaign for Children’s of Mississippi (umbrella organization for University of Mississippi Medical Center pediatric hospital and clinics), since 2016

●   Member, Board of Trustees of the National WWII Museum, since 2016

●   Past President, Mississippi Manufacturers’ Association, from 1992 to 1993

●   Past Chair, National Chicken Council, from 1993 to 1994

Education:

●   Bachelor of Arts, Millsaps College

Experience and Qualifications to Serve on the Board:

●   Mr. Sanderson is the grandson of one of our Company’s founders. Under his outstanding leadership of our Company since 1989, the Company has grown exponentially, including growth in annual revenues from $184 million in 1989 to over $3.4 billion in 2019. Also during his tenure, the Company has opened seven new plants in three states.

●   Mr. Sanderson is primarily responsible for the overall operation and strategic vision of our business. His role as Chairman of the Board has been key to our long-term success and growth in stockholder value.

●   Adhering to the values of our founders – integrity and ethical business practices, excellence in operations, and conservative financial management – Mr. Sanderson is directly responsible for setting the “tone at the top” of our Company that has been a significant driver of our success.

Sanderson Farms | 2020 Proxy Statement 9

Nominee for Class C Director (term expiring in 2022)

Sonia Pérez Independent Director Age: 63 Director Since: 2019

Business Experience:

●   President, AT&T Southeast States, since 2018

●   President, AT&T Louisiana, from 2010 to 2018

●   Vice-President, AT&T Houston, from 2005 to 2010

●   General Manager, South Texas, SBC Southwest, from 1997 to 2005

Other Positions:

●   Immediate Past Chair, Xavier University of Louisiana

●   Chair, Board of Directors, Louisiana Association of Business and Industry

●   Regent, Louisiana Board of Regents, since 2017

●   Member, Board of Trustees of the National WWII Museum, since 2013

Education:

●   Bachelor of Journalism with Honors, University of Texas at Austin

Experience and Qualifications to Serve on the Board:

●   As President of AT&T Southeast States, Ms. Pérez is responsible for the development of the company’s overall strategic plan in the Southeast region. In Louisiana, she leads a workforce of 3,500 employees and a roll of 6,500 retirees. Her executive leadership of an organization of that size with multi-state operations makes her eminently qualified for our Board.

●   The Board also benefits from her expertise with the deployment of AT&T’s 5G technology and infrastructure and leadership of teams responsible for matters affecting public policy, government affairs and philanthropy.

●   Ms. Pérez’s commitment to public service, as well as her professional experience working with communities in Texas, Louisiana, and North Carolina, are valuable to the Board as it evaluates our corporate social responsibility initiatives.

Sanderson Farms | 2020 Proxy Statement 10

Directors Continuing in Office

Class B Directors (term expiring in 2021)

John H. Baker III Independent Director Age: 78 Director Since: 1994 Committees: Audit Compensation

Business Experience:

●   Proprietor, John H. Baker Interests, a real estate and development company in Houston, Texas that built, owns and previously managed office buildings and shopping centers throughout southeast Texas, including the Houston area, since 1968

●   Proprietor, JCB Ranch, a 1,500-acre ranch in southeast Texas that maintains an active cow-calf operation producing registered calves for market and cultivates hay and other crops

Other Positions:

●   Board Member Emeritus, and previous Board Member for over 30 years, Board of Trustees of Baylor College of Medicine

●   Advisory Trustee, Board of Trustees of Houston Baptist University

●   Numerous directorships for over 40 years with community banks throughout Texas

Education:

●   Bachelor of Business Administration, Mississippi State University

Experience and Qualifications to Serve on the Board:

●   Mr. Baker is a successful entrepreneur who founded and has grown his own business specializing in real estate development and management. He provides the Board with valuable insights into the oversight and monitoring of the development and implementation of our strategic plan and greenfield expansion.

●   Mr. Baker has an active cattle and farming operation and brings to the Board his experience in livestock management and associated agri-business matters.

●   Mr. Baker has been active in the business and political communities in Texas and Mississippi and provides the Board with an important perspective when it considers our internal expansion plans and associated personnel needs, as well as the needs of our local communities.

Sanderson Farms | 2020 Proxy Statement 11

John Bierbusse Outside Director Age: 64 Director Since: 2006

Business Experience:

●   Retired Vice President and Manager of Research Administration, from 2002 to 2004, Assistant Manager, Securities Research, from 1999 to 2002, and prior positions from 1987, A.G. Edwards

●   Vice President, Duff & Phelps, Inc., from 1981 to 1987

●   23 years’ experience as an equity research analyst in the packaged food and agri-products industries

●   One of the original authors of the NYSE’s Series 86/87 qualification examination required for publishing equity research analysts (committee member 2003-2007)

Other Positions:

●   Board member, Third Coast Percussion, a Grammy-award winning quartet based in Chicago, Illinois

●   Board member, Riot Ensemble, a contemporary chamber music ensemble based in London, England

●   Pro bono consultant to arts organizations in strategic planning, board development, financial forecasting, and executive coaching

Education:

●   Bachelor of Arts, Northwestern University

●   Master of Management, Northwestern University – Kellogg School of Management

●   Certified Financial Analyst

Experience and Qualifications to Serve on the Board:

●   Mr. Bierbusse’s experience as a sell-side equity research analyst brings to the Board substantial expertise in capital markets, strategic analysis, risk oversight, and financial modeling in our industry.

●   As a manager, Mr. Bierbusse also has extensive experience in hiring, mentoring, and evaluating finance professionals, which has benefitted the Board in management performance and succession oversight responsibilities.

●   He also has managerial experience in compliance and financial regulation, which has been valuable to the Board in evaluating and overseeing compliance risk.

Sanderson Farms | 2020 Proxy Statement 12

Mike Cockrell Treasurer, Chief Financial Officer, Chief Legal Officer, and Director Age: 62 Director Since: 1998

Business Experience:

●   Treasurer, Chief Financial Officer and Chief Legal Officer of the Company, since 1993

●   Shareholder, Wise Carter Child & Caraway, Professional Association, Jackson, Mississippi, practicing securities and business transaction law, from 1984 to 1993

●   Associate, Nail McKinney Tate & Robinson, CPAs, from 1979 to 1980

Other Positions:

●   Chair, National Chicken Council Communication Committee, from 2013 to 2014

●   Member, Board of Directors, Mississippi Manufacturing Association, from 2007 to 2008

●   Numerous directorships over 30 years with various community and philanthropic organizations

Education:

●   Bachelor of Business Administration, University of Mississippi

●   Juris Doctor, University of Mississippi School of Law

●   Certified Public Accountant (inactive)

Experience and Qualifications to Serve on the Board:

●   Mr. Cockrell’s more than 20 years of experience as the CFO of our Company during our significant internal growth, and his management of our financial condition through the cycles of profitability that characterize our industry, provide the Board with a depth of knowledge about our financial management.

●   Mr. Cockrell oversees or has a key role in many aspects of our operations and management that are not typical for chief financial officers of public companies, including legal matters, investor relations, corporate responsibility reporting, our grain purchasing strategy, and risk management. He contributes a broad perspective on our operations to the Board process.

●   Mr. Cockrell has played a key role in the mentoring and training of our “next generation” of managers, which has assisted the Board in its oversight of management succession issues.

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Edith Kelly-Green Independent Director Age: 67 Director Since: 2018 Committees: Audit Nominating and Governance (Vice-Chair)

Business Experience:

●   Partner, The KGR Group, whose primary interests are investments in quick service restaurant franchises in Memphis, Tennessee, since 2005

●   Vice President-Strategic Sourcing and Supply and Chief Sourcing Officer from 1993 to 2003, FedEx Express, the world’s largest express transportation company and a subsidiary of FedEx Corporation (NYSE)

●   Vice President-Internal Audit and Quality, FedEx Corporation, from 1991 to 1993 and numerous other positions from 1977 to 1991 at both FedEx Corporation and FedEx Express

●   Interim Chief Executive Officer, Aeroxchange, Ltd., a multi-airline-owned business-to-business e-marketplace, 2000

●   Director, BULAB Holdings, Inc., a privately held, specialty chemical company, since 2012

●   Senior Auditor, Deloitte, from 1973 to 1977

Past Public Company Boards:

●   Applied Industrial Technologies, Inc. (NYSE), from 2002 to 2019

Other Positions:

●   Director, Methodist Health Care Systems, Memphis, since 2018

●   Director, Hatiloo Theater, Memphis, since 2014

●   Founding Member, Philanthropic Black Women of Memphis, since 2006

●   Founding Chair and Member, Ole Miss Women’s Council for Philanthropy, since 2000

●   Member, Advisory Board, Baptist Women’s Hospital, since 2011

Education:

●   Bachelor of Business Administration, University of Mississippi

●   Master of Business Administration, Vanderbilt University

●   Certified Public Accountant (inactive)

Experience and Qualifications to Serve on the Board:

●   Ms. Kelly-Green’s success as an entrepreneur and experience managing a large chain of restaurants in one of our key consumer markets are tremendous assets to our Board in overseeing risks related to marketing and consumer preferences.

●   Her professional experience in corporate operations, supply chain management, logistics, public accounting, and auditing complements the skill sets of our Board.

●   Ms. Kelly-Green’s service on another public company board for 17 years, including her role as chair of its corporate governance committee, and her service on numerous civic and charitable organization boards, provide our Board with further depth of experience in governance best practices.

Sanderson Farms | 2020 Proxy Statement 14

Suzanne T. Mestayer Independent Director Age: 67 Director Since: 2017 Committees: Audit (Chair) Nominating and Governance

Business Experience:

●   Owner and Managing Principal, ThirtyNorth Investments, LLC, a registered investment advisory firm providing investment management services to individuals, benefit plans, for-profit and non-profit businesses and trusts, since 2010

●   Managing Member, Advisean Partners, LLC, a private investment and business consulting company, since 2008

●   Executive Vice President and President – New Orleans Market, Regions Bank, from 2000 to 2008

●   Partner, from 1983 to 1991, and other positions from 1973, Arthur Andersen & Co.

Past Public Company Boards:

●   McMoRan Exploration Co. (NYSE), from 2007 to 2013

Other Positions:

●   Member, Board of Directors of Pan American Life Insurance Company, since 2017

●   Past Chair and current member, Board of Directors of Ochsner Health System, the largest healthcare system in Louisiana, since 2004

●   Interim Treasurer and member, Board of Trustees of the National WWII Museum, since 2012

●   Former director, Federal Reserve Bank of Atlanta, New Orleans Branch, from 2014 to 2018

Education:

●   Bachelor of Science, Louisiana State University

●   Certified Investment Management Analyst®

●   Certified Public Accountant (inactive)

Experience and Qualifications to Serve on the Board:

●   Ms. Mestayer’s successful and distinguished career in investment management, banking, and accounting eminently qualify her to serve on our Board. Her professional expertise allows her to contribute a broad skill set to the Board.

●   Ms. Mestayer has served on over 20 public and private boards, presiding as chair for seven, and has served on the audit and compensation committees of several organizations. Her governance experience is extremely valuable in matters of board process and oversight.

●   Additionally, Ms. Mestayer’s professional and board experience make her an asset to our Board in its oversight of accounting and financial risk, internal controls, and executive compensation.

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Class C Directors (term expiring in 2022)

Fred L. Banks, Jr. Independent Director Age: 77 Director Since: 2007 Committees: Audit Compensation Nominating and Governance (Chair)

Business Experience:

●   Senior Partner since 2008, and Partner from 2001 to 2008, Phelps Dunbar LLP, Jackson, Mississippi, practicing general commercial litigation

●   Presiding Justice from 1999 to 2001, and Justice from 1991 to 1999, Mississippi Supreme Court

●   Circuit Court Judge, Hinds and Yazoo Counties, Mississippi, from 1985 to 1991

●   Representative, Mississippi House of Representatives, from 1976 to 1985

●   Managing Partner, Anderson, Banks, Nichols and Leventhal and successor firms, from 1968 to 1985

Other Positions:

●   National Board Member, NAACP, since 1982 (chair, legal committee and member of executive, finance, and audit committees)

●   Chairman, Mississippi Civil Rights Museum Advisory Commission, since 2014

●   Chairman, Capitol City Convention Center Commission, since 2006

●   Chairman, Community Foundation for Greater Jackson, from 2007 to 2008

Education:

●   Bachelor of Arts, Howard University

●   Juris Doctor, cum laude, Howard University School of Law

Experience and Qualifications to Serve on the Board:

●   Mr. Banks’ extensive experience in law as a legislator, judge, and practicing lawyer allow him to provide valuable insight to the Board in overseeing legal risk management and adopting and implementing governance best practices.

●   His active legal career in Mississippi, where we are incorporated and have our principal office, makes him eminently qualified to chair the Board’s Nominating and Governance Committee.

●   Mr. Banks has been a leader in numerous civic and philanthropic organizations in Mississippi and nationally. His experience and perspective in the areas of civil rights and equality of opportunity are invaluable to the Board in fulfilling the Company’s social responsibilities.

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Toni D. Cooley Independent Director Age: 59 Director Since: 2007 Committees: Compensation (Vice-Chair) Nominating and Governance

Current Other Public Company Boards:

●   Trustmark Corporation (NASDAQ), since 2013

Business Experience:

●   Chief Executive Officer since 2016, and Founder and President from 2011 to 2016, Systems Automotive Interiors, L.L.C., a Tier One supplier of upholstered seats to Toyota Motor Manufacturing

●   Chief Executive Officer since 2016, and Co-Founder and President from 2001 to 2016, Systems Electro Coating, LLC, a Tier One supplier to Nissan of electrocoated vehicle frames and components

●   Chief Executive Officer since 2011, and President from 2002 to 2011, Systems IT, Inc., an IT training and consulting company

●   Chief Executive Officer since 2016, and President from 1994 to 2016, Systems Consultants Associates, Inc., a management training and consulting firm

Other Positions:

●   Director, Trustmark National Bank, since 2005

●   Director, Federal Reserve Bank of Atlanta, New Orleans Branch, since 2019

●   Mentor and Benefactor, Center for Social Entrepreneurship, since 2016

Education:

●   Bachelor of Business Administration, Stephens College

●   Juris Doctor, University of Minnesota

Experience and Qualifications to Serve on the Board:

●   Ms. Cooley’s experience in founding and growing the Systems Group companies provides the Board with significant executive expertise in the manufacturing sector, including in programs designed to protect the environment from industrial activity.

●   Ms. Cooley’s service on the board of a publicly traded financial institution, including as chair of that company’s enterprise risk management committee, assists our Board in identifying and overseeing risk in areas such as compliance, insurance, employee relations and human resource management.

●   Her leadership at her family-owned management training firm, established with the express purpose of assisting minority businesses with capacity building, provides the Board with valuable insight into promoting diversity and organizational development.

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Gail Jones Pittman Independent Director Age: 66 Director Since: 2002 Committees: Audit Compensation (Chair)

Business Experience:

●   Founder and Chief Executive Officer, Gail Pittman Inc., a design company of hand painted dinnerware and home accessories, since 1979

●   Creative Director, Southern Living at Home, from 2005 to 2010

Other Positions:

●   Alliance Member, Ole Miss Women’s Council for Philanthropy, since 2002

●   Member, International Women’s Forum, Mississippi Chapter, since 2015

●   Chair, Metro Jackson Chamber of Commerce, 1999

●   Chair, Madison County Foundation, from 2009 to 2012

●   Member, Advisory Board, Regions Bank, Central Mississippi, from 1998 to 2003

●   Member, Business Advisory Council, University of Mississippi, from 2000 to 2005

Education:

●   Bachelor of Arts, University of Mississippi

Experience and Qualifications to Serve on the Board:

●   Ms. Pittman’s skill, experience and perspective as a successful entrepreneur makes her exceptionally valuable to the Board. She is recognized by many as Mississippi’s preeminent female business executive.

●   The Board benefits from her manufacturing and production experience in its oversight and monitoring of our operational performance, and from her experience in the areas of brand growth and management, product development and sourcing, marketing, and business development.

●   A noted philanthropist, Ms. Pittman provides meaningful insights to the Company on a variety of areas in the Company’s ESG efforts and community involvement.

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Corporate Governance

We are committed to good corporate governance, which helps us to operate efficiently, sustain our business, and build long-term stockholder value. The Board has adopted Corporate Governance Principles to provide a framework for effective governance of our Company.

The Board reviews and reassesses the Corporate Governance Principles at least annually and updates them as appropriate. The Board has also adopted a Corporate Code of Conduct and a Code of Ethics for our Chief Executive Officer and senior financial personnel governing their responsibility for internal controls and full, fair, accurate, timely, and understandable disclosure in our periodic reports. The Corporate Governance Principles, Code of Conduct, Code of Ethics, our by-laws, and the charters of each of the Audit, Compensation, and Nominating and Governance Committees can be found at http://ir.sandersonfarms.com/corporate-governance.

Governance is a continuing focus of Sanderson Farms, starting with the Board and extending to management and our employees. The Board advises and counsels the CEO and the other executive officers who manage the Company’s business. Additionally, we have solicited feedback from our stockholders on governance matters and improvements, as well as on executive compensation and risk management.

Long-Term Strategic Plan

One of the Board’s primary responsibilities is to oversee the development and implementation of our long-term strategic plan. Determining the strategic course of the Company requires a high level of constructive engagement between management and the Board. Our entire Board acts as a strategy committee and regularly discusses our long-term business plan.

●

The Board reviews the plan with management at least annually and considers whether adjustments should be made given global economic, customer, and other trends, as well as changes in our industry and commodities markets.

●	The Board receives regular reports from management on management’s progress in implementing the plan.

●	Management regularly reports to the Board on its operational goals and level of success in achieving those goals, our capital budget, and our capital structure.

●	The independent directors hold regular executive sessions without management present, at which strategy is discussed.

●

The Board’s annual, in-house director “teach-in” session provides another opportunity for directors to discuss strategy in-depth and receive presentations from the heads of each of our production, processing, and sales divisions.

●	The Board also discusses and reviews feedback on strategy from our stockholders.

Process for Selecting Directors

The Board and the Nominating and Governance Committee have made planning for director succession a priority. They believe maintaining a system of overlapping tenures between veteran and newer directors is important for director succession. The Board and the Committee annually assess the composition of the Board during their self-evaluation process, as well as the Board’s effectiveness at assembling a diverse

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and qualified group of directors. The self-evaluation allows directors to comment discretely but candidly on the effectiveness of other directors and to propose any skill sets or experience that the Board should look for in new director candidates.

The Nominating and Governance Committee considers the skills and experience needed for the Board to exercise its responsibilities properly. Focusing on those needs, it then screens and recommends candidates for nomination by the full Board.

Proxy Access, Stockholder Nominations and Recommendations of Director Candidates

Our by-laws permit a stockholder or group of up to 20 stockholders who have owned at least 3% of our outstanding stock for at least three years to submit nominees for the greater of two directors, or 20% of the Board, for inclusion in our proxy statement. The stockholder(s) and nominee(s) must meet the requirements of our by-laws.

Stockholders who wish to nominate directors for inclusion in the proxy statement or directly at an annual meeting in accordance with the requirements of the by-laws can find more information under “Submission of Stockholder Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2021 Annual Meeting” and “Other Proposals or Director Nominations for Presentation at the 2021 Annual Meeting” in this proxy statement.

Stockholders who wish to recommend director candidates for consideration at an annual meeting should send their recommendations by September 15 of the year before the annual meeting in writing to:

Chair, Nominating and Governance Committee

Board of Directors

Sanderson Farms, Inc.

Post Office Box 988

Laurel, Mississippi 39441

Stockholders should include the following information in their written notice:

●	the stockholder’s name and address;

●

a representation that the stockholder is a holder of record or a beneficial owner (in which case evidence of beneficial ownership must be submitted if requested by the Nominating and Governance Committee) of shares of the Company’s common stock as of the date of the notice;

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●	the name, age, business and residence addresses, and principal occupation and experience of each candidate;

●	such other information regarding each candidate that the stockholder wishes the Nominating and Governance Committee to consider;

●	the consent of each candidate to serve as director of the Company if elected; and

●

a representation signed by each candidate that states that the candidate meets all of the qualifications set forth in Article IV of our by-laws, which requires that directors be at least 21 years old and citizens of the United States.

The Nominating and Governance Committee will evaluate director candidates recommended by stockholders on the same basis as recommendations received from any other source. Anyone recommending candidates to the Nominating and Governance Committee should consider the minimum qualifications, skills, and qualities that the Nominating and Governance Committee believes are necessary for a director of the Company, as set forth above under “Director Criteria, Qualifications, and Experience.”

Committees of the Board of Directors

It is the general policy of the Company that all major decisions be considered by the Board as a whole. However, the Board has established three committees to assist in discharging its duties, which are the Audit, Compensation, and Nominating and Governance Committees. The primary responsibilities of each of the committees are set forth below, together with their current membership and the number of meetings held in 2019. Committee charters can be found on our website at http://ir.sandersonfarms.com/corporate-governance. The Board has determined that each member of the Audit, Compensation, and Nominating and Governance Committees is independent for purposes of the NASDAQ Stock Market listing standards. In addition, directors who serve on the Audit Committee and the Compensation Committee meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NASDAQ listing standards and SEC rules.

Committees	Members in 2019	Description
Audit Committee Meetings in 2019: 8	Suzanne T. Mestayer (Chair) Phil K. Livingston (Vice-Chair) John H. Baker III Fred L. Banks, Jr. David Barksdale Edith Kelly-Green Robert C. Khayat Gail Jones Pittman

The Audit Committee oversees the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal controls established by management, and the audit of the Company’s financial statements. The Audit Committee oversees insurance risk and operational risks, risks related to financial controls and legal, regulatory, and compliance matters, and oversees the overall risk management governance structure and function.

Among other things, the Audit Committee:

(1)  appoints the independent auditor and evaluates its independence and performance;

(2)  reviews the audit plans for and results of the independent audit and internal audits; and

(3)  receives reports from the Company’s key managers about the primary risks to our business relevant to their departments and how they manage that risk.

The Board has determined that all of our Audit Committee members are financially literate and that Ms. Kelly-Green, Ms. Mestayer and Mr. Livingston are audit committee financial experts as defined by the SEC.

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Committees	Members in 2019	Description
Compensation Committee Meetings in 2019: 6	Gail Jones Pittman (Chair) Toni D. Cooley (Vice-Chair) John H. Baker III Fred L. Banks, Jr. David Barksdale Beverly W. Hogan Robert C. Khayat Phil K. Livingston

The Compensation Committee oversees the Company’s executive compensation and stock incentive plan. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the Compensation Discussion and Analysis section.

Nominating and Governance Committee Meetings in 2019: 8	Fred L. Banks (Chair) Edith Kelly-Green (Vice-Chair) Toni D. Cooley Beverly W. Hogan Phil K. Livingston Suzanne T. Mestayer

The Nominating and Governance Committee oversees the Board’s corporate governance procedures and practices, including the recommendation of individuals for the Board, making recommendations regarding director compensation, leading the Board in its annual self- evaluation process, and making recommendations concerning Board and management succession policies.

In addition to the above committee meetings, the Board held 10 meetings in 2019.

Director Attendance

All Board members are expected to attend our annual meeting of stockholders, all Board meetings, and meetings of committees on which they serve, unless an emergency or unavoidable conflict prevents them from doing so.

During 2019, every director attended at least 80% of the total of

●	all of the Board of Directors meetings held during the period for which he or she was a director, plus

●	all of the meetings held by the committees of the Board on which he or she served (during the period in which the director served).

All of our directors then serving attended our 2019 annual meeting of stockholders.

Director Independence

The current Board consists of 14 directors, three of whom are employed by the Company (Messrs. Sanderson, Butts, and Cockrell). The Board determined that Ms. Pérez was an “independent director” as that term is defined in the NASDAQ Stock Market listing standards at the time she was appointed to the Board in 2019. The Board conducted an annual review and affirmatively determined that all of the other non-employee directors other than Mr. Bierbusse (i.e., Mses. Cooley, Hogan, Kelly-Green, Mestayer, and Pittman and Messrs. Baker, Banks, Barksdale, Khayat, and Livingston) are “independent” under the NASDAQ standards.

Mr. Bierbusse does not meet the NASDAQ Stock Market’s definition of independent director because his brother is a “principal” in the business consulting division of Ernst & Young LLP, our independent registered public accounting firm. A “principal” is a partner who is not an accountant. Mr. Bierbusse’s brother is not involved in Ernst & Young LLP’s audit of our financial statements or any other services they provide to us and Ernst & Young LLP has concluded that his relationship to Mr. Bierbusse does not impair that firm’s independence. In addition, we believe that neither Mr. Bierbusse nor his brother have any

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interest in the fees we pay to Ernst & Young LLP, but if such an interest exists, it is not material. Therefore, we have not entered into a “related party transaction” that must be approved by a special committee of qualified, independent directors pursuant to the charter of the Audit Committee of our Board of Directors.

Independent Director Meetings

The independent directors meet regularly in executive session, usually in conjunction with each regular Board meeting, with the Lead Independent Director serving as Chair.

Board and Committee Self-Evaluation

The Board and each committee conduct a self-evaluation of their performance, composition, leadership structure, and governance at least annually. The evaluation format and process is supervised by the Nominating and Governance Committee. In 2019, the self-evaluation process was conducted through a personal, one-on-one interview of each director by either the Chair of the Nominating and Governance Committee or the Lead Independent Director.

The Nominating and Governance Committee provides directors with a list of suggested topic areas in advance of the interviews so that directors may begin reflecting on aspects of the Board’s and committee’s performance and need for improvement. Interviews are not limited to those subjects, however, and directors are encouraged to share all concerns they have about the Board and committee process and the Board’s governance during their interviews. The interviews also provide an opportunity for directors to assess or comment on individual directors.

Once the interviews are completed, the Chair of the Nominating and Governance Committee and the Lead Independent Director confer and compile a joint report that they present to the full Board. The Lead Independent Director is responsible for ensuring that there is follow-up on any action items that result from the evaluation process. For example, he may request that management provide a report to the Board on a particular topic.

Board Leadership

Currently, Joe F. Sanderson, Jr. serves as both our Chief Executive Officer and the Chairman of the Board of Directors. The Board reassesses its leadership structure annually and has affirmatively determined that Mr. Sanderson’s combined role as Chairman and Chief Executive Officer provides the Company and the Board with strong leadership and continuity of experience and is in our stockholders’ best interests. Chief among the factors the Board has considered are Mr. Sanderson’s leadership in setting a “tone at the top” that permeates all of our operations; his investor-driven viewpoint; the Company’s performance; his 50 years of experience with our Company; and his long-term vision for our strategic plan.

Our by-laws provide that if at any time the Chairman of the Board is also an officer of the Company, the independent directors must appoint a Lead Independent Director. The Lead Independent Director must be “independent” under the rules of the NASDAQ Stock Market and is appointed by the other independent directors for a one-year term. Our by-laws give our Lead Independent Director a robust role in our board process. He or she is responsible for:

●	presiding at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors;

●	serving as a liaison between the Chairman of the Board, other senior managers, and the independent directors;

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●	approving information sent to the Board of Directors in preparation for meetings of the Board of Directors, and meeting agendas;

●	approving schedules for meetings of the Board of Directors to ensure that there is sufficient time for discussion of all agenda items;

●	having the authority to call meetings of the independent directors; and

●	being available for communications with our stockholders.

The independent directors have appointed Phil K. Livingston as the Company’s Lead Independent Director. In addition to actively fulfilling the responsibilities listed above, Mr. Livingston periodically attends senior management meetings to observe management decision-making and ensure that managers who report to the executive officers have access to the independent directors. He has also actively engaged with stockholders on important matters, and we expect he will continue to be available to meet with stockholders.

The proper discharge of the Board’s fiduciary duties to the Company and its stockholders requires it to retain the flexibility to determine the person or persons best suited for the role of Chairman and Chief Executive Officer. The Board believes its selection of Mr. Sanderson for both roles is consistent with its fiduciary duties because he is the person best suited for both positions. The Lead Independent Director role provides a necessary layer of independent oversight. The Lead Independent Director also helps to ensure effective communication between management and the independent directors and increases the independent directors’ understanding of management decisions and Company operations. Thus, the Board of Directors believes that its leadership structure is appropriate.

Risk Oversight

The Board takes very seriously its oversight role in the Company’s risk management. The Company’s senior management committee, called the Executive Committee, is primarily responsible for managing the day-to-day risks of the Company’s business, and is best equipped to assess and manage those risks. The Board or the Audit Committee receives reports on the Company’s exposure to risk and its risk management practices from the senior managers of the Company’s major divisions, as well as from third party experts, on topics such as:

●	information technology safeguards and cyber security

●	the Company’s biosecurity program

●	flock health and veterinary practices

●	quality control and safety of our products

●	crisis response and management, including climate-related disasters

●	our growth plans

●	financial and accounting controls and security measures

●	grain purchasing strategy

●	environmental compliance

●	human resources

Sanderson Farms | 2020 Proxy Statement 24

●	workplace conduct and related company policies

●	insurance coverages

●	legal matters

●	customer and product mix

●	consumer preferences and trends

The Board regularly receives updates about and reassesses the management of these risks throughout the year. For some matters, such as cyber security, the Board or the Audit Committee receives at least quarterly updates from the appropriate managers on measures the Company has taken to mitigate risk. In addition, the Board reviews the Company’s risk disclosures in its draft periodic reports before they are filed and has the opportunity to question management about those risks. Periodically, at the Board’s annual in-house director education session, management makes a comprehensive report to the Board on how it manages each of the risks disclosed in the periodic reports.

The Board is confident that the CEO, as the head of the Company’s Executive Committee, and other members of the Executive Committee, will promptly report new material risks or material changes in the Company’s risk profile to the Board. The Board feels that, together with the CEO, it has cultivated a corporate culture and board leadership structure in which managers who report to the CEO and the other top officers of the Company have access to the Lead Independent Director and the other independent directors, and can communicate freely and candidly about risks to the Company.

In addition, for at least the last 14 years, the Board has visited each of our new facilities and has personally observed our production and processing operations, including our hatcheries and processing lines, and our biosecurity, worker health and safety, quality control, food safety, and live production disease prevention measures, among others.

Succession Planning

The Board has adopted a written management succession policy pursuant to which it plans for succession to the positions of Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (key officers). The policy requires the key officers to periodically provide the Nominating and Governance Committee of the Board and the Lead Independent Director with an assessment of senior managers and their potential to succeed the key officers. The key officers must also report on the Company’s training and recruiting efforts for other senior management positions.

The directors have many opportunities to interact with “next generation” managers, both formally and informally. High potential leaders are thus given exposure and visibility to the Board, and the Board has made it a priority to interact with internal management candidates.

Communications Between Stockholders and the Board of Directors

The Board of Directors has adopted a formal procedure that stockholders may follow to send communications to the Board of Directors. Stockholders may send communications to the Board by writing to:

Internal Audit Department

Sanderson Farms, Inc.

P. O. Box 988

Laurel, MS 39441-0988

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Stockholders desiring to send a communication to the full Board of Directors should mark the envelope “Attention: Board of Directors.” Envelopes intended for a committee of the Board should be marked to the attention of the particular committee. Stockholders may also communicate with directors who are “independent directors” under the rules of the NASDAQ Stock Market by marking the envelope “Attention: Independent Directors” at the address given above.

We will forward all communications we receive as addressed on a quarterly basis, unless management determines by individual case that a communication should be forwarded more promptly. However, any stockholder communication concerning employee fraud or accounting matters will be forwarded as addressed, with a copy to the Audit Committee, immediately upon receipt.

Stockholder Engagement

We are committed to engaging with our stockholders to communicate with transparency our strategy, performance, business practices, governance, and other matters. Throughout the year, our senior management team meets with holders of a significant portion of our outstanding stock across the country to discuss our Company and gain stockholder feedback.

How We Engage with Our Stockholders

Through Off-Season Outreach

Many of our stockholders engage with issuers primarily outside of annual meeting season, when conversations are less focused on a single voting issue. In the Fall of 2019, our management, Lead Independent Director, and Board committee chairs met with holders of a large percentage of our outstanding shares to engage on ESG issues, our compensation philosophy, the Board’s oversight of risk management, and other matters.

Through In-Season Outreach

Occasionally, such as when there is a stockholder proposal on the ballot, additional outreach may be helpful or necessary to discuss specific issues and answer stockholder questions. This supplements our ordinary course outreach.

Through Our Proxy Statement

Our proxy statement can be an important communications tool for our stockholders. We have re-formatted our proxy statement to make it more useful to stockholders and include more discussion of governance matters at our Company.

Through Investor Conferences and our Annual Investor Day

Our management team attends non-deal roadshows and investor conferences related to our industry, such as the Barclays Consumer Staples Conference, and others. We also host our own annual investor day where our management gives presentations on our strategy and performance, and third-party experts make presentations on poultry and grain markets and other matters affecting our Company. Members of our Board of Directors attend the investor day as well as our annual stockholders meeting and are available to engage with stockholders at those events.

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Corporate Responsibility

Conserving natural resources has been a core value of our Company since its founding. At each new complex we build under our internal growth plan, we strive to implement innovative environmental sustainability measures. Our Board receives reports from our Director of Development and other managers concerning our sustainability efforts at each new complex. In addition, the Board personally visits our new complexes and has observed our sustainability program firsthand.

We describe our sustainability program in more detail in our annual Corporate Responsibility Report, which can be found under the “Corporate Governance” tab of the “Investors” section of our website at www.sandersonfarms.com. The report also includes information related to our programs and achievements on worker training and safety, animal welfare, our relationships with our contract growers, and our food safety practices. It also discusses our involvement in the community, including our charitable activities that have been approved at the Board level.

Hedging Policy

We have a policy prohibiting hedging transactions by officers, directors, and any other person who is subject to our insider trading policy. See the Compensation Discussion and Analysis section for more information.

Review and Approval of Certain Transactions

The Audit Committee’s charter charges it with reviewing, on an on-going basis, certain transactions between the Company and its directors, officers, major stockholders and certain other persons for conflicts of interest. The types of transactions that are subject to this review are those “related party transactions” that must be disclosed in our proxy statement under the rules of the SEC, which are transactions, arrangements or relationships in which we or any of our subsidiaries was or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” means generally:

●	any of our executive officers, directors, or nominees for director;

●	any person who is known by us to be the beneficial owner of more than 5.0% of our common stock; and

●

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, nominee for director, or a beneficial owner of more than 5.0% of our common stock, and any person (other than a tenant or employee) sharing the household of such person.

The Audit Committee must recommend to a special committee of qualified, independent directors whether or not the transaction should be approved. The special committee may retain independent legal, accounting, or other advisors to advise it in this process. In determining whether to approve or disapprove entry into a related party transaction, our Audit Committee takes into account, among other factors, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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During our 2019 fiscal year, the Audit Committee was appointed by the Board to serve as the special committee to review and consider the employment by the Company of Casey Butts and Norman Butts, who are related persons because they are the son and brother, respectively, of Director and COO Lampkin Butts. The Audit Committee approved their employment and compensation. The Company paid these related persons the following compensation in fiscal year 2019:

Fiscal 2019 Related Party Compensation1

Related Person/Title	Salary ($)	Non-Equity Incentive Plan		Aggregate Grant Date Fair Value of Restricted Stock ($)	All Other[2] ($)	Total ($)
		Maximum Opportunity as % of Salary	Dollar Amount Paid

Casey Butts, Corporate Processing Manager	318,668	45%	0	47,107	14,549	380,324

Norman Butts, Corporate Maintenance Manager	179,096	40%	0	26,414	9,552	215,062

(1)	Does not include health plan benefits, which are paid according to the same criteria applicable to all salaried employees generally.
(2)	Consists of 401(k) Plan matching contribution, ESOP allocation, dividends paid on restricted stock and life insurance premium, in each case if applicable to the related person.

The Audit Committee will review the employment and compensation of Mr. Casey Butts and Mr. Norman Butts on an annual basis.

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Compensation Discussion and Analysis

In this section, we describe our compensation philosophy, the factors the Compensation Committee considered in developing our compensation packages, and the decision-making process it followed in setting compensation for our named executive officers for our 2019 fiscal year. You should read this section in conjunction with the tables and accompanying narratives that follow. We believe our executive compensation programs reflect our Company’s pay-for-performance philosophy, assist us in creating long-term value for our stockholders, and are effective in retaining and motivating our executives.

Our “named executive officers” as defined under the SEC’s proxy statement rules for 2019 were:

●	Joe F. Sanderson, Jr., Chairman of the Board and Chief Executive Officer (CEO);

●	Lampkin Butts, President and Chief Operating Officer (COO);

●	Mike Cockrell, Treasurer, Chief Financial Officer and Chief Legal Officer (CFO); and

●	Tim Rigney, Secretary and Controller (Secretary).

You can read the biographies of Messrs. Sanderson, Butts and Cockrell in this proxy statement under Item 1—Election of Directors. Mr. Rigney has served as Secretary and Controller since November 1, 2012, and was our Corporate Accounting Manager from December 2005 to November 1, 2012.

Executive Summary

Sanderson Farms has always had a pay-for-performance culture. We expect top performance from our people every year and are willing to pay for that success. Accordingly, a substantial part of the compensation package for each named executive officer is at risk and is only earned if performance warrants. In addition to base salary, we offer our named executive officers the opportunity to earn an annual cash bonus if the Company meets certain performance goals, and we also grant long-term incentives to our named executive officers to align their pay with the long-term success of our Company.

Our long-term equity incentives have a performance-based component and a time-based element to assist us in retaining our management team. Although we generally strive to appoint executives from within our Company, our compensation programs will allow us to attract top management candidates from outside our Company, should the need arise. We encourage our named executive officers, other members of management, and our Board of Directors to follow our stock ownership guidelines. In addition, our executives participate in our Employee Stock Ownership Plan and can elect to participate in our Management Share Purchase Plan, which further aligns their interests with those of our stockholders.

The Compensation Committee has retained Willis Towers Watson as its independent executive compensation consultant. We use a peer group recommended by Willis Towers Watson and appropriate published surveys (based on industry and revenue size comparisons) to set compensation levels. We do not target our compensation levels at any particular point in the range established by data we gather, but we do consider the median of those markets along with many other factors in setting our pay opportunity. However, with above-target performance, our named executive officers can earn above-market pay.

The Committee compares our executive officers’ total realizable pay against our total stockholder return for the past three years, to determine if there is alignment between our executive pay and our performance. Total realizable pay equals the sum of an officer’s base salary, actual bonus paid,

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performance-based awards paid out in the period, and the value of restricted stock awards at the Company’s current stock price. Based on this analysis, the Committee believes our executive compensation and our Company’s performance have been strongly aligned over time, with less alignment in some years due to cyclicality in the poultry industry.

For our annual cash bonus plan, we measure operational performance using Agristats, a private industry benchmarking service that analyzes performance data submitted by a significant majority of the poultry industry, and through earnings per share. Even if we meet the operational and earnings per share targets, our executives will not receive payments under the bonus award plan unless we also meet a return on equity threshold. For our long-term performance share plan, we measure performance by return on sales and return on equity, and our stock price also factors into the final amount of the award to the named executive officers.

Our CEO, at his request, received no equity awards under the long-term incentive program from 2005 through our 2009 fiscal year and no restricted stock awards for the 2013 fiscal year.

Our stockholders have approved the compensation of our named executive officers as disclosed in our proxy statement by at least 92.7 percent of the votes cast in every year in which we have held a Say-on-Pay vote. The Committee took these approvals into account in determining to follow the same policies, practices, and framework to set our executive pay as it has used in the past. Our Board has determined to hold a Say-on-Pay vote every year. However, we are required by law to hold a non-binding advisory vote on the frequency of our Say-on-Pay votes at our 2020 annual meeting.

Principles and Objectives of the Executive Compensation Program

The main objectives of our executive compensation programs have been to reward outstanding performance by our executives appropriately and to ensure that management and stockholder interests are closely aligned. The Committee strives to structure compensation packages that create incentives for our executives to maximize long-term stockholder value, rather than to maximize their individual pay. A significant portion of our executive compensation opportunity is related to factors that directly and indirectly influence stockholder value, including stock performance, earnings per share, operational performance, return on sales, and return on equity.

Another significant factor in the Committee’s decision-making is stockholder dilution, and the Committee strives to minimize the dilutive effect of equity awards on our stockholders. Our Board of Directors also adopted a share repurchase program under which we are authorized to repurchase up to two million shares of our common stock, in part to offset the dilutive effect of our equity compensation plans. During fiscal 2018, we repurchased 823,385 shares under this program.

We believe our executive culture is unique within our industry. Our management team is motivated by a strong “tone from the top” that has fostered our core mission to create returns for our stockholders. We believe our executives should be rewarded fairly for their loyalty to that mission, especially in years when we perform at the top of our industry.

Management, the Board of Directors, and the Compensation Committee recognize that our business is cyclical and seasonal, and often times factors beyond our control significantly influence our profitability. These factors include swings in the market prices for our primary product, fresh chicken, and our two primary input costs, corn and soybean meal. Supply and demand factors for poultry products and feed grains also play a role in the cyclicality of our industry and are influenced by global macroeconomic conditions and weather patterns. Accordingly, the Compensation Committee believes it is important to measure and reward outstanding performance as much by operational performance relative to our industry peers as in absolute dollars per share and other typical measuring tools. This concept of placing significant emphasis on operational performance relative to our industry peers permeates our overall compensation plans and philosophy.

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We expect top-level performance from our management team even during downturns in our industry and during periods of Company expansion. Accordingly, the criteria that the Committee has established for our performance-based awards have been historically very challenging to achieve. Nevertheless, even in years for which we have incurred a net loss, our Company has often performed better than most of our industry peers. The Committee has considered these factors in evaluating our compensation plans and has made adjustments to the plans or discretionary awards to take into account our strong performance relative to the industry and our significant Company growth.

The Committee intends to continue its strategy of using programs that emphasize performance-based incentive compensation, with a goal to achieve an appropriate balance between our short and long-term performance and between our performance and stockholder return.

Benchmarking and Competitive Analyses

The Committee uses information gathered by analyzing the compensation levels and programs of a peer group and, in some cases, composite survey data compiled from unidentified companies of appropriate size and industry. The peer group serves as the chief point of comparison of the level and structure of executive pay, and is composed of companies similar to Sanderson Farms in size, median revenue, industry, geographic location, and/or performance. The Committee also uses data from a reference group of direct competitors that are considerably larger than Sanderson Farms as a comparator for components of executive pay, but not for pay levels. Selection of the peer and reference groups is based on the research of Willis Towers Watson with input from the Committee. Each year, Willis Towers Watson considers whether the composition of the peer and reference groups continues to be appropriate and if not, recommends changes. However, the Committee and Willis Towers Watson strive to minimize churn in the composition of the groups so that yearly comparisons remain stable.

The comparator groups yield information about the general level and components of pay for comparable executive positions at other companies. The Committee uses this information as a general guide in its deliberations, but it does not target our executive compensation levels at any point in the range established by the comparisons. Instead, the Committee bases its final decisions on its business judgment, which may be influenced by the median level of that range, as well as a variety of other factors discussed below. The companies in the comparator groups that Willis Towers Watson used in 2018 to make recommendations about fiscal 2019 pay were:

Peer Group	Reference Group
B&G Foods, Inc.	Hormel Foods
Brown-Forman Corp.	Pilgrims Pride
Cal-Maine Foods, Inc.	Tyson Foods
Central Garden & Pet Company
Darling Ingredients, Inc.
Dean Foods
Flowers Foods, Inc.
Hain Celestial Group Inc.
JM Smucker Co.
Lancaster Colony Corp.
McCormick & Co.
Pinnacle Foods Inc.
Post Holdings, Inc.
Seaboard Corp.
Seneca Foods Corp.
SunOpta, Inc.
Treehouse Foods Inc.
United Natural Foods Inc.

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In 2019, Willis Towers Watson used the same groups for its fiscal 2020 recommendations, except that Pinnacle Foods Inc. was removed from the peer group because it was acquired.

The Compensation Committee Process and the Role of Management and Compensation Consultants

Both management and the Compensation Committee recognize the importance of maintaining sound principles for the development and administration of compensation and benefit programs. Our Compensation Committee has taken steps to significantly enhance its ability to carry out its responsibilities effectively, as well as to ensure that the Company maintains strong links between executive pay and performance. Examples of actions that the Committee has taken include:

●

Retained an independent compensation consultant, Willis Towers Watson, to advise on executive and director compensation issues. The Committee selected Willis Towers Watson after considering the qualifications and proposals of several consulting firm candidates and interviews of the candidates with the Committee chair. The Committee periodically re-assesses whether Willis Towers Watson continues to be an appropriate choice.

●	Met regularly in executive sessions with the compensation consultant and legal and accounting advisors without Company management present.

●	Maintained important features of our executive and director compensation programs, including:

[o]	Establishing a peer group for primary comparisons of the level and structure of executive and director pay;

[o]	Establishing a broader reference group of companies with a business environment similar to ours to assist in comparing the elements of executive and director compensation (not levels of pay);

[o]

Developing a long-term incentive program for executives designed to offer a variety of equity-based awards that are linked to stockholder value, and making adjustments to the program where necessary to take into account our significant Company growth and strong performance relative to our peers;

[o]	Implementing incentive programs to promote increased Company stock ownership by management and non-employee directors;

[o]	Instituting share ownership guidelines for both management and non-employee directors;

[o]	Adopting a compensation recoupment policy for incentive-based compensation, discussed below; and

[o]

Undertaking a formalized annual review of executive compensation packages with advice from the compensation consultant in light of market standards; company, industry, and officer performance; and individual merit.

The Committee has the sole authority to retain or terminate Willis Towers Watson (or any other compensation consultant) and to approve the consultant’s fees and other terms and conditions of its engagement. In April 2019, as in prior years, the Committee directly engaged Willis Towers Watson to review its executive compensation components and levels and recommend any changes for fiscal 2020 necessary to bring our programs in line with market standards or Company performance. This included an assessment of the composition of the peer and reference groups for 2020, a review of compensation trends, development of specific compensation recommendations, review of our Stock Incentive Plan, and a presentation of its report to the Committee. The Company paid Willis Towers Watson a fee of

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approximately $77,500 for all of this work. For Willis Towers Watson’s work in fiscal 2018 related to fiscal 2019 executive pay, as well as a study of director pay and the goal setting for our annual and long term incentive plans, the Company paid fees of $115,000.

Our Human Resources department has engaged Willis Towers Watson’s brokerage and advisory division to identify carriers for the life insurance, disability and other plans that are ancillary to our health plan. While we do not pay Willis Towers Watson any fees for these services, they earned an estimated $510,000 in brokerage commissions for these services in fiscal 2019. For our 2020 plan year, the Compensation Committee approved the engagement of this division to secure stop-loss coverage for the health plan, in addition to coverage for the ancillary plans. Willis Towers Watson estimates that they will earn additional commissions of approximately $70,000 for the stop-loss coverage brokerage services.

In 2019, the Committee formally assessed the independence of its advisors, including Willis Towers Watson, based on specific information requested of the advisors, and determined that Willis Towers Watson and its other advisors are independent. The Committee will take measures to ensure that any future engagement of Willis Towers Watson by our Company does not impair Willis Towers Watson’s independence.

Typically, the Committee chair meets with representatives from Willis Towers Watson at the outset of any engagement to discuss the Committee’s goals and objectives and to outline the parameters of the review that Willis Towers Watson will undertake. Company personnel are sometimes present for those meetings as a liaison with management, and Willis Towers Watson uses Company personnel to gather internal information necessary for its work. The Committee chair also corresponds with Willis Towers Watson directly during an engagement as questions arise.

The CEO is the Committee’s chief source of information about the overall performance of the Company and of senior management. Therefore, the Committee or its chair typically meets privately with the CEO to seek his view of Willis Towers Watson’s recommendations and to receive his input about factors that the Committee might consider in making its determinations with respect to the COO and CFO, who are his direct reports. Although the CEO has substantial influence on the Company’s compensation and could contact or meet with Willis Towers Watson or the Committee if he chooses, he is not directly involved in the Committee’s decision-making process or in meetings with Willis Towers Watson.

When compensation questions arise for the Committee’s consideration, senior management may be present for Willis Towers Watson’s presentations and to answer any questions by directors. However, when the Committee sets levels and components of compensation, senior managers are ultimately excused from the meeting to permit the Committee to meet with Willis Towers Watson and legal and accounting advisors, and to deliberate and vote. The Committee may ask the CEO to be present for the deliberations on the compensation of the other named executive officers, but he is excused from the deliberations and vote on his own compensation.

The Compensation Committee may form and delegate its authority to subcommittees consisting only of persons who are members of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During fiscal 2019, none of the members of the Compensation Committee was an officer or employee of the Company and no member of the Committee is a former officer of the Company. In addition, during fiscal 2019, none of our executive officers served on the board of directors of any entity whose directors or officers served on our Board of Directors.

Elements of Executive Compensation

The compensation of our executive officers consists of the following elements:

●	Base Salary

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●	Annual cash incentive (bonus) awards

●	Long-term equity incentive awards, including:

[o]	Restricted stock

[o]	Performance shares

[o]	Management share purchase rights

●	In-service and post-employment benefits

●	Perquisites

The Committee has used these elements of compensation to create a flexible package that reflects the cyclical nature of the poultry business and can reward both the short and long-term performance of the Company and the individual. Each item of compensation is considered individually, followed by consideration of the overall package, with the goal of treating executives equitably and rewarding and incentivizing outstanding performance. Generally, the Committee does not consider the amounts realizable from prior compensation in setting future benefits. However, the Committee has restructured our long-term performance incentives to reflect more fairly the conditions in our industry when past awards have failed to vest because of cyclical downturns in the poultry market and inefficiencies stemming from our significant internal growth. This is discussed in more detail below.

The CEO’s 2019 total compensation, as reported in the Summary Compensation Table below, was approximately 288% and 341%, respectively, higher than the total compensation for the COO and CFO because of his higher level of responsibility within our Company and his more pervasive influence over our performance. The compensation of the COO and CFO was likewise approximately 322% and 272%, respectively, higher than the Secretary’s for the same reasons.

In 2015, we entered into new employment agreements with the CEO, the COO, and the CFO. As described in more detail below under “Discussion of Summary Compensation and Grants of Plan-Based Awards Table,” the 2015 agreements superseded substantially similar agreements that we entered into during 2009. The agreements provide those executives will remain employed until their agreements are terminated either by the Company or the executive for any reason. Among other benefits, the agreements provide for a severance payment to be paid to the officers if:

●	before a change in control of our Company, the officers are terminated without cause, except in the case of poor performance;

●	at or after a change in control, the officers are terminated without cause; or

●	the officers resign for good reason.

The amount of the severance payments will be, in the case of Mr. Sanderson, three times, and in the case of Messrs. Butts and Cockrell, two times, the following amounts:

●	the officer’s annual base salary in effect at the time of his termination, plus

●	fifty percent of the maximum bonus available to the executive under the Company’s bonus program in effect for the year of termination.

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The Committee believes these benefits are important officer retention tools that will protect the Company and its stockholders against an unexpected departure of our most senior management. In addition, the commitment to pay severance is counterbalanced by an agreement from the officers not to disclose confidential information about us during and after their employment, and not to engage in certain competitive activity during their employment and for two years after the termination of their employment for any reason other than poor performance. The Committee also believed it was crucial to structure the agreements so that, except in the case of a change in control, the officers will not be paid severance if they are terminated for poor performance.

In the context of a change in control, the severance is not payable unless the officer is subsequently terminated without cause. This is sometimes referred to as a “double trigger.” In the case of a merger or other transaction that would allow our stockholders to profit from a sale of control of our Company, such provisions can help ensure that management will not be distracted in the transaction negotiations by concerns that they will be arbitrarily terminated by new management without any economic protection after the change of control is complete.

The agreements are discussed further below in the narrative following the table entitled, “Grants of Plan-Based Awards.”

Base Salaries

Salaries are used to provide a fixed amount of compensation for the executive’s regular work. The Committee reviews the salaries of the named executive officers annually in October, with input from the outside compensation consultant, and makes final salary decisions at that time. Salary increases are based on an evaluation of Company performance, the individual’s performance, and the individual’s level of pay compared to the pay levels for similar positions in the peer group. Although the peer group suggests a range of competitive levels for base salaries, exact levels are determined by the Committee based on each executive’s merit. The Committee also takes into account years of service, responsibilities, our future growth plans, industry conditions, and our current ability to pay.

For fiscal 2019, the Committee determined not to increase the salaries of the CEO, COO and CFO in light of our fiscal 2018 performance. The Committee also annually receives a recommendation from the CFO concerning the salary of Mr. Rigney, who reports directly to the CFO. For fiscal 2019, the Committee decided to increase Mr. Rigney’s salary by 3% to approximately $335,000 to bring his salary closer to the 75th percentile for his position in the peer group. For more information about the factors the Committee considered in setting fiscal 2019 compensation, see the subsection below entitled “Evaluation of Executive Performance.”

The effective date for salary increases typically is November 1 of each year. Salary increases can also occur upon an individual’s promotion.

Annual Cash Bonus Awards

We maintain a bonus award plan under which our salaried employees, including the named executive officers, are eligible for fiscal year-end cash incentive awards equal to a percentage of their base salary based on the Company’s performance (Bonus Award Program). These awards are designed to reward short-term performance and the achievement of designated operational results. For officers and key management employees, the total award has two components: a percentage based on our achieving certain target earnings per share goals, and a percentage based on our operational performance versus our industry peers as measured by Agristats.

The earnings per share goals under the Bonus Award Program are set annually, and reflect our growth and ability to generate earnings. We have experienced significant growth in production capacity over the

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past 20 years, and our ability to generate earnings has likewise grown significantly. As a result, the earnings per share targets established under the Bonus Award Program have moved higher over time to reflect our increased earnings capacity.

We have historically performed at or near the top of the industry in operational measures, and the targets set for operational goals under the Bonus Award Program reflect our culture and expectations of achieving superior performance relative to our peers. However, it is possible that even if we operate at the top of the industry, we still might not achieve an acceptable level of profitability due to factors such as the cyclical nature of the industry, external forces that are beyond the control of management, and short-term inefficiencies from our significant internal growth. Unless we achieve at least an 8% return on average stockholders’ equity (computed after taking into account any bonus to be paid), no payments are made under the Bonus Award Program even if the operational targets are reached, and payments are not cumulative.

For fiscal 2019, the Committee established the maximum earnings per share goal by reference to an earnings level that would result in a 21.53% return on average equity. This ROE level was slightly lower than the ROE level of 23% used to set the fiscal 2018 bonus plan goals. This is because the fiscal 2018 goals were much higher than our actual earnings per share in 2018, which was the result of our effective tax rate being much higher than management had estimated when the Committee set the 2018 goals.

While the Committee recognizes that there are many factors beyond the control of management that might affect our ability to achieve the plan goals, it has attempted to make the program competitive by awarding a relatively high percentage of salary payouts in years in which we achieve the plan’s aggressive targets. Likewise, the Committee sets aggressive targets when setting operational goals. The operational portion of the bonus is payable if the Company’s chickens rank in the top 30% of all chickens included in Agristats in bottom line profit per head. For participants to earn the top bonus, our chickens must rank in the top 10% of the industry.

The following table shows, for fiscal 2019, the percentage of base salary that the named executive officers were eligible to receive from each component of the bonus award.

2019 Bonus Award Opportunities

Position	Bonus Opportunity as Percentage of Base Salary from EPS Component	Bonus Opportunity as Percentage of Base Salary from Operational Component

CEO	100%	100%

COO	80%	80%

CFO	70%	70%

Secretary	40%	40%

The following table shows, for fiscal 2019, the earnings per share objectives and the corresponding percentages of the earnings per share component of a participant’s bonus award that could have been earned. The earnings per share component of the Bonus Award Program is based on our net income net of the bonus. The program provides that the earnings per share targets will be adjusted to reflect changes in the number of shares outstanding due to business combinations, recapitalizations, stock splits, or other changes in our corporate structure.

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2019 Bonus Awards—EPS Component

Per Share Return ($)*	Percentage of EPS Based Award

14.99	100.0%

14.80	95.0%

14.62	90.0%

14.44	85.0%

14.26	80.0%

14.07	75.0%

13.89	70.0%

13.71	65.0%

13.53	60.0%

13.34	55.0%

13.19	50.0%

13.02	45.0%

12.86	40.0%

12.69	35.0%

12.53	30.0%

12.37	25.0%

12.21	20.0%

12.05	15.0%

11.89	10.0%

11.73	5.0%

*	Net of bonus and net of extraordinary, non-recurring income items not related to the fiscal year’s operations.

The following table shows, for fiscal 2019, the performance objectives based on our performance versus our industry peers as reported by Agristats and the corresponding percentages of the operational component of a participant’s bonus award that could have been earned.

2019 Bonus Awards—

Operational Performance Component

Agristats Ranking— Operating Profit per Head of Chicken Sold	Percentage of Operational Performance Based Award

Top 10%	100.0%

Top 20%	66 2/3%

Top 30%	33 1/3%

The following table shows, for the 2019 fiscal year, the maximum percentages of base salary that the named executive officers could have received under the Bonus Award Program. Actual cash awards for past years are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table that follows this Compensation Discussion and Analysis. In fiscal 2019, management did not earn any bonus because we did not achieve the minimum return on average equity, earnings per share, or operational performance levels.

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2019 Bonus Award Payments

Position	Maximum Bonus Award Opportunity as a Percentage of Base Salary	Percentage of Base Salary Actually Earned under Bonus Award Program	Dollar Amount of Actual Awards

CEO	200%	0%	$0

COO	160%	0%	$0

CFO	140%	0%	$0

Secretary	80%	0%	$0

The Committee normally reviews and reconsiders the Bonus Award Program each January, along with the maximum bonus opportunities, the performance criteria under the program, and the earnings per share targets for the then-current fiscal year. As part of its review, it receives reports from the outside compensation consultant concerning the level of similar short-term cash incentives paid by the peer group companies. It also receives management’s recommendations as to the appropriate targets for earnings per share and operational performance based on management’s estimates of what would qualify as superior performance.

The Committee generally adopts the program in January for the current fiscal year. The parameters of the program and the performance criteria are then communicated to the participants. In general, once the Committee adopts the program, the bonus awards are determined solely according to the program criteria and are not subject to the discretion of the Committee. The program does provide that adjustments can be made to awards in the event of extraordinary operating conditions, errors in Agristats reporting or significant changes in the number of Agristats participants, changes in law or accounting procedures, or substantial and unforeseen fluctuations in sales pounds or dollars during the year. Bonuses earned for a completed fiscal year are usually paid in December following that fiscal year.

Long-Term Equity Incentive Awards

Equity-based compensation and ownership ensures that our executive officers and directors have a continuing stake in the long-term success of the Company. Generally, the Committee considers equity incentive awards to the named executive officers each October as part of its annual evaluation of executive pay. The awards, if made, usually become effective in November at the start of the Company’s new fiscal year.

Under the Stock Incentive Plan, the Board may grant restricted stock, performance shares, stock options, stock appreciation rights, phantom stock, management share purchase rights, and other stock-based awards. Since its inception in 2005, awards to the named executive officers under the plan have consisted only of restricted stock, performance shares, and management share purchase rights. The Committee strives to be conservative in the rate of usage, or run rate, of shares under the Stock Incentive Plan.

The Committee, with input from Willis Towers Watson, makes specific grants by comparing each executive’s current long-term incentive levels with the market range established by published survey and peer proxy statement data. Based on market studies, it identifies a typical multiple of the base salary for the individual’s management level that his or her long-term incentives should represent. These multiples are reconsidered annually based on the then-current market data. For fiscal 2019, the multiples were 325% for the CEO, 175% for the COO, 165% for the CFO, and 65% for the Secretary. In the case of the Secretary, the multiple is applied to the average salary for all positions at the same management level.

The multiple of the officer’s salary yields a target annual long-term incentive award level that is then converted into a recommended number of shares to be awarded using the approximate stock price

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quoted on NASDAQ at that time. As discussed above, the Committee also bases its final decisions as to the award level on factors such as individual merit, responsibilities, individual and Company performance, and the dilutive effect of the award on our stockholders. The Committee then divides the total recommended share award equally between performance shares and restricted stock.

All of our restricted stock and Management Share Purchase Plan agreements provide that stock awarded under those plans will become fully vested in the event of a change in control of our Company and fully or partially vested upon certain other events, as described more fully in the “Potential Payments Upon Termination or Change-in-Control” section below. These provisions were adopted because they are customary for equity incentive awards of those types and because the Board of Directors deemed them to be reasonable and fair to our management. In the context of a merger or other transaction that would allow our stockholders to profit from a sale of control of our Company, such provisions can help ensure that management will not be distracted in the transaction negotiations by concerns that the value of their awards will decline after the change of control is complete. The potential payments under these provisions played no part in the Committee’s decisions regarding other elements of our executive compensation.

Restricted Stock

Shares of restricted stock are shares granted subject to a vesting period during which the shares may not be transferred. All of our restricted stock awards have a vesting period of four years. The CEO, COO, CFO, Secretary, and certain other salaried employees of the Company received restricted stock as part of their long-term incentive award in November 2018 for the 2019 fiscal year. The fiscal 2019 restricted stock generally will vest on November 1, 2022, as long as the holder remains continuously employed by us during the restricted period.

Recipients of restricted stock have all the rights of a stockholder of the Company, including voting rights and the right to receive dividends, beginning on the grant date. In the event a recipient forfeits shares of restricted stock before such shares vest, the shares are cancelled.

Performance Shares

Performance shares provide a material incentive to executives by offering potential increased stock ownership in the Company tied directly to our stockholders’ return. The CEO, COO, CFO, Secretary, and certain other salaried employees received performance share grants as part of their long-term incentive awards in November 2018. The performance share program entitles the holder to earn shares of Sanderson Farms common stock if we achieve certain relative levels of performance on stockholder return over a multi-year period following the grant, as long as the holder remains continuously employed by us until the end of the performance period and any additional vesting period. The length of the performance period reflects the cyclical nature of the poultry business, and is designed, generally, to measure our performance over an industry cycle. Currently, the performance period is two years and there is an additional one-year service-based vesting period before the shares are issued.

Performance shares carry no dividend or voting rights until they are issued after achievement of the performance objectives and the expiration of any additional vesting period.

The Board of Directors may pay earned performance shares in cash, shares of Sanderson Farms common stock, or in a combination of both. Once the performance criteria are established and the awards are granted, the payment of earned shares is generally not subject to the discretion of the Committee or the Board, but adjustments can be made in limited circumstances.

Performance share awards are made in a target amount of shares based on our average return on equity (ROE) and a target amount based on our average return on sales (which we call ROS). The award establishes three possible non-discretionary percentages of those target amounts that the recipient could actually receive, depending on our actual performance measured at the end of the performance period.

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Because the performance goals are based on our historical performance, years of past outstanding company performance can make the performance goals challenging to achieve in future years. The threshold performance level represents the 33rd percentile of the Company’s performance over 27 two-year periods. The target level represents the 65th percentile of performance during the historical measurement period and the maximum level represents the 83rd percentile. The 2019 performance share awards were structured as follows:

2019 Performance Share Criteria

Measure	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)

ROE	50%	8.1%	15.7%	24.1%

ROS	50%	1.9%	4.3%	7.1%

If our average ROE or average ROS is otherwise between the threshold and maximum percentages, the number of performance shares for which the award recipient is eligible will be calculated using a straight-line interpolation. If average ROE or ROS is less than the threshold, the recipient will not be entitled to receive any shares of that portion of the target award measured by that metric.

Average ROE is equal to the mathematical average of the net return on average equity for each of the two years in the performance period. Net return on average equity is computed by adding together stockholders’ equity at the beginning and end of each fiscal year on our audited financial statements and dividing by two. The resulting number is then divided into net income for the fiscal year as reported on our audited financial statements to reach net return on average equity for the year. Average ROS is equal to the mathematical average of the net return on net sales for the two years in the performance period. Net return on net sales is computed by dividing net income by net sales, as both numbers are reported on our audited financial statements for the year.

The performance criteria for the fiscal 2020 awards were established as follows:

2020 Performance Share Criteria

Measure	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)

ROE	50%	8.3%	15.2%	23.8%

ROS	50%	2.1%	4.5%	7.0%

Since the inception of the Stock Incentive Plan, we have granted 15 cycles of performance shares, one for each of the fiscal years from 2006 through 2020. Nine of those cycles of performance shares have been earned. The Committee determined in December 2018 and January 2020, respectively, that the fiscal 2017 and 2018 shares were earned at the levels shown in the table below. The fiscal 2018 shares are subject to an additional one-year holding period before they are paid out. There are two additional long-term performance share cycles currently in place under our performance share plan, and the payouts on those awards, if achieved, will occur at the end of fiscal 2021 and 2022.

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Performance Shares Earned

		Performance Criteria
		Threshold (50% Payout)		Target (100% Payout)		Maximum (200% Payout)		Actual Company Performance
Performance Period	Payout Date[1]	ROE	ROS	ROE	ROS	ROE	ROS	ROE	ROS

11/1/16-10/31/18	10/31/2019	9.9%	3.3%	13.8%	3.8%	24.8%	5.7%	12.84%	5.13%

11/1/17-10/31/19	10/31/2020	8.0%	1.7%	14.8%	4.0%	24.4%	6.6%	4.10%	1.70%

(1)	The Committee on January 3, 2020 determined that the fiscal 2018 awards were earned, but the awards are subject to an additional one-year vesting period before they will be paid out.

The following table shows the number of shares actually earned by each named executive officer according to the percentage payouts reflected in the table above.

	Performance Period Ending 10/31/2018		Performance Period Ending 10/31/2019
Position	Target Award (#)[1]	Actual Shares Earned (#)[2]	Target Award (#)[1]	Actual Shares Earned (#)[2]

CEO	26,000	33,533	16,750	4,231

COO	6,750	8,706	4,250	1,074

CFO	5,500	7,095	3,500	885

Secretary	1,000	1,291	650	165

(1)	50% of the target amount of shares is allocated to the ROE component and 50% is allocated to the ROS component.
(2)

This number is obtained by multiplying the percentage of the payout achieved for each of the two components of an award and adding the result. For example, the CEO’s award earned in 2018 was calculated as follows: ROE component: (100% x 6,500) + (75.45% x 6,500) = 11,404; ROS component: (100% x 13,000) + (70.22% x 13,000) = 22,129; 11,404 + 22,129 = 33,533.

Management Share Purchase Rights

Under our Management Share Purchase Plan, executive officers and other key employees may elect to reduce their annual base salaries by up to 15% and their bonuses earned under the Bonus Award Program by up to 75% and instead receive those amounts in the form of restricted stock at the current market price. The Company matches 25% of the employee’s contribution to the plan to grant additional shares. The shares purchased or granted through the plan generally vest on the third anniversary of their acquisition by the participant. Recipients of the shares purchased or granted have all the rights of a stockholder during the restricted period. If the shares fail to vest, any dividends paid on the Company matched shares must be returned to us. In fiscal 2019, the Secretary was the only named executive officer who participated in the plan. You can find more information about the plan in the narrative accompanying the Grant of Plan-Based Awards table, below.

In-Service and Post-Employment Benefits

Employee Stock Ownership Plan

As mentioned above, we believe strongly in aligning the interests of management with those of our stockholders. We were among the first in our industry to adopt an Employee Stock Ownership Plan, and

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each of the named executive officers participates in the plan on the same basis as all of our other employees. Participants are automatically enrolled in the plan after one year of service and become fully vested after six years. We contribute funds to the plan in profitable years, and on October 31, 2019, we contributed $3.0 million to the plan for the 2019 fiscal year.

401(k) Retirement Plan

We sponsor a 401(k) retirement plan. During fiscal 2018, the plan was available to all of our employees after one year of service. Effective with our 2019 fiscal year, participants may contribute to the plan after 90 days of service. The named executive officers participate on the same basis as all other employees. Eligible employees may contribute up to 15% of their salary to the plan through payroll deductions. We began matching employee contributions to the plan in 2000, and for employees with one year of service, we match 100% of an employee’s contribution up to 3% of his or her salary, and 50% of such contribution that exceeds 3% but does not exceed 5% of his or her salary. Sanderson Farms common stock is not an investment option under the plan.

Other Benefit Plans

We provide other benefits such as medical, dental, and long-term/short-term disability (up to 66 2/3% of salary not exceeding $180,000 per year in long-term disability payments) coverage, as well as vacation and other paid holidays. Beginning with our 2001 fiscal year, we began paying premiums on term life insurance policies for all employees. The death benefit under these policies depends on the amount of the employee’s annual salary, up to a maximum benefit of $100,000 and a minimum of $50,000 for salaried employees. These benefit programs are comparable to those provided at other large companies. They are designed to provide certain basic quality of life benefits and protections to our employees and at the same time enhance our attractiveness as an employer.

In 2008, the Committee adopted a Supplemental Disability Plan for the CEO. The plan provides that if the CEO becomes disabled as defined in our long term disability plan for all our salaried employees, he will receive a monthly benefit equal to 66 2/3% of his salary beginning one year from the date of disability and continuing for 12 months. (Before age 70, payments would have continued until the date that he received five years of payments or his 70th birthday, whichever occurred first.) This is the same benefit that is provided to all participants in our long term disability plan who are 60 years or older. Participants who become disabled before their 60th birthday would receive the benefit until they reach age 65. The Committee adopted the supplemental plan because our long term disability plan places an annual dollar limit on the benefit that participants can receive, which would have resulted, if the CEO became disabled at the time the supplemental plan was adopted, in a benefit to him of only 26% of his then current salary. The employment agreements that the Company entered into with the COO and CFO in 2009 (and again in 2015) made those officers participants in the supplemental plan.

The Company’s portion of the cost of health benefits provided in the 2019 fiscal year for the named executive officers was as follows:

2019 Health Benefits

Officer	Cost to Company of Active Health Benefits

CEO	$9,323

COO	$9,323

CFO	$9,323

Secretary	$9,323

All employees may elect to continue participating in our health benefit plan following their retirement, but they must pay 100% of the premium cost.

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In rare instances, we have continued, because of the applicable circumstances, to pay the base salaries of certain key employees for a short period of time after their deaths. None of those employees served at any time as an executive officer of Sanderson Farms. However, the employment agreements we entered into with the CEO, COO, and CFO provide that we will continue to make base salary payments to their designated beneficiary or estate for a period of one year from the date of the officer’s death.

The 401(k) contribution, health plan, and life insurance premiums, as well as dividends paid on restricted stock and matching charitable contributions, each as disclosed in the proxy statement, are ratified by the Committee in January of the year following the year for which they were made. The Board of Directors approves the annual ESOP contribution, if any, in October of each year.

Perquisites

We provide certain perquisites to our executives, which consist primarily of personal use of our Company aircraft by the CEO and his immediate family. This perquisite provides flexibility to the CEO and increases travel efficiencies, allowing more productive use of executive time, in turn allowing greater focus on Sanderson Farms-related activities. The Company also permits the other named executive officers and other employees to use Company aircraft in times of family or other emergencies and to travel for personal reasons, space permitting, on planned Company flights. In some cases, the Company also permits and pays for the named executive officers’ spouses to accompany them on the corporate aircraft. The amounts of these perquisites are ratified by the Committee in January of the year following payment. More detail on our perquisites may be found in the narrative following the Summary Compensation Table, below.

Compensation Recoupment Policy

In October 2010, the Committee adopted a policy requiring the Board or the Committee to seek to recoup incentive-based compensation paid to our directors, executive officers or other personnel whenever required by law or the rules of the NASDAQ Stock Market. In addition, the Board or the Committee, in its discretion, may determine, as a result of a restatement of our financial statements or misconduct that adversely affects us by a member of our management executive committee or a director, to take such actions it deems necessary or appropriate and in our best interests with respect to the executive committee member, or the director in the case of director misconduct, to address the restatement or misconduct. Such actions may include, to the extent permitted by law and our charter and by-laws:

●	Requiring the executive or director to repay some or all of any incentive compensation paid, including bonus, performance shares, or restricted stock;

●	Requiring the executive or director to repay gains realized on the exercise of stock options or the sale of vested stock;

●	Cancelling all or part of the executive’s or director’s incentive awards;

●	Adjusting the executive’s or director’s future cash or non-cash compensation or fees, as applicable;

●	Terminating the executive or seeking to remove the director; or

●	Initiating legal action against the executive or director.

The recoupment policy is in addition to the authority under the Stock Incentive Plan to cancel awards or recoup the value of shares in the event of detrimental activity by the participant.

Stock Ownership Guidelines; Hedging and Pledging

In October 2004, the Committee recommended and the Board of Directors adopted non-binding stock ownership guidelines for our management, in an effort to encourage increased ownership of our

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Company by key employees and directors. Willis Towers Watson has periodically reviewed the guidelines and in 2013, at Willis Towers Watson’s recommendation, the Committee determined to recalculate the guidelines for officers using fiscal 2014 salaries. We believe that these guidelines are reasonable to achieve and will be a long-term benefit to all of our stockholders by helping to align management and stockholder interests. They also encourage officers and directors to hold purchased shares and vested option shares, restricted stock, and performance shares, as applicable, for long-term investment. “Stock ownership” includes stock owned directly, indirectly through the 401(k) plan or Employee Stock Ownership Plan, restricted stock, and earned performance shares. The guidelines are based on a multiple of base salary and director annual retainer fees, and are set forth in the table below. As of our 2019 fiscal year, each named executive officer and all except our four newest directors had exceeded the guidelines below.

Stock Ownership Guidelines

Position	Base Salary/ Average Annual Retainer	Desired Ownership Multiple	Share Guideline

CEO	$1,362,984	6	125,351	[1]

COO	$665,004	4	40,772	[1]

CFO	$569,832	4	34,937	[1]

Secretary	$214,992	3	9,886	[1]

Director	$25,000	8	4,000

(1)	In recalculating ownership guidelines in 2013 for the named executive officers, the Committee used $65.24 per share, which was the approximate share price at the time.

It is Sanderson Farms’ policy that our directors and all employees, including the named executive officers, not buy and sell or sell and buy Sanderson Farms stock on a short-term basis (i.e., shares must be held for a minimum of six months). Employees and directors may not purchase Sanderson Farms stock on margin, or hold Company securities in a margin account. Employees and directors may not pledge Company securities as collateral for a loan, although an employee or director can request a waiver of this policy where he or she can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities.

Our insider trading policy, which applies to officers, directors, the employees who participate in our Stock Incentive Plan and any other personnel who receive or see our monthly financial statements, prohibits hedging transactions. The hedging prohibition in the policy is excerpted below:

Hedging or monetization transactions can permit an individual to hedge against or offset a decline in the market value of a security, while at the same time eliminating much of the individual’s economic interest in any rise in value of the hedged securities. Because hedging transactions can present the appearance of a bet against the Company, hedging or monetization transactions, whether direct or indirect, involving the Company’s securities are prohibited, regardless of whether the Insider possesses material, non-public information.

Transactions involving derivative securities, whether or not entered into for hedging or monetization purposes, may also create the appearance of impropriety in the event of any unusual activity in the underlying equity security. Accordingly, transactions involving Company-based derivative securities are prohibited, whether or not you are in possession of material, non-public information. Derivative securities are options, warrants, stock appreciation rights, convertible notes or similar rights whose value is derived from the value of an equity security, such as Company common stock. Derivative securities include, but are not limited to, pre-paid variable forward contracts, equity swaps, exchange funds, Company-based option contracts, straddles and collars. Transactions in debt that may be

Sanderson Farms | 2020 Proxy Statement 44

convertible into Company common stock would also constitute a transaction in derivative securities prohibited by this Policy.

Tax and Accounting Considerations

For income tax purposes, we may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to the CEO and certain other highly paid executives. In 2017 and prior years, this rule did not apply to compensation that qualified as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (referred to as the “Code”). Our Bonus Award Program and certain awards we may make under our Stock Incentive Plan, like the performance shares, are based on the Company meeting specified performance criteria. However, Section 162(m) of the Code required that the performance criteria and material terms of these plans be approved by our stockholders every five years and that we comply with certain other requirements in order for awards to meet the definition of “performance-based” and thus be fully deductible. While the Committee generally strives to structure employee compensation in order to preserve maximum deductibility, it made from time to time awards that did not meet the Code’s definition of “performance-based compensation.” For example, we did not qualify our Bonus Award Program under Section 162(m) because Section 162(m) would have required us to remove certain discretionary features of the program that we believe are critical for management retention, and therefore are in the best interest of our stockholders.

Under the federal Tax Cuts and Jobs Act signed into law on December 22, 2017, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule allows the exception to continue to apply to certain performance-based compensation payable under written agreements that were in effect on November 2, 2017.

In the first quarter of our 2006 fiscal year, we adopted Revised Statement of Financial Accounting Standards No. 123, “Share-Based Payment” (FAS 123(R)). FAS 123(R) requires all share-based payments to employees, including grants of employee stock options, restricted stock and performance shares, to be recognized in our income statement based on their fair values. Before the adoption of FAS 123(R), we accounted for share-based payments to employees using an intrinsic value method and, therefore, we generally recognized no compensation cost for employee stock options. Based upon the provisions of FAS 123(R), we are required to accrue stock-based compensation expense as it is earned. This change in accounting rules has influenced the Committee to make restricted stock and performance share awards in lieu of option awards. Other factors that have made restricted stock and performance share awards more attractive than option awards include their generally smaller dilutive effect and the performance incentive they provide even in times when our stock price is depressed.

Evaluation of Executive Performance

In evaluating the performance of the individual named executive officers before setting or adjusting compensation, the Committee and the Board of Directors do not rely solely on predetermined formulas. Rather, they focus on those officers’ individual objectives. The Committee evaluates the CEO’s performance in consultation with the Board, and it evaluates the other named executive officers with the input of the CEO.

In 2018, the Committee based its decisions for fiscal 2019 compensation on the assessment of the Company’s fiscal 2018 performance and the named executive officers’ objectives and strategies, as follows:

●

Fiscal 2018 was a challenging year for our Company. Poultry market prices, especially for the products we produce for foodservice customers at our plants that process a larger bird, fell to record lows in our fourth fiscal quarter. Even in that challenging pricing environment, we had revenues for the year of $3.2 billion and net income of $61.4 million, or $2.70 per share.

Sanderson Farms | 2020 Proxy Statement 45

●

We processed a record 4.503 billion pounds of dressed poultry, an almost 5% increase compared to 2017. Our volumes increased in part because management successfully brought our new plant in St. Pauls, North Carolina, to full production during the year.

●

We continued to execute our strategic plan by nearing completion, on schedule, of our newest poultry complex in Tyler, Texas. At full production, this complex will have the capacity to process 1.3 million chickens per week for retail chill pack customers and will employ approximately 1,700 people. Operations began in the first calendar quarter of 2019. The additional capacity will provide new marketing opportunities and enhance our ability to increase revenues and earnings and build long-term value for our stockholders.

●

Though our grain costs were slightly higher than in 2017, our managers were able to keep feed cost per pound of chicken processed relatively flat by making improvements in our feed, which resulted in better feed-to-weight conversion in our birds.

●

We returned $29.0 million in dividend payments to our stockholders and were able to offset dilution from our stock incentive awards by repurchasing over 823,385 outstanding shares of our common stock. We ended the fiscal year with no debt on our balance sheet.

●

Because of challenging market conditions and the rigorous earnings per share goals in our 2018 Bonus Award Program, no cash bonuses were earned. Additionally, the CEO, COO and CFO conveyed to the Compensation Committee in Fall 2018 that considering our 2018 results and the current industry downcycle, they did not expect a salary increase for fiscal 2019. The Committee determined to hold their salaries stable, but did award a 3% increase to the Secretary, to bring his salary closer to the 75th percentile for his position.

●

On the recommendation of Willis Towers Watson, the Committee increased by 5% the multiples used to calculate long-term equity incentive awards for the COO, CFO, the Secretary and certain other senior managers The Committee made equity awards to all of the named executive officers to incentivize them and continue to align their interests with those of our stockholders.

●

In making its compensation decisions, the Committee considered that our total shareholder return for the last three years was between the median and the 75th percentile of the peer group. Additionally, the CEO’s realizable pay was positioned at the 92nd percentile of the peer group, which was fairly well aligned with our total stockholder return during the same period at the 69th percentile of the peer group for CEO positions.

In 2019, the Committee considered the following factors in setting 2020 compensation:

●

We continued to face market challenges in fiscal 2019. Although supply and demand for products sold to retail grocery store customers were balanced favorably, market prices for boneless breast meat produced for foodservice customers reached historical lows during the fourth quarter of the fiscal year. Our sales for both retail and foodservice products were also affected by less than normal promotional activity for chicken resulting from the good availability and favorable prices of competing proteins. Despite these market headwinds, we still achieved record sales and production, with revenues of $3.4 billion and 4.61 billion pounds processed in fiscal 2019.

●

Our increased sales reflected the additional volume from our newest poultry complex in Tyler, Texas. We started operations at the new complex in the first quarter of fiscal 2019, and expect to reach full production in the second quarter of fiscal 2020.

●

We improved operating efficiencies at all our processing plants, ending the fiscal year in a strong position compared to our industry peers. We also replaced and upgraded equipment at several of our facilities, which will help us improve our yields and other efficiencies even more in fiscal 2020.

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●	We continued to execute our strategic plan for organic growth by evaluating sites for our next new poultry complex.

●

Although the prices we paid for corn and soybean meal, our primary feed ingredients, were slightly higher for the year, our feed costs per pound of chicken processed were relatively flat because improved feed efficiencies offset the higher prices.

●

We had net income of $53.3 million, or $2.41 per share, and returned $28.4 million in dividends to our stockholders. We ended the year with stockholders’ equity of $1.418 billion and net working capital of $365.4 million.

●

Because of challenging market conditions and the aggressive earnings per share goals in our bonus plan, we paid no cash bonuses for the second straight year. Our CEO informed the Compensation Committee that in light of our 2019 results, he did not expect a salary increase, but he recommended that the other named executive officers receive a modest salary increase of 1.5% for fiscal 2020, especially since the COO and CFO did not receive an increase for 2019. The Committee determined to adopt the CEO’s recommendation.

●	The Committee also awarded long term equity awards to our named executive officers as an incentive for future performance.

●

In making its decisions, the Committee took into account our three-year total shareholder return, which was in the 100th percentile of the peer group for both the CEO and CFO positions, and the realizable pay for those positions, which was in the 83rd and 56th percentiles, respectively, demonstrating good alignment between pay and performance.

Based on the assessment detailed above, the Committee approved the following compensation for the named executive officers for fiscal 2020.

Fiscal 2020 Compensation Actions

Position	Salary	Percent Increase	Number of Shares of Restricted Stock	Grant Value of Restricted Stock Awards	Target Number of Performance Shares	Grant Value of Target Performance Share Awards	Maximum Bonus Award Opportunity as a Percentage of Base Salary

CEO	$1,518,300	0.0%	17,750	$2,835,740	17,750	$2,835,740	200%

COO	$751,836	1.5%	4,750	$758,860	4,750	$758,860	160%

CFO	$644,268	1.5%	3,750	$599,100	3,750	$599,100	140%

Secretary	$339,756	1.5%	750	$119,820	750	$119,820	80%

Elements of compensation paid for the 2019 fiscal year are set forth in the Summary Compensation Table, below.

Director Compensation

The Nominating and Governance Committee is charged with recommending all cash and non-cash compensation of our non-employee directors. Willis Towers Watson reviews and reassesses our director pay periodically and makes recommendations to the Nominating and Governance Committee.

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Our non-employee directors received cash fees for their service on the Board and its committees in fiscal 2019 as set forth below:

Director Cash Fees

	Amount
Annual Stipend	$25,000
Each Board of Directors meeting attended in person	$7,500
Each telephonic Board of Directors or Board committee meeting attended	$1,000	(1)
Each committee meeting attended in person, not in conjunction with a Board meeting	$6,000
Received annually by Audit Committee Chair	$15,000
Received annually by Compensation Committee Chair	$12,500
Received annually by Nominating and Governance Committee Chair	$10,000
Received annually by the Lead Independent Director	$25,000

(1)

We also pay this fee to directors who join telephonic committee meetings by invitation, even though they are not committee members. If a telephonic committee meeting is held in conjunction with a telephonic full Board meeting, only one $1,000 fee is paid for directors who participate in both calls.

The Nominating and Governance Committee also retained Willis Towers Watson to assess whether it was appropriate to pay a $12,000 supplement to our Lead Independent Director and each of our committee chairs in light of their participation in our stockholder engagement program in 2019. Willis Towers Watson determined the proposed amount, which aligned with our fees paid for committee meetings not held in conjunction with a Board meeting, was reasonable.

Non-employee directors receive an annual grant of restricted stock having a dollar value of $150,000. The annual grants have staggered one, two or three-year vesting periods, corresponding to the expiration of a director’s three-year term. These awards combined with the cash fees achieve an approximately 60-40 percent equity and cash pay mix.

The Nominating and Governance Committee recommended and the Board has approved an annual allowance of up to $10,000 per outside director to attend continuing education seminars related to corporate board of directors service and other topics relevant to the Company. The chairman of our Nominating and Governance Committee must pre-approve the particular seminar requested by a director for reimbursement.

We also pay or reimburse directors for reasonable travel and related expenses they incur to attend Board or committee meetings and other Company events in which directors participate, like our annual investor day.

Non-employee directors may participate in the Management Share Purchase Plan by reducing their director fees by up to 100% and instead receiving those amounts in the form of restricted shares of Sanderson Farms common stock. The Company matches 25% of the director’s contribution to grant additional restricted shares. Restricted shares held through the plan generally vest on the third anniversary of their acquisition by the director, as long as, with respect to the matching portion, he or she has served on the Board continuously through that date.

Non-employee directors may also participate in the Company’s medical plan, but they must pay 100% of the premium cost with after-tax dollars.

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More information about the actual compensation paid to non-employee directors is set forth in the Director Compensation table, below.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of our 2020 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement for 2020.

The Compensation Committee:

John H. Baker III	Beverly Wade Hogan
Fred Banks, Jr.	Phil K. Livingston
David Barksdale	Gail Jones Pittman (Chair)
Toni D. Cooley (Vice Chair)

2019 CEO Pay Ratio

In accordance with SEC rules, for 2019, we determined the annual total compensation of our median compensated employee and present a comparison of that annual total compensation to the annual total compensation of our Chairman and CEO, Joe F. Sanderson, Jr.

●	The 2019 annual total compensation of Mr. Sanderson was $4,157,217.

●	The 2019 annual total compensation of our median compensated employee was $31,297.

●	Accordingly, the ratio of Mr. Sanderson’s annual total compensation to the annual total compensation of our median compensated employee for 2019 was 133 to 1.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.

Determining our Employee Population

To calculate this pay ratio, we began by identifying a median compensated employee for whom 2019 total compensation could be ascertained. We determined a median compensated employee by collecting compensation data for all employees. All of our employees currently reside in the United States. We excluded from this population independent contractors and other individuals classified as non-employees in their respective jurisdictions based on our employment and payroll tax records. In total, we collected compensation data for approximately 16,400 full-time and part-time employees residing in the United States.

Determining the Median Compensated Employee

To identify our median compensated employee, we used “Total Cash Pay” as our compensation measure, which, for these purposes, equaled the amount of base salary and/or wages, plus any overtime, vacation pay, and cash bonuses. We identified the median compensated employee from our employee population described above as of October 31, 2019, using Total Cash Pay earned and paid from November 1, 2018 through October 31, 2019. We did not annualize Total Cash Pay for any employees and did not make any cost-of-living adjustments.

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Our “median compensated employee” is an individual who earned Total Cash Pay at the midpoint, that is, the point at which half of the employee population other than the CEO earned more Total Cash Pay and half of the employee population earned less Total Cash Pay.

Determining 2019 Annual Total Compensation

We determined 2019 annual total compensation for our median compensated employee by obtaining compensation data for this employee for 2019 consistent with the methodology we use to calculate total compensation for 2019 as it appears in the 2019 Summary Compensation Table. Accordingly, it includes Total Cash Pay earned and paid from November 1, 2018 through October 31, 2019, 401(k) matching contributions, ESOP contributions and term life insurance premiums paid by the Company. In addition, for purposes of calculating the CEO pay ratio, SEC rules permit us to include in annual total compensation any compensation and benefits made available to employees broadly. We elected to include amounts representing medical insurance premiums paid by the Company in determining the 2019 annual total compensation of our median employee.

We determined 2019 annual total compensation for Mr. Sanderson using the amount reported in our 2019 Summary Compensation Table, increased to include medical insurance premiums paid by the Company.

Executive Compensation Tables

The table below includes information about compensation paid to or earned by our named executive officers for our fiscal years ended October 31, 2017, 2018 and 2019.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joe F. Sanderson, Jr., Chairman of the Board of Directors and Chief Executive Officer	2019	1,518,300	—	2,401,230	—	0	—	228,364	4,147,894
	2018	1,518,300	—	2,482,853	—	0	—	225,013	4,226,166
	2017	1,446,000	—	2,381,860	—	2,410,000	—	402,351	6,640,211

Lampkin Butts, President and Chief Operating Officer	2019	740,772	—	638,625	—	0	—	62,823	1,442,220
	2018	740,772	—	629,978	—	0	—	72,352	1,443,102
	2017	705,504	—	618,368	—	940,672	—	110,380	2,374,924

Mike Cockrell, Treasurer, Chief Financial Officer and Chief Legal Officer	2019	634,752	—	510,900	—	0	—	71,818	1,217,470
	2018	634,752	—	518,805	—	0	—	74,358	1,227,915
	2017	604,536	—	503,855	—	705,292	—	98,013	1,911,696

Tim Rigney, Secretary and Controller	2019	334,740	—	94,517	—	0	—	18,353	447,610
	2018	324,996	—	96,350	—	0	—	17,202	438,548
	2017	271,416	—	91,610	—	180,944	—	34,298	578,268

(1)

Includes, for Mr. Rigney, $4,800 for fiscal 2017, $4,800 for fiscal 2018, and $800 for fiscal 2019 allocated to the Company’s Management Share Purchase Plan, as described in the Grant of Plan-Based Awards table, below.

(2)

This column reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. Performance shares are reflected in the table at values based upon the probable outcome of the performance conditions as of the grant date. Because the Company was

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unable to determine the probable outcome of the performance conditions for the performance shares as of the grant date, the performance shares are reflected in the Summary Compensation Table at no value. The values of performance shares at the grant date, assuming the highest level of performance conditions is achieved, are as follows:

Name	Year	Grant Date Value of Performance Shares Assuming Maximum Performance

Mr. Sanderson	2019 2018 2017	$ 4,802,460 $ 4,965,706 $ 4,763,720

Mr. Butts	2019 2018 2017	$ 1,277,250 $ 1,259,956 $ 1,236,736

Mr. Cockrell	2019 2018 2017	$ 1,021,800 $ 1,037,610 $ 1,007,710

Mr. Rigney	2019 2018 2017	$ 189,034 $ 192,700 $ 183,220

(3)	Consists of amounts earned under the annual Bonus Award Program.

The amounts included in the table above under “All Other Compensation” consist of the following:

All Other Compensation

Name	Year	Matching Charitable Contributions ($)	Dividends Paid on Restricted Stock ($)	401(k) Matching Contribution ($)	ESOP Contribution[1] ($)	Term Life Insurance Premium ($)	Perquisites[2] ($)	Accidental Death Premium ($)

Mr. Sanderson	2019 2018 2017	5,000 7,500 5,000	123,200 122,240 226,950	11,000 10,800 10,600	1,953 1,499 15,819	148 183 152	87,054 82,781 143,824	9 10 6

Mr. Butts	2019 2018 2017	6,000 6,000 5,000	32,000 31,680 59,160	11,000 10,800 10,600	1,953 1,499 15,819	183 183 198	11,675 22,178 19,596	12 12 7

Mr. Cockrell	2019 2018 2017	2,500 2,500 2,500	25,920 25,600 47,430	11,000 10,800 10,600	1,953 1,499 15,819	272 272 272	30,155 33,669 21,381	18 18 11

Mr. Rigney	2019 2018 2017	0 0 0	5,110 4,613 7,596	11,000 10,800 10,600	1,953 1,499 15,819	272 272 272	0 0 0	18 18 11

(1)	Allocations to the officers’ plan accounts have been estimated by the ESOP administrator.
(2)

The amounts for Mr. Sanderson include the aggregate incremental cost to the Company of his personal use, or use by his immediate family, of Company and charter aircraft of $90,432 of such costs for fiscal 2017, $82,191 for fiscal 2018, and $84,099 for fiscal 2019. The amounts shown for Mr. Butts include $8,095 of such costs for fiscal 2017, $10,853 for fiscal 2018, and $9,859 for fiscal 2019. The amounts shown for Mr. Cockrell include $21,311 of such costs for fiscal 2017,

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$33,669 for fiscal 2018, and $29,930 for fiscal 2019. These amounts were calculated by taking into account the direct variable operating cost of a personal trip on an hourly basis, including all costs that may vary by the hours flown, but excluding fixed costs incurred for the overall ownership and staffing of the aircraft. Variable costs include fuel and oil; travel, lodging and other expenses for the crew; the prorated amount of repairs and maintenance; catering; landing fees and permits; insurance required for a particular flight; crew overtime; telecommunication expenses; and the amount of any disallowed tax deductions associated with the personal use.

The amounts shown in this column also include the value of other travel expenses incurred by the immediate family of Messrs. Sanderson, Butts and Cockrell while accompanying them on Company business of $374, $11,501 and $70, respectively, for fiscal 2017, $590, $11,325 and $0, respectively, for fiscal 2018, and $2,955, $1,816 and $225, respectively, for fiscal 2019.

The amounts for Mr. Sanderson in fiscal 2017 also include $45,000 in filing fees in connection with a notice that was required to be made with federal agencies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in order for Mr. Sanderson to receive stock awards, plus $8,018 in related legal fees.

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Grants of Plan-Based Awards

Fiscal Year 2019

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[4] ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joe F. Sanderson, Jr,. Chairman of the Board of Directors and Chief Executive Officer	11/01/18	10/17/18	582,014	1,771,351	3,036,600	11,750	23,500	47,000	23,500				2,401,230

Lampkin Butts, President and Chief Operating Officer	11/01/18	10/17/18	227,170	691,387	1,185,235	3,125	6,250	12,500	6,250				638,625

Mike Cockrell, Treasurer and Chief Financial Officer	11/01/18	10/17/18	170,325	518,381	888,653	2,500	5,000	10,000	5,000				510,900

Tim Rigney, Secretary	11/01/18	10/17/18	51,327	156,212	267,792	463	925	1,850	925				94,517

	Various	02/17/05							3	[3]			298

(1)

The estimated payments shown reflect the minimum, mid-point and maximum amounts that could have been earned under our fiscal 2019 Bonus Award Program. No bonus was actually earned. For a discussion of how bonus awards are determined, see Compensation Discussion and Analysis section, above.

(2)

The estimated payouts shown reflect the number of shares of stock that potentially could be paid out for performance shares granted in fiscal 2019 under our Stock Incentive Plan upon the achievement of specified performance criteria at the end of the performance period.

(3)

Consists of shares of restricted stock granted pursuant to the matching contribution provisions of our Management Share Purchase Plan. Participants under the plan purchase restricted shares of Company stock on the last business day of each calendar quarter with forgone salary, or on our annual bonus payment date with forgone bonus amounts, as described in the Compensation Discussion and Analysis section, above. We match 25% of the participant’s contribution in additional restricted shares on each purchase date. In fiscal 2019, Mr. Rigney purchased 12 shares under the plan that are not reflected in the table above that had an average grant date fair value of $99.29 per share.

(4)

Reflects the grant date fair value of each equity award computed under FAS 123R and FASB ASC Topic 718. Grant date values for performance shares are based on probable outcome of the performance conditions as of the grant date. Because the Company was unable to determine the probable outcome of the performance conditions for the performance shares as of the grant date, the performance shares are reflected in the Grants of Plan-Based Awards Table at no value.

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Discussion of Summary Compensation and Grants of Plan-Based Awards Table

Performance share awards granted for the 2019 fiscal year are subject to a two-year performance period and an additional one-year vesting period during which the recipient must remain continuously employed by us. The number of shares actually issued depends upon our achieving certain prescribed levels of return on equity and return on sales, as described above in the Compensation Discussion and Analysis section.

Shares of restricted stock granted under our restricted stock program vest generally on the fourth anniversary of the award, as long as the holder remains continuously employed by us during the restricted period. Restricted stock granted for fiscal 2019 vests on November 1, 2022.

Shares of restricted stock granted as matching contributions under our Management Share Purchase Plan are subject to a three-year vesting period starting on the date they are acquired by the participant. The participant must remain continuously employed by us during the vesting period.

During our 2019 fiscal year, the employment of our CEO, the COO and the CFO were governed by employment agreements that we entered into on November 1, 2015 (2015 Agreements). As discussed below, each of the 2015 Agreements superseded employment agreements with our CEO, the COO and the CFO that we entered into in 2009 (2009 Agreements).

The term of each 2015 Agreement began on November 1, 2015, and ends when the officer’s employment terminates under the provisions of the employment agreement. Each 2015 Agreement provides for the officer’s fiscal 2016 salary and bonus to be paid in accordance with the levels and bonus program that we disclosed in our current report on Form 8-K filed on October 27, 2015. The officers’ compensation is reassessed annually under the 2015 Agreements.

The 2015 Agreements provide for a lump sum severance payment to be paid to the officers if:

●	before a change in control of our Company, the officers are terminated without cause, except in the case of poor performance;

●	at or after a change in control, the officers are terminated without cause; or

●	the officers resign for good reason.

“Cause” means, among other things, conviction of certain felonies, willful misconduct by the officer, failure or refusal by the officer to comply with our policies or a material breach by the officer of the employment agreement. “Good reason” means, among other things, a material breach of the agreement by us, a reduction of the officer’s base salary or bonus that is not part of a reduction program affecting all senior executives generally, the relocation of the officer’s principal place of employment by more than 40 miles, or after a change in control, the alteration of the officer’s position that results in a material diminution of his position.

The amount of the severance payments will be, in the case of Mr. Sanderson, three times, and in the case of Messrs. Butts and Cockrell, two times, the following amounts:

●	the officer’s annual base salary in effect at the time of his termination, plus

●	fifty percent of the maximum bonus available to the executive under the Company’s bonus program in effect for the year of termination.

In addition, the 2015 Agreements provided, in the case of the officer’s death, for the continuation of his annual salary payments for one year from the date of his death. The 2015 Agreements for Messrs. Butts and Cockrell also designate them as participants in our Supplemental Disability Plan.

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The 2015 Agreements prohibit the officers from disclosing confidential information about us during and after their employment, subject to certain exceptions, and prohibit the officers from engaging in certain competitive activity during their employment and for two years after the termination of their employment for any reason other than poor performance.

The terms of the 2009 Agreements were substantially identical to the 2015 Agreements, including with respect to the conditions for severance payments and their amounts in relation to base salary, the definitions of “cause” and “good reason,” the continuation of salary payments for one year upon an officer’s death and the designation of Messrs. Butts and Cockrell as participants in the Supplemental Disability Plan. The 2015 Agreements were entered into to make technical changes related to provisions of the Internal Revenue Code and create an exception to the confidentiality provisions related to whistleblower laws.

See the “Potential Payments Upon Termination or Change-in-Control” section, below, for a discussion of the impact of a change in control of our Company and certain other events, including competitive activity, on an officer’s unearned performance shares or restricted stock. Dividends are paid at rates applicable to all our stockholders on performance shares once they are paid out. Dividends (at normal rates) are paid on shares of restricted stock as soon as the shares are issued to the officer.

Amounts that could have been earned for fiscal 2019 under our Bonus Award Program were determined by reference to our earnings per share and operational performance versus our peers as described in the Compensation Discussion and Analysis section, above. Unless severance is payable under the provisions of the employment agreements described above, a participant must have been employed in a designated position at Sanderson Farms for nine months before the end of the fiscal year, and must have been employed on October 31 of the applicable fiscal year, to receive a bonus. However, if a Bonus Award Program participant dies, becomes disabled or retires before the end of the fiscal year, and if the participant had been employed at Sanderson Farms in a designated position for at least nine months, he or she will still receive a bonus award for the fiscal year (assuming the performance criteria are met). See the “Potential Payments Upon Termination or Change-in-Control” section, below, for a discussion of the impact of certain events on a participant’s annual bonus award.

For fiscal 2019, salary accounted for the following percentages of each officer’s total compensation:

Name	Salary as a Percentage of Total Compensation
Mr. Sanderson	37%
Mr. Butts	51%
Mr. Cockrell	52%
Mr. Rigney	75%

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Outstanding Equity Awards at Fiscal 2019 Year-End

		Option Awards					Stock Awards(2)(3)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joe F. Sanderson, Jr. Chairman of the Board of Directors and Chief Executive Officer	11/01/15						30,000		4,644,300
	11/01/16						26,000		4,025,060
	11/01/17						16,750		2,593,068	4,231	655,001
	11/01/18						23,500		3,638,035	11,750	1,819,018

Lampkin Butts, President and Chief Operating Officer	11/01/15						7,750		1,199,778
	11/01/16						6,750		1,044,968
	11/01/17						4,250		657,943	1,074	166,266
	11/01/18						6,250		967,563	3,125	483,781

Mike Cockrell, Treasurer and Chief Financial Officer	11/01/15						6,250		967,563
	11/01/16						5,500		851,455
	11/01/17						3,500		541,835	885	137,007
	11/01/18						5,000		774,050	2,500	387,025

Tim Rigney, Secretary and Controller	11/01/15						1,275		197,383
	11/01/16						1,000		154,810
	11/01/17						650		100,627	165	25,544
	11/01/18						925		143,199	463	71,600
	Various						22	[1]	3,406

(1)

Consists of restricted stock granted pursuant to the matching contribution provisions of our Management Share Purchase Plan. In addition to the amounts shown, Mr. Rigney owns 96 restricted shares that he purchased under the Management Share Purchase Plan with forgone salary valued at $14,862 as of October 31, 2019.

(2)	Restricted stock (except for shares held in the Management Share Purchase Plan) vests in a lump sum in accordance with the schedule below.

Grant Date	Vesting Date
11/01/2015	11/01/2019
11/01/2016	11/01/2020
11/01/2017	11/01/2021
11/01/2018	11/01/2022

Grants of restricted stock usually vest on the fourth anniversary of the award, as long as the holder remains continuously employed by us during the restricted period.

The performance periods for performance shares end on the dates shown below.

Grant Date	Performance Period Ends*
11/01/2017	10/31/2019
11/01/2018	10/31/2020

*These shares are subject to an additional one-year vesting period after the expiration of the performance period before they are issued.

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The performance shares granted on November 1, 2017, are shown in the table at the level at which the Committee determined they were actually earned. In accordance with Instruction 3 to Item 402(f)(2) of SEC Regulation S-K, the performance shares granted on November 1, 2018, are shown in the table at the threshold level for both the ROE criteria and the ROS criteria, based on our actual performance in fiscal 2019, the first year of the performance period.

(3)	Values of equity awards are based on our closing stock price on the NASDAQ Stock Market of $154.81 per share on October 31, 2019.

Restricted shares held in the Management Share Purchase Plan are purchased by the participant on the last business day of each calendar quarter with forgone salary. A participant may also elect to reduce his or her bonus by a certain percentage and instead receive that amount in restricted shares purchased through the plan on the bonus payment date. We match 25% of the participant’s contribution in additional restricted shares that we issue simultaneously with the purchased shares. Each share of restricted stock held in the plan vests fully on the third anniversary of its acquisition by the participant, subject to certain exceptions that are described below under “Potential Payments Upon Termination or Change-in-Control.”

Option Exercises and Stock Vested

Fiscal Year 2019

	Option Awards		Restricted Stock Awards[2]
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Joe F. Sanderson, Jr., Chairman of the Board of Directors and Chief Executive Officer			22,750	2,324,595

Lampkin Butts, President and Chief Operating Officer			6,000	613,080

Mike Cockrell, Treasurer and Chief Financial Officer			4,750	485,355

Tim Rigney, Secretary and Controller			500	51,090

(1)	Values are based on the closing price of our common stock on the NASDAQ Stock Market on the vesting dates.
(2)

Excludes performance shares paid out on October 31, 2019, which are described in the Compensation Discussion and Analysis section of this proxy statement in the table entitled “Performance Shares Earned.”

Potential Payments Upon Termination or Change-in-Control

In fiscal 2016, we entered into new employment agreements (the 2015 Agreements) with the CEO, COO and CFO, which were in effect during our 2016 fiscal year. As described above, the 2015 Agreements superseded the prior agreements we entered into during 2009 (the 2009 Agreements). We have no other employment agreements with any other employees of our Company. However, our annual cash bonus and Stock Incentive Plan awards provide for accelerated payments in the circumstances described below, and we have company policies that provide for minimal severance payments for all our salaried

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employees generally. Except as described below, the named executive officers receive no payments upon the termination of their employment or a change in control of Sanderson Farms that are not received by all salaried employees generally.

Employment Agreements

The term of each 2015 Agreement began on November 1, 2015, and ends when the officer’s employment terminates under the provisions of the employment agreement. Each 2015 Agreement provides for the officer’s fiscal 2016 salary and bonus to be paid in accordance with the levels and bonus program that we disclosed in our current report on Form 8-K filed on October 27, 2015. The officers’ compensation is reassessed annually under the 2015 Agreements.

The 2015 Agreements provide for a lump sum severance payment to be paid to the officers if:

●	before a change in control of our Company, the officers are terminated without cause, except in the case of poor performance;

●	at or after a change in control, the officers are terminated without cause; or

●	the officers resign for good reason.

“Cause” means, among other things, conviction of certain felonies, willful misconduct by the officer, failure or refusal by the officer to comply with our policies, or a material breach by the officer of the employment agreement. “Good reason” means, among other things, a material breach of the agreement by us, a reduction of the officer’s base salary or bonus that is not part of a reduction program affecting all senior executives generally, the relocation of the officer’s principal place of employment by more than 40 miles, or after a change in control, the alteration of the officer’s position that results in a material diminution of his position.

The amount of the severance payments will be, in the case of Mr. Sanderson, three times, and in the case of Messrs. Butts and Cockrell, two times, the following amounts:

●	the officer’s annual base salary in effect at the time of his termination, plus

●	fifty percent of the maximum bonus available to the executive under the Company’s bonus program in effect for the year of termination.

If any severance payments are due, the officer is also entitled to the continuation of medical benefits that the officer would otherwise be eligible to receive as an active employee of the Company for 24 months or, if earlier, until such time as the officer becomes eligible for substantially similar benefits from a subsequent employer.

In addition, the 2015 Agreements provide, in the case of the officer’s death, for the continuation of his annual salary payments for one year from the date of his death according to the Company’s regular payroll schedule.

The 2015 Agreements prohibit the officers from disclosing confidential information about us during and after their employment, subject to certain exceptions, prohibit the officers from engaging in certain competitive activity with us during their employment and for two years after the termination of their employment for any reason other than poor performance and contain a mutual non-disparagement clause. The officers are also prohibited from soliciting the Company’s customers and employees during their employment and for the two years after the termination of their employment for any reason.

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If the officers breach the foregoing provisions, the agreements provide that they must return any portion of the severance payments we have already paid them and their entitlement to continued medical benefits ceases. We are also entitled to pursue other equitable and legal remedies such as restraining orders or damages.

The 2015 Agreements superseded the 2009 Agreements. The terms of the 2009 Agreements were substantially identical to the 2015 Agreements, including with respect to the conditions for severance payments and their amounts in relation to base salary, the definitions of “cause” and “good reason,” the continuation of salary payments for one year upon an officer’s death and the designation of Messrs. Butts and Cockrell as participants in the Supplemental Disability Plan. The 2015 Agreements were entered into to make technical changes related to provisions of the Internal Revenue Code and create an exception to the confidentiality provisions related to whistleblower laws.

Annual Cash Bonus Awards

An employee must be employed with the Company through October 31 to earn any bonus that may be payable under the Bonus Award Program for that fiscal year. However, if a Bonus Award Program participant dies, becomes disabled or retires before that time, and if the participant had been employed in a designated position at Sanderson Farms for at least nine months, he or she will still receive a cash bonus award for the fiscal year (assuming the performance criteria are met). The participant’s base salary during the portion of the fiscal year in which he or she was employed in the designated position is used to calculate the amount of the bonus award.

Restricted Stock

If a change in control of our Company occurs, or if a holder dies or becomes disabled, before the end of the restricted period, all shares of restricted stock become fully vested. If a holder ends employment after attaining retirement eligibility during the restricted period, a pro rata percentage of the shares will immediately vest based on the number of years of the restricted period that have passed before retirement, and the unvested portion is forfeited.

Shares Held in the Management Stock Purchase Plan

If an employee dies, becomes disabled or terminates employment after attaining eligibility for retirement, or if there is a change in control of Sanderson Farms, in each case before the end of the restricted period, all unvested shares of restricted stock held through the plan become fully vested. If an employee’s employment terminates for any other reason, then any unvested shares we granted to the employee through matching contributions are forfeited and dividends paid on those shares must be returned, and we have the right to repurchase all shares that the employee purchased through the plan with salary or bonus at the price the employee paid for them, less the amount of dividends paid. If we do not exercise that right, the purchased shares will vest on the third anniversary of their acquisition.

Performance Shares

If a holder of unpaid performance shares dies, becomes disabled or terminates employment after attaining eligibility for retirement, or if there is a change in control of Sanderson Farms, the holder is entitled to receive a pro rata portion of the number of performance shares he would have been entitled to in proportion to the number of months he was employed during the performance period, assuming the performance criteria are met.

Anti-Competition Provisions

If the Board of Directors determines that a holder of restricted stock or performance shares has engaged in certain competitive activity against us while employed by us or during the two years after the holder’s

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voluntary termination or termination by us for cause, then he or she forfeits all unvested shares of restricted stock and all unissued performance shares. If restricted shares have already vested or performance shares have been issued, the holder must repay us the fair market value of the shares on their grant or issue date, respectively. In the case of the Management Share Purchase Plan, unvested shares of matching stock are forfeited and dividends paid on those shares must be returned, and we have the right to repurchase all shares that the employee purchased through the plan with salary or bonus at the price the employee paid for them, less the amount of dividends paid. If Company matching shares have already vested, the holder must repay us the fair market value of the shares on the date they were issued and any dividends paid.

Company Severance Policy

We pay severance to all our salaried employees generally upon their termination of employment, except in cases of retirement, death, disability or termination for cause. We pay up to two weeks of severance to employees who resign after at least one year of service. If an employee is dismissed without cause, we pay two weeks of severance, plus one additional week for every year of the employee’s service, up to three months.

The following tables show the payments that the named executive officers would be entitled to in the event of (a) a change in control of Sanderson Farms, (b) termination without cause or for good reason, (c) retirement, (d) disability and (e) death, in each case assuming such event occurred on October 31, 2019, the last business day of our 2019 fiscal year, and based on the closing market price of our common stock on that day. The amounts shown do not include payments that would be payable to all salaried employees generally. We have not included the value of our fiscal year 2017 performance shares, because those shares actually vested and were required to be paid out on October 31, 2019, regardless of whether a triggering event listed above occurred. We based the values of our fiscal 2018 performance shares on the level at which the Committee actually determined those shares have been earned. For our fiscal 2019 performance shares, we based the values on management’s current view that it cannot determine that it is probable that we will achieve the minimum level of ROE and ROS for the grant, such that none of these shares would be earned.

Potential Payments—Change-in-Control

Name	Value of Fully Vested Restricted Stock	Value of Earned Performance Shares	Total
Mr. Sanderson	$14,900,463	655,001	15,555,464
Mr. Butts	$3,870,250	166,266	4,036,516
Mr. Cockrell	$3,134,903	137,007	3,271,910
Mr. Rigney	$614,286	25,544	639,830

Potential Payments—Termination Without Cause1 or for Good Reason

Name	Severance Payment[2]	Continuation of Medical Benefits[3]	Total
Mr. Sanderson	$9,109,800	20,764	9,130,564
Mr. Butts	$2,666,779	20,764	2,687,543
Mr. Cockrell	$2,158,157	20,764	2,178,921
Mr. Rigney	$0	0	0

(1)	Prior to a change in control, severance is not payable in the case of termination for poor performance.

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(2)	Consists of, for Mr. Sanderson, three times, and for Messrs. Butts and Cockrell, two times, his fiscal 2019 base salary plus 50% of the maximum bonus he could have earned for fiscal 2019.
(3)	Consists of 24 months of continued medical benefits assuming the officer does not earlier receive similar benefits from a subsequent employer. Benefits would be paid monthly.

Potential Payments—Retirement

Name	Value of Fully Vested Restricted Stock	Value of Earned Performance Shares	Bonus Award Payment	Total
Mr. Sanderson	$9,869,138	655,001	0	10,524,139
Mr. Butts	$2,554,365	166,266	0	2,720,631
Mr. Cockrell	$2,070,584	137,007	0	2,207,591
Mr. Rigney(1)	$417,871	25,544	0	443,415

(1)

Mr. Rigney was not yet eligible to retire under our Company retirement policy as of October 31, 2019. However, the amounts shown reflect the payments he would have received had he been eligible to retire on that date. Our Company retirement policy provides that an employee may retire after reaching age 62 and 10 continuous years of service, or after 30 continuous years of service, regardless of age. Mr. Rigney will be eligible to retire on September 10, 2020.

Potential Payments—Disability

Name	Value of Fully Vested Restricted Stock	Value of Earned Performance Shares	Bonus Award Payment	Supplemental Long Term Disability[1]	Total
Mr. Sanderson	$14,900,463	655,001	0	1,012,200	16,567,664
Mr. Butts	$3,870,250	166,266	0	493,848	4,530,364
Mr. Cockrell	$3,134,903	137,007	0	2,115,840	5,387,750
Mr. Rigney	$614,286	25,544	0	0	639,830

(1)

Due to their respective ages, Messrs. Sanderson, Butts and Cockrell are entitled to a monthly long term disability benefit equal to 66 2/3% of their salary beginning one year from the date of disability until the earlier of the date they have received five years of payments or their 70th birthday. In each case the benefit is paid for at least 12 months. The amount shown in the table represents the total amount payable under this benefit assuming payments begin on October 31, 2020.

Potential Payments—Death

Name	Continuation of Salary[1]	Value of Fully Vested Restricted Stock	Value of Earned Performance Shares	Bonus Award Payment	Total
Mr. Sanderson	$1,518,300	14,900,463	655,001	0	17,073,764
Mr. Butts	$740,772	3,870,250	166,266	0	4,777,288
Mr. Cockrell	$634,752	3,134,903	137,007	0	3,906,662
Mr. Rigney	$0	614,286	25,544	0	639,830

(1)	This total amount would be paid in equal monthly installments over the course of the year following the date of death.

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The tables below include information about compensation paid to or earned by our non-employee directors for our fiscal year ended October 31, 2019.

Director Compensation—Fiscal Year 2019

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)	Total ($)
John H. Baker, III	70,500	167,411	0	0	0	5,545	243,456
Fred Banks, Jr.	95,500	170,408	0	0	0	13,762	279,670
David Barksdale	74,500	158,159	0	0	0	1,405	234,064
John Bierbusse	67,500	153,632	0	0	0	3,545	224,677
Toni D. Cooley	73,500	160,637	0	0	0	7,715	241,852
Beverly Wade Hogan	71,500	152,460	0	0	0	7,937	231,897
Edith Kelly-Green	66,000	162,060	0	0	0	4,004	232,064
Robert C. Khayat	71,500	151,352	0	0	0	5,483	228,335
Phil K. Livingston	116,500	154,258	0	0	0	6,653	277,411
Suzanne T. Mestayer	96,500	160,132	0	0	0	8,418	265,050
Dianne Mooney(4)	18,833	993	0	0	0	1,946	21,772
Sonia Pérez	17,691	0	0	0	0	0	17,691
Gail Jones Pittman	99,000	151,871	0	0	0	4,027	254,898

(1)

Includes fees foregone at the election of the director for the purchase of shares through our Management Share Purchase Plan, in the amounts reflected in the table in footnote 2 below, under the column “Grant Date Fair Value of Shares Purchased.”

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(2)

Reflects the aggregate grant date fair value of awards made in 2019 under FASB ASC Topic 718. Includes 1,244 restricted shares issued to each director in fiscal 2019, which had a grant date fair value for each grantee of $120.46 per share. Also includes shares granted pursuant to the matching contribution provisions of the Management Share Purchase Plan. Ms. Pérez will be eligible to participate in the Management Share Purchase Plan beginning in calendar 2020. Acquisitions by non-employee directors under the Management Share Purchase Plan in fiscal 2019 were as follows:

Name	Shares Purchased in Fiscal 2019 (#)	Shares Acquired in Company Match In Fiscal 2019 (#)	Total Shares Acquired in Fiscal 2019 (#)	Grant Date Fair Value of Shares Purchased ($)	Grant Date Fair Value of Company Match ($)
Mr. Baker	555	138	693	70,532	17,559
Mr. Banks	657	162	819	83,407	20,556
Mr. Barksdale	245	60	305	33,936	8,307
Mr. Bierbusse	127	30	157	16,072	3,780
Ms. Cooley	347	85	432	44,078	10,785
Ms. Hogan	83	20	103	10,848	2,608
Ms. Kelly-Green	354	88	442	49,136	12,208
Mr. Khayat	56	12	68	7,077	1,500
Mr. Livingston	149	35	184	18,782	4,406
Ms. Mestayer	324	80	404	41,661	10,280
Ms. Mooney	42	10	52	4,170	993
Ms. Pittman	68	16	84	8,638	2,019

(3)

Consists of matching gifts made by the Company under its Matching Gift Program, pursuant to which the Company will match gifts up to $2,500 annually per donee made by directors (and employees) to qualifying colleges and universities, and dividends on restricted stock grants.

(4)	Ms. Mooney retired from the Board on February 14, 2019.

The following table shows as of October 31, 2019 the aggregate number of unvested stock awards outstanding for each non-employee director who was in office on that date, including shares purchased or granted as matching contributions under the Management Share Purchase Plan:

Name	Stock Awards Outstanding at Fiscal Year End
Mr. Baker	4,580
Mr. Banks	3,917
Mr. Barksdale	1,549
Mr. Bierbusse	3,005
Ms. Cooley	3,049
Ms. Hogan	4,517
Ms. Kelly-Green	1,686
Mr. Khayat	1,469
Mr. Livingston	4,695
Ms. Mestayer	3,122
Ms. Pérez	0
Ms. Pittman	1,510

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For a description of cash fees paid to non-employee directors, see the Compensation Discussion and Analysis section, above.

All restricted stock held by non-employee directors will fully vest in the event of a change in control of our Company. Additionally, all restricted stock held by non-employee directors will become fully vested if the director dies, becomes disabled, or, for shares held in the Management Share Purchase Plan, if the director retires at the completion of his term of service.

Compensation and Risk Management

In 2010, the Compensation Committee engaged Willis Towers Watson to formally assess the level of risk arising from our compensation policies and practices. The Committee believes that Willis Towers Watson was best equipped to perform this assessment because of the depth of its understanding and experience with the current executive compensation landscape for public companies.

Willis Towers Watson reviewed our annual Bonus Award Program and Stock Incentive Plan and the following five factors related to our compensation process and design:

●	The extent of oversight of our pay plans by top management and the Compensation Committee.

●	Whether the roles of management and the Committee in overseeing the alignment of our pay plans with our business goals and risk tolerance are reasonable and clearly defined.

●	The extent of the balance in our plans between fixed and variable pay, cash and equity, short and long-term incentives, and overall company versus individual performance goals.

●

The presence of “red flags” in our plan design, such as steep incentive curves, unreasonable goals or thresholds, uncapped payouts, awards based solely on formulas, misalignment in the timing of payouts or undue focus on any one element of pay mix; compared with risk-mitigating features, such as exercise of the Committee’s discretion, clawback policies, and stock ownership requirements.

●	Whether performance criteria reflect appropriate risk and the use of capital, quality and sustainability of results and employee influence on meeting performance goals.

Based on this framework, Willis Towers Watson concluded that our pay plans represent a low level of risk to our Company. In particular, they noted the following:

●	They consider that the Bonus Award Program has appropriate performance metrics and reasonable levels of potential payouts.

●	Awards under the bonus plan are not paid out until our independent audit is complete, thus providing a safeguard from manipulation.

●

The balance in our long-term incentive plan between performance-based pay and time-based restricted stock mitigates the potential for undue risk-taking, and the use of earnings per share and return on equity metrics focus the plan on profitable growth and efficient use of capital.

●	Our stock ownership guidelines are also a risk-mitigating factor.

●	Change in control benefits for our three senior officers assist with executive retention and mitigate the risk of a conflict of interest in the context of a potential acquisition of our Company.

●	The Board and the Committee regularly review and address our financial performance.

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Based on Willis Towers Watson’s assessment and the Committee’s independent analysis, and their respective annual re-assessments of our compensation programs and structure, the Committee has concluded that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on us. In reaching this conclusion, the Committee has also considered the fact that our business is primarily driven by the performance of the commodities markets, specifically the markets for fresh chicken, corn and soybean meal. These markets are external to our business and therefore the Committee does not believe that our performance-based compensation promotes excessive or inappropriate risk-taking by our management.

In addition, in 2010 the Board adopted a policy under which it has the discretion to, among other things, recoup the compensation of our senior management if we have a financial restatement or if the manager in question has engaged in misconduct adversely affecting the Company. This should further help to mitigate any risk associated with our compensation programs.

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Item 2—Amended and Restated Stock Incentive Plan

The Compensation Committee is responsible for assessing our equity compensation programs and policies. As more specifically discussed in the Compensation Discussion and Analysis section, the Committee believes that equity-based awards align our executives’ interests with long-term stockholder interests, motivate and reward executives for achieving long-term results, and help us retain key executives in a competitive market.

As part of its on-going review of our compensation programs, the Committee asked Willis Towers Watson to review our Stock Incentive Plan. In October 2019, Willis Towers Watson reported to the Committee that it believes the plan continues to align with market practices and provide flexibility to the Committee in structuring our executive pay mix. Willis Towers Watson also observed that we have minimized the dilutive effect of equity awards under the plan by repurchasing our shares on the open market. They recommended that the shares authorized for issuance under the plan be replenished by the authorization of an additional 600,000 shares under the plan. They believe this number, which is approximately equal to 2.7% of our shares outstanding, is reasonable and is at the low end of the range of equity plan “reloads” by companies in our peer group. They estimate that the additional shares will provide for four to five years of additional grants.

Based on Willis Towers Watson’s recommendations, the Committee recommended that the full Board submit an amended and restated plan for consideration and approval by our stockholders at the 2020 annual meeting. The Board adopted the Committee’s recommendation on October 24, 2019. If the amended and restated plan is approved by our stockholders, the Board expects to adopt the amended and restated plan on February 13, 2020.

If the stockholders do not approve the amended and restated plan, then there will be approximately 203,732 shares remaining for issuance under the existing plan. This number assumes that all unearned and unpaid performance shares will be paid at the maximum level. Once the total share limit is reached, we will not be able to make further awards of shares under the existing plan unless prior awards or previously issued shares expire or are forfeited, cancelled, repurchased or prior awards are settled without the issuance of shares.

A summary of the material features of the amended and restated plan is below.

Authorized Shares

As of January 1, 2020 203,732 shares remained available for issuance under future plan awards, as discussed in more detail above. Awards granted under the plan as of January 1, 2020 consisted of restricted stock, whether granted by the Company or acquired by participants under the Management Share Purchase Plan (“MSPP”) provisions of the Stock Incentive Plan, and performance shares. When we originally adopted the Stock Incentive Plan in 2005, the Board determined not to make any further awards under our prior Stock Option Plan. We have not issued any options or stock appreciation rights under the Stock Incentive Plan since its adoption in 2005 and do not expect to issue those or any other types of awards under the plan, other than restricted stock or performance shares, in the foreseeable future.

The number of shares available for new awards under the plan may increase upon the expiration, cancellation, forfeiture or settlement of outstanding awards without the issuance of shares and the forfeiture, cancellation or repurchase of shares previously issued under the plan.

The plan has been in effect since 2005. In 2011, our stockholders approved an amendment to the plan to increase the number of shares that may be issued under the plan from 2,250,000 to 3,500,000 shares,

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and to increase the number of shares that may be granted in the form of restricted stock from 562,500 shares to 1,562,500 shares. In 2016, our stockholders approved amendments to increase these limits to 4,200,000 shares and 2,112,500 shares, respectively.

Summary of Amended and Restated Plan

The following is a summary of the material terms of the Amended and Restated Stock Incentive Plan. This summary is not a complete description of all of the plan’s provisions, and is qualified in its entirety by the full text of the plan, which is attached as Appendix A to this proxy statement.

Eligibility and Administration

Our directors, executive officers and other key employees who occupy responsible managerial and professional positions and who can make substantial contributions to our success may be selected by the Board to receive benefits under the plan. At the time we made our fiscal 2020 awards on November 1, 2019, there were four executive officers, 164 other key employees and 12 non-employee directors who were eligible to receive awards.

Subject to the terms of the plan, the Board has the discretion to determine the terms of each award and to administer and interpret the plan and all related documents and agreements. The plan provides that the Board may delegate some or all of its authority under the plan to a committee consisting of two or more persons who are non-employee directors and qualify as “outside” directors under Section 162(m) of the Code. The Board has, in fact, delegated all of its authority over the plan with respect to employees, including its authority to administer and interpret and make awards under the plan, to the Compensation Committee of the Board of Directors. References below to the Board therefore include its Compensation Committee.

Types of Awards

The plan allows the Board to grant the following types of awards:

Stock Options

Stock options entitle the holder to purchase shares of our common stock, upon exercise of the option on a date within the specified option term, at a specified exercise price. Stock options granted under the plan may be options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, or “non-qualified stock options.” The exercise price for each option granted must not be less than 100% of the fair market value of the shares on the date of grant, and the term during which the option is exercisable must not exceed 10 years. To the extent that the aggregate fair market value of the shares underlying incentive stock options (valued as of the date an option is granted) that are exercisable by an option holder for the first time during any calendar year exceeds $100,000, those options shall not qualify as incentive stock options.

Options granted under the plan may specify that the option price is payable:

●	in cash;

●	in cash equivalents approved by the Board;

●	by the transfer to us of previously acquired shares;

●	by any combination of the foregoing methods; or

●	with any other consideration that the Board determines to be consistent with the plan and applicable law.

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The Board may also allow cashless exercises to the extent permitted by law.

Stock Appreciation Rights

Stock appreciation rights entitle the holder to receive a payment equal to the “spread” between the exercise price of the right and the fair market value of the shares subject to the right on the date of exercise. The Board may grant stock appreciation rights in tandem with an option granted under the plan or independently of an option. Tandem stock appreciation rights are subject to the same terms and conditions as the options to which they relate and exercise of a tandem stock appreciation right will require the holder to surrender the related option. The Board may make any payment pursuant to the exercise of stock appreciation rights in cash, shares or any combination thereof, in the Board’s discretion.

Restricted Stock

An award of restricted stock entitles the recipient to a specific number of shares with restrictions that are intended to make the shares subject to a “substantial risk of forfeiture” under the Code during a specified restriction period. We may award restricted stock for the performance of past services or as an incentive for future services that will contribute materially to the successful operation of our Company. The Board must set forth the terms of any award of restricted stock, including the purchase price (if any) to be paid for the restricted stock, the restrictions applicable to the grant or vesting requirements, the length of the restriction period, and the rights of the recipient to vote or receive dividends with respect to the shares during any restriction period, in a restricted stock agreement. The Board may also make vesting of the award subject to performance measures (as discussed below) or provide that certain circumstances will result in termination or early termination of the restrictions on the shares.

Restricted Stock Units

Restricted stock units are like restricted stock except that shares are not issued immediately. Rather, the recipient is entitled to receive a number of shares, or cash equal to the fair market value of the shares (or an equivalent combination of shares and cash), on a specified date, subject to specific conditions, terms and restrictions imposed by the Board. The Board may provide for the recipient of restricted stock units to receive dividends or dividend equivalents on terms it sets forth in the related restricted stock unit agreement.

Performance Shares

Performance shares represent the right to receive an amount valued by reference to a number of shares, payable in cash or shares or a combination thereof, based upon the degree to which set performance measures are attained within a specified time period as determined by the Board and set forth in the related performance share agreement. The Board may further condition any grant of performance shares upon any restrictions it considers appropriate.

Phantom Stock Units

A phantom stock unit entitles the holder to convert a vested unit into property with a value equal to the difference between the “award value” (which is the fair market value of a share as of the date of grant of the unit) and the fair market value of a share on the conversion date. The Board must set forth in a phantom stock agreement the terms of any grant including the vesting schedule, the period during which the units must be converted, the award value and the form and timing of payments.

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Share Purchase Rights

Share purchase rights allow the recipients to forego the receipt of all or a portion of cash compensation (including bonuses and, in the case of non-employee directors, directors’ fees) and to receive such compensation in the form of shares or restricted stock units. The terms, conditions and restrictions of share purchase rights and any shares or restricted stock units purchased, as determined by the Board, are to be set forth in a share purchase agreement. The Board is permitted to obligate us to match a portion of the deferred compensation on terms and conditions it determines and sets forth in the share purchase agreement.

Other Stock-Based Awards

The Board may grant other stock-based awards, the value of which is based in whole or in part on the value of shares, to eligible recipients in amounts and upon terms consistent with the plan and as determined by the Board.

Performance Measures

The plan provides that the Board may make the degree of payout or vesting of certain awards dependent upon the Company attaining certain “performance measures” set forth in the plan. The Board can set the targeted level of performance on an absolute basis or relative to a group of peer companies it selects, relative to internal goals or relative to performance levels attained in prior years. Any performance measures that the Board intends to qualify an award as “performance-based compensation” for purposes of the exception to the limitations on deductibility under Section 162(m) of the Code must be limited to one or more of the following performance goals or functions of these goals:

●  earnings

●  earnings per share

●  consolidated pre-tax earnings

●  net earnings

●  operating income

●  EBIT (earnings before interest and taxes)

●  EBITDA (earnings before interest, taxes, depreciation and amortization)

●  gross margin

●  revenues

●  revenue growth

●  market value added

●  economic value added

●  return on equity

●  return on investment

●  return on assets

●  return on net assets

●  return on capital employed

●  return on sales

●  total stockholder return

●  profit

●  economic profit

●  capitalized economic profit

●  after-tax profit

●  pre-tax profit

●  cash flow measures

●  cash flow return

●  sales

●  sales volume

●  inventory turnover ratio

●  stock price

●  cost

●  unit cost

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Except in the case of an award intended to qualify under Section 162(m) of the Code, the Board may establish other performance measures that it considers appropriate or equitable. The Board may adjust the performance measures or the degree to which they must be attained in recognition of unusual or nonrecurring events affecting us or our financial statements or changes in applicable law or accounting principles. However, in the case of any awards intended to qualify under Section 162(m) of the Code, any adjustment must comply with that section.

Shares Available

If approved by the stockholders, 4,800,000 shares would be authorized for issuance under the plan, of which no more than 2,112,500 could be issued in the form of restricted stock. The maximum number of stock options and stock appreciation rights that may be granted to any one participant in any one calendar year is 500,000, and the maximum number of all other share awards (or their equivalent value in cash, shares or other property) that may be granted in any one calendar year to any one participant is the higher of (i) 200,000 and (ii) the number of shares obtained by dividing 5,000,000 by the fair market value of a share on the respective dates of grant.

The following rules determine how the number of shares used for awards under the plan are counted and therefore how they reduce the shares remaining available for awards under the plan:

●	All shares issued upon exercise of an option, including any shares withheld for tax withholding purposes, are counted as used when an option is exercised for cash.

●	Only the shares actually issued, including shares withheld for taxes, are counted as used upon exercise of a stock appreciation right.

●

Only the net shares issued, including shares withheld for taxes, are counted as used when the participant tenders his or her own shares to pay for all or a portion of shares issuable upon exercise of an option, and the tendered shares will again become available for awards if they were issued upon the earlier exercise of an option.

●	Shares issued and withheld by the Company to satisfy a participant’s tax withholding obligation with respect to any other award are counted as used.

●

Shares subject to an award are not counted as used unless and until they are actually issued and delivered to a participant. Therefore, shares that we reserve for issuance with respect to awards that expire, are forfeited or canceled or settled without the delivery of shares, or with respect to which performance terms are not met, will again become available for issuance under the plan.

●

If we issue shares subject to an award under the plan or the old Stock Option Plan but later reacquire them for reasons like forfeiture or repurchase of restricted stock or other award, those shares again become available for use under the plan.

●

We must reserve one share for each restricted stock unit, phantom stock unit or other stock-based award that may be settled in shares. We must also reserve sufficient shares to allow for the issuance of the maximum number of shares that may be awarded under an agreement regarding performance shares. Any awards that may not be settled in shares do not require a reserve.

●

We must reserve one share for each share subject to an option or stock appreciation right that may be settled in shares. Stock appreciation rights that may not be settled in shares do not require a reserve.

●	If the exercise of a stock appreciation right causes a related stock option to terminate, then the shares issuable upon exercise of that option shall again be available for award under the plan.

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The Board may make appropriate adjustments to the number of shares available for issuance under the plan or any award (as well as the other terms of an award) in response to changes in corporate capitalization, certain corporate transactions or certain other changes in our corporate structure in order to preserve, but not to increase, the benefits provided to award recipients.

Other Terms

Cancellation of Awards

The Board may provide in any award agreement that if the recipient of the award engages in any “detrimental activity” during his employment with us or within the following two years, then any unpaid or unexercised part of the award will be cancelled or otherwise limited. In addition, with respect to any exercised or paid award, we may require the recipient to return to us the excess of the fair market value of the shares subject to the award as of the date of exercise or receipt over the total price paid by the recipient (if any) for the shares. The Board has sole discretion to determine in good faith whether a recipient has engaged in a “detrimental activity.”

Rights as Stockholder, Transferability

Except as otherwise provided in the plan or the applicable award agreement:

●	a holder of restricted stock has all of the rights of a stockholder with respect to those shares, including the right to vote and receive dividends and other distributions;

●

a holder of performance shares is entitled to dividends declared after the end of the performance period with respect to performance shares that have been earned but not distributed, and the holder has full voting rights with respect to those shares; and

●	a holder of any other award under the plan generally has no rights as a stockholder with respect to any shares underlying that award before the date of issuance of a certificate for the shares.

Except as provided in the applicable award agreement, unvested, unexercised or unpaid awards are generally not transferable.

Acceleration

Subject to exemption from or compliance with the requirements of Code Section 409A governing nonqualified deferred compensation, the Board may provide in the award agreement for automatic accelerated vesting, lapse of any restrictions and any other rights upon the occurrence of events or conditions as specified in the applicable agreement, like a change in control. A “change of control” is defined in the plan to include the acquisitions by certain persons or more than 50 percent of our then outstanding shares, certain specified business combinations, certain changes in our Board, or a complete liquidation or dissolution of our Company.

Amendment and Termination of the Plan

The Board may at any time terminate or amend the plan, as long as the termination or amendment does not adversely affect the rights of any holder of an outstanding award without that holder’s written consent. To the extent required by Section 162(m) of the Code, should the Board decide it is desirable to comply with its provisions, and to the extent otherwise required by law or applicable exchange listing rules, no amendment of the plan will be effective without stockholder approval. Currently, the following amendments would require stockholder approval:

●	increasing the maximum number of shares which may be used under the plan (other than increases made to adjust for recapitalization or changes in corporate structure, as described above);

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●	extending the term of the plan;

●	changing any Plan provisions relating to the class of employees who are eligible to receive awards under the plan; or

●	changing performance measures or the maximum amount that can be paid to an employee upon their attainment, for purposes of Code Section 162(m).

The Board may, without consent of the stockholders or the affected holders, amend outstanding awards and the related agreements in response to changes in law or in any manner that does not adversely affect the holders and is consistent with the terms of the plan.

In no event may the Board decrease the exercise price of any outstanding option or stock appreciation right without prior stockholder approval.

We may not grant awards under the plan later than ten years after our stockholders approve the plan, but the plan and all awards granted under the plan before that date will remain in effect until they have been paid or terminated in accordance with their terms.

Miscellaneous Provisions

The plan also contains other provisions, including provisions concerning the right of the Board to make non-uniform determinations under the plan and to impose requirements relating to stock exchange, governmental agency or other approvals as conditions to the grant or exercise of awards under the plan.

Federal Income Tax Consequences

The following is a summary of what we believe to be the likely federal income tax consequences to participants in the plan who are United States taxpayers from the grant, vesting, exercise or disposition of awards and shares underlying awards. We intend, and this summary assumes, that all awards granted under the plan either will be exempt from or will comply with the requirements of Section 409A of the Code regarding nonqualified deferred compensation such that its income inclusion and tax penalty provisions will not apply to the participants. The plan and any awards made under the plan will be administered consistently with this intent. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant in connection with awards (including any taxes and penalties under Section 409A) and we will have no obligation to indemnify or otherwise hold a participant harmless from any such taxes or penalties.

Stock Options and Stock Appreciation Rights

A plan participant will not recognize taxable income for federal income tax purposes upon the grant of a nonqualified stock option, incentive stock option or stock appreciation right, and we will not be entitled to a deduction at that time.

When a participant exercises a nonqualified stock option, he or she will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date he or she exercises the option, over the total exercise price he or she paid for those shares. If the participant later sells shares he or she acquired pursuant to the nonqualified stock option, he or she will recognize either capital gain or loss equal to the difference between the proceeds of the sale of those shares and the fair market value of those shares on the date he or she exercised the option. Under current law, if the shares sold were held for more than one year, then any gain will be taxed at the applicable long-term capital gains rate, which is generally more favorable to individuals than the tax rate applicable to short-term gains and ordinary income.

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In the case of an incentive stock option, the participant will not recognize any taxable income when he or she exercises the option. If, more than two years after the date of grant of an incentive stock option and more than one year after the transfer of the shares to the participant, the participant sells or otherwise disposes of shares he or she acquired when he or she exercised the option, the participant will recognize a long-term capital gain or loss on the difference between the proceeds of the sale or disposition and the total exercise price he or she paid for those shares. However, if the participant disposes of the shares sooner, then the portion of any gain equal to the difference between

●	the lower of:

[o]	the fair market value of the shares on the date of exercise, or

[o]	the amount realized upon the disposition, and

●	the total exercise price paid for the shares disposed of

will be treated as ordinary income in the year of disposition, and the remainder will be treated as capital gain in that year. Dispositions made before the expiration of these holding periods and which result in this adverse tax treatment are referred to as disqualifying dispositions.

Upon the exercise of a stock appreciation right, the participant recognizes ordinary income equal to the amount by which the fair market value of a share on the exercise date exceeds the exercise price of the stock appreciation right, multiplied by the number of shares with respect to which the participant exercises his or her stock appreciation right. To the extent that the participant receives all or part of this amount in equivalent shares of common stock rather than in cash, his or her basis in those shares will equal their fair market value on the date of their acquisition.

If a participant pays the exercise price of a nonqualified stock option with shares he or she already owns, he or she will recognize no taxable income with respect to those shares and to the same number of the new shares he or she receives. An equal number of the new shares he or she receives will have the same basis and holding period as the shares that he or she surrenders. The fair market value of the number of shares he or she receives in excess of the number of those he or she uses as payment will be included in his or her ordinary income as compensation. In addition, the basis in those excess shares will be their fair market value and the holding period for those shares will begin on the date of their acquisition.

The tax treatment to the participant is generally the same with respect to previously owned shares used to pay the exercise price of an incentive stock option and with respect to an equal number of shares received in exchange. However, the participant will recognize no taxable income on receipt of any excess shares and his or her basis in those shares will be zero.

Nevertheless, if the participant uses shares previously received pursuant to an incentive stock option to pay the exercise price of another incentive stock option prior to the expiration of the holding periods described above, this use will be deemed a disqualifying disposition, resulting in the potentially adverse tax treatment described above.

If an option or stock appreciation right expires before it is exercised, the participant will not be able to recognize a loss.

In addition to the federal income tax consequences described above, the exercise of an incentive stock option may subject a participant to the alternative minimum tax, which is referred to as AMT, imposed on his or her alternative minimum taxable income reduced by an exemption amount. A participant’s AMT income is his or her regular taxable income, plus or minus various “items of adjustment,” and plus various “items of tax preference.” When a participant exercises an incentive stock option, the difference between the fair market value of the shares received and the total exercise price paid for those shares is an item of

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adjustment for AMT purposes and thus will increase AMT income. However, the participant’s basis in the shares, for purposes of computing the gain or loss on their subsequent disposition that generally must also be included in AMT income in the year of disposition (subject to special rules applicable to disqualifying dispositions), is increased by the amount included in AMT income upon exercise. For 2020, the exemption amount is $113,400 for married persons filing jointly (half that amount for married persons filing separately) and $72,900 for unmarried filers, but the exemption amount is phased out for individuals with higher AMT incomes (over $1,036,800 for married persons filing jointly, and over $518,400 for married persons filing separately and unmarried filers).

AMT is payable only to the extent that it exceeds the participant’s regular tax. If a participant is required to pay AMT, the amount of such tax which is attributable to the incentive stock option adjustment is generally allowed as a credit against his or her regular tax liability in subsequent years.

There are no AMT consequences triggered by the exercise of a nonqualified stock option or a stock appreciation right.

Restricted Stock, Restricted Stock Units, Performance Shares, Share Purchase Rights, and Other Stock-Based Awards

The Board intends to make awards under the plan initially non-transferable and subject to a “substantial risk of forfeiture” within the meaning of the Code. As a result, a plan participant should not be subject to current federal income tax at the time of receipt of restricted stock, restricted stock units, performance shares, the Company matching portion of restricted shares issued pursuant to a share purchase program or other stock-based awards. Rather, in the taxable year in which such restrictions lapse with respect to any shares issued to a participant in respect of any of the above awards, or in which unrestricted shares or cash or other property is issued or paid in respect of any such award, the participant will be subject to federal income tax, at ordinary income tax rates, on the amount by which the fair market value of the shares issued or the cash or other property paid, determined as of the date on which the restrictions lapse (or the date of issue or payment, in the case of cash or unrestricted shares or other property), exceeds the amount, if any, such participant previously paid for such shares (or the related award).

In the year that a participant subsequently sells shares or other property acquired under the plan, he or she will realize capital gain (or loss) to the extent that the sales proceeds exceed (or are less than) the fair market value of such shares or other property on the date that their receipt triggered ordinary income tax liability; and the holding period for purposes of determining whether such gain (or loss) as short-term or long-term will commence on that date.

Shares purchased with base salary, bonus, annual retainer amounts or other compensation that a participant elects to forego in exchange for restricted stock units or restricted stock under a share purchase program are not considered subject to a “substantial risk of forfeiture,” so such shares are subject to federal income tax at the time they are granted, even if they are subject to a vesting period.

Phantom Stock Units

A holder of phantom stock units will not recognize taxable income for federal income tax purposes upon the award of the units, and we will not be entitled to a deduction at that time.

Upon the conversion of phantom stock units resulting in a payment to the holder of cash or unrestricted shares, the holder will recognize ordinary income in an amount equal to the excess, if any (the “Conversion Gain”), of the aggregate fair market value of the shares underlying the converted units as of the conversion date over the aggregate “award values.” (The “award value” of a unit is the fair market value of a share as of the date of grant of the unit.) To the extent that the holder receives the Conversion Gain in unrestricted shares of equivalent value (rather than in cash), the basis in those shares will equal their fair market value on the date of their acquisition. If the holder receives the Conversion Gain in

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non-transferable shares subject to a “substantial risk of forfeiture” within the meaning of the Code, however, his or her ordinary income tax liability will be delayed until the first taxable year in which those shares are transferable or are no longer subject to a substantial risk of forfeiture. The ordinary income that the holder will be required to recognize at that time will equal the excess, if any, of the fair market value of those shares over the corresponding “award value,” and his or her basis in those shares will equal their fair market value, in each case determined as of the date that they first become transferable or no longer subject to a substantial risk of forfeiture.

Tax Consequences to Us

Generally, we can deduct for federal income tax purposes only the amount included in a participant’s ordinary income (if any) upon the participant’s exercise of an option or stock appreciation right or upon his or her subsequent disposition of the underlying shares, subject to our compliance with applicable withholding and reporting requirements and subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code. With respect to other awards under the plan, we likewise will generally be able to deduct for federal income tax purposes the amount included in a participant’s ordinary income as a result of any taxable event with respect to an award, subject to the same limitations. The deduction will be allowed in the taxable year that such amount is includible in the participant’s gross income.

Section 162(m) of the Code limits deductibility of compensation in excess of $1 million paid to certain covered employees of public companies. Until the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law on December 22, 2017, performance-based compensation paid to covered employees was deductible even if such compensation was in excess of $1 million. The Tax Act eliminated this performance-based compensation deduction going forward, but provided limited transition relief for compensation paid pursuant to a contract in effect as of November 2, 2017, which has not been materially modified after that date. Therefore, certain outstanding performance-based compensation payments may continue to be deductible under Section 162(m), but all other compensation paid to covered employees after December 31, 2017 will be subject to the $1 million limit on deductibility. The Tax Act also expanded who is a covered employee under Section 162(m). Under the prior version of Section 162(m), covered employees included the company’s chief executive officer and each of the company’s next three most highly compensated executive officers, other than the chief financial officer. Beginning January 1, 2018, the employees covered by Section 162(m) include a company’s chief executive officer, chief financial officer, and each of such company’s three other most highly compensated executive officers.

Compensation to employee participants resulting from awards under the plan constitutes wages for purposes of the Federal Insurance Contributions Act and the Federal Unemployment Tax Act and thus will result in additional tax liability to us, generally with respect to each award at the time that such award is no longer subject to a substantial risk of forfeiture.

Tax Withholding

The plan provides that we have the right to deduct or withhold from any cash or property payable to a participant under the plan, or to require the participant to pay to us, an amount sufficient to satisfy any federal, state, local and foreign withholding requirements with respect to any taxable event arising as a result of the plan, such as payments pursuant to or the lapse of restrictions with respect to awards (including withholding requirements under the Federal Insurance Contributions Act). With respect to withholding required upon the issuance of shares to a participant under the plan, the participant may meet the withholding requirement by having us, if the Board consents, withhold shares with a fair market value as of the date the withholding obligation is incurred equal to the amount required to be withheld.

Other Requirements and Tax Consequences

This section contains only a summary of the current federal income tax treatment of certain stock-based incentive awards available under the plan and does not cover all of the special rules and consequences,

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including rules allowing a participant under certain circumstances to elect to recognize ordinary income upon receipt of an award (and the related consequences), rules relating to participants subject to Section 16(b) of the Exchange Act, or the state, local or foreign income or other tax consequences applicable to transactions involving such awards and the underlying shares.

Interest of Certain Persons in this Proposal

Our executive officers, three of whom are also directors, and our non-employee directors have an interest in the proposal to adopt the amended plan because each is an eligible participant in awards under the plan.

Plan Benefits

The Board expects to make an annual grant of a number of restricted shares having a grant date value of $150,000 to each of our non-employee directors following the 2020 annual meeting, as shown in the table below. No other awards are currently under consideration.

Stock Incentive Plan Awards

	Restricted Stock
	Number	Dollar Value(1)

Non-employee directors as a group	9,361	$1,649,595

(1)

These shares are expected to be granted on the date of our 2020 annual stockholders meeting. Therefore, the number of shares to be awarded cannot be determined at this time. The amount of the grants shown in the table is based on our closing share price on December 31, 2019.

In addition to the awards shown in the table above, our officers, directors and key employees may also participate during fiscal 2020 in our Management Share Purchase Plan. Information about the participation of individual officers and directors in this plan during fiscal 2019 is provided in this Proxy Statement in the section entitled “Executive Compensation.” Information about the participation of groups of participants in fiscal 2019 is below:

Management Share Purchase Plan

Fiscal 2019

	Number of Shares Purchased	Number of Shares Granted in Company Match	Aggregate Grant Date Fair Value of all Shares Acquired
Executive officers as a group	12	3	$1,489
Non-executive employees as a group	4,331	1,002	$680,506
Non-employee directors as a group	3,007	736	$483,339

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The following table shows information about the Stock Incentive Plan as of January 1, 2020, the only plan under which our equity securities are authorized for issuance.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)(2)
Equity compensation plans approved by security holders	270,167	203,732
Equity compensation plans not approved by security holders	—	—
Total	270,167	203,732

(1)

This column reflects 13,137 performance shares outstanding at January 1, 2020, that have been earned and that are subject to an additional service-based vesting period ending on October 31, 2020, before they can be issued, and 257,030 unearned performance shares at January 1, 2020, at the maximum level. However, management could not determine that achievement of the applicable performance based criteria is probable for those unearned performance shares.

(2)

This column reflects the 1,435,694 shares of restricted stock granted to participants under the Stock Incentive Plan, the 305,225 shares of restricted stock purchased by or granted to participants under the MSPP provisions of the Stock Incentive Plan, the 920,695 earned performance shares that have been issued or are expected to be issued under the Stock Incentive Plan, and the 257,030 unearned outstanding performance shares that could be earned as described in footnote (1) above, in each case since the inception of the plan and net of forfeitures, but including shares withheld at the election of the participants to satisfy tax obligations.

The Board of Directors recommends that the stockholders vote

“FOR” the approval of the Sanderson Farms, Inc. and Affiliates

Amended and Restated Stock Incentive Plan.

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Item 3—Advisory Vote on Executive Compensation

In accordance with law, our stockholders are being asked to approve a non-binding advisory resolution on the compensation of our named executive officers, as reported in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to endorse or not endorse our 2019 executive compensation program and policies for our named executive officers through the following resolution:

“RESOLVED, that the stockholders of Sanderson Farms, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

The core of Sanderson Farms’ executive compensation philosophy and practice continues to be to pay for performance. We pay our executive officers in a manner consistent with our strategy, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including the 2019 compensation of the named executive officers.

Our executive compensation program received substantial stockholder support in all our Say-on-Pay votes held since 2011, when Say-on-Pay votes became required, receiving at least 92.7% of the votes cast. We are committed to engagement with our stockholders concerning all aspects of our business, including our pay practices. The feedback we have received about our compensation programs and proxy disclosures has been positive and, given the strong endorsement by our stockholders in our Say-on-Pay votes, the Compensation Committee has subsequently reaffirmed the structure of our executive compensation programs.

The Board of Directors has determined to hold a Say-on-Pay vote every year.

Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that the stockholders vote “FOR” the advisory vote to approve our named executive officer compensation.

Sanderson Farms | 2020 Proxy Statement 78

Item 4—Advisory Vote on Frequency of Future Votes on Executive Compensation

Applicable law also requires that our stockholders vote at least once every six years on whether we should hold an advisory “Say-on-Pay” vote every year, every two years or every three years. Therefore, we are presenting the following resolution, which gives you the opportunity to inform us as to how often you wish us to include an advisory “Say-on-Pay” vote, like Item 3, in our proxy statement. You may also abstain from voting on this item.

RESOLVED, that a non-binding advisory vote of the stockholders on the compensation of Sanderson Farms’ Named Executive Officers pursuant to Section 14A of the Securities Exchange Act should be held:

●	every year

●	every two years; or

●	every three years.

When we last held this advisory vote at our annual meeting of stockholders in 2014, a majority of the votes cast were in favor of holding a Say-on-Pay vote every year. Following the meeting, our Board of Directors determined to hold the vote annually, and since then we have held a Say-on-Pay vote every year.

Therefore, the Board recommends that the stockholders vote to hold the advisory “Say-on-Pay” vote every year. Note, however, that you are not voting on whether to approve or disapprove the Board’s recommendation, rather you are being asked to affirmatively select the option of every one, two or three years.

We will treat the option selected by the plurality of the votes cast at the meeting as the option approved by the stockholders. Abstentions and broker non-votes will not be counted as votes cast with respect to this proposal. While this vote is non-binding and advisory in nature, our Board of Directors intends to hold future Say-on-Pay votes in accordance with the selection receiving the highest number of votes at the annual meeting.

The Board of Directors recommends that the stockholders vote to hold future Say-on-Pay votes “EVERY YEAR.”

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Item 5—Ratification of the Appointment of Independent Auditors

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2020. We are not required to have stockholders ratify the selection of Ernst & Young as our independent auditors. We are doing so, however, because we believe it is a matter of good corporate practice.

If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young but may nevertheless retain them as the independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young will be present at the annual meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by stockholders.

Fees Paid to Ernst & Young

Ernst & Young were our independent auditors for our 2019 fiscal year. Fees related to services performed by them that were billed in fiscal years 2018 and 2019 are as follows:

	2018[1]	2019
Audit Fees[2]	$1,473,969	$1,469,874
Audit-Related Fees[3]	10,616	—
Tax Fees[4]	69,385	107,026
All Other Fees	—	—

Total	$1,553,970	$1,576,900

(1)	Includes $105,862 of Audit Fees related to fiscal year 2018 that were not available for inclusion at the time the 2019 proxy statement was filed.
(2)

“Audit Fees” include amounts paid for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and other regulatory filings and registration statements, including those related to our amended Stock Incentive Plan and our registration statement on Form S-3, and audit procedures performed with respect to the Company’s internal control over financial reporting, as required by Sarbanes-Oxley Act Section 404.

(3)	“Audit-Related Fees” include fees for the audit of the Company’s benefit plans and accounting consultations related to financial accounting and reporting standards.
(4)

“Tax Fees” consist of amounts paid for tax compliance, advice, and planning, and the preparation and filing of required federal and state income and other tax forms. Also includes tax consultation services related to a diesel engine replacement grant.

The Audit Committee has considered whether the provision of services by Ernst & Young for the Company other than audit services is compatible with maintaining Ernst & Young’s independence and has concluded that it is compatible.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent auditors prior to engagement, subject to the de minimis exceptions for non-audit services permitted by the Securities Exchange Act of 1934, as amended (Exchange Act) which are approved by the Audit Committee prior to

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the completion of the audit. The Audit Committee may form and delegate authority to subcommittees of one or more Audit Committee members, including authority to grant pre-approvals of audit and non-audit services, provided that any decision of that subcommittee to grant pre-approval is presented to the full Audit Committee at its next scheduled meeting. For fiscal 2019, the Audit Committee pre-approved all non-audit services performed by the independent auditors.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young as the Company’s independent auditors for 2020.

Report of the Audit Committee

To the extent provided by Instruction 1 to Item 407(d) of Regulation S-K of the Securities and Exchange Commission (SEC), this section shall not be deemed to be proxy “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities imposed by Section 18 of the Exchange Act.

The Audit Committee has reviewed and discussed our audited financial statements with management, and the Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by the PCAOB rules regarding the auditors’ communications with the Audit Committee about independence, and has discussed with the independent auditors the independent auditors’ independence. Based on the review and discussions referred to above, the Audit Committee recommended that the audited financial statements for the fiscal year ended October 31, 2019 be included in our Annual Report on Form 10-K for that fiscal year for filing with the SEC.

THE AUDIT COMMITTEE:

David Barksdale

John H. Baker, III

Fred Banks, Jr.

Edith Kelly-Green

Phil K. Livingston (Vice Chair)

Suzanne T. Mestayer (Chair)

Gail J. Pittman

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Item 6—Stockholder Proposal—Report on Water Resource Risks

As You Sow, on behalf of the Gun Denhart Living Trust and the Russell Family Foundation, has notified us that it intends to submit the following proposal for consideration at the annual meeting. As explained below, the Board of Directors recommends that you vote AGAINST this proposal. The address and shareholdings of the proponents will be furnished promptly to any stockholder upon written or oral request to our Secretary at our general office. We have included the text of the proposal and supporting statement exactly as submitted by the proponents. We are not responsible for the content of the proposal or the supporting statement or any inaccuracies they may contain.

Whereas: Climate change has been confirmed by the Intergovernmental Panel on Climate Change and other expert analyses to exacerbate water scarcity issues for agriculture;

Climate change and increasing water scarcity can affect the production of animal feed, impacting availability and pricing that reduces profitability. 42% of our Company’s production costs comprise feed ingredients;1

In the United States, chicken feed predominantly comprises corn (60%).2 87% of irrigated corn production in the US is sourced from areas of high or extremely high base-line water stress;3

Our Company recently experienced the effects of water scarcity on feed prices. A 2018 drought in Argentina caused corn and soybean prices to spike,4 leading feed costs per pound to increase 5.8% over the prior year;5

The increase of water scarcity conditions can also impact the poultry production process in other ways, from providing drinking water, to treating wastes, to washing during processing, affecting our Company’s 60006 contracted chicken houses as well as its processing facilities. Our Company reports that in FY2017 it used 1.093 gallons of water/saleable lb of chicken, and produced 4.3 billion pounds;7

Our Company’s poultry processing plant, hatchery and feed mill in Hazlehurst and Gallman, Mississippi, are located in an area of high baseline water stress. The majority of facilities in Texas and Mississippi are located in areas of medium drought risk;8

Thus, the increases in water scarcity caused by climate change can limit future access to water, affecting the ability to operate processing facilities, and negatively affecting revenues, credit profile and cost of capital;

(1)	Corporate Responsibility Report 2017, At 33.
(2)	https://ris.utwente.nl/ws/portalfiles/portal/5146067/Report-48-WaterFootprint-AnimalProducts-Vol1.pdfFigure5.
(3)	https://blog.nationalgeographic.org/2015/02/10/corn-remains-king-in-usda-irrigation-survey/
(4)	https://www.reuters.com/article/argentina-grains-drought/argentina-drought-bakes-crops-sparks-grain-price-rally-idUSL2N1QK1TT
(5)	http://ir.sandersonfarms.com/news-releases/news-release-details/sanderson-farms-inc-reports-results-third-quarter-fiscal-2018
(6)	Supra Note 1, At 28.
(7)	Id.
(8)	World Resources Institute Water Risk Atlas. https://www.wri.org/resources/maps/aqueduct-water-risk-atlas

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The Sustainability Accounting Standards Board (SASB) has established industry-specific standards that assist companies in disclosing financially material, decision-useful sustainability metrics to investors. SASB’s Meat, Poultry and Dairy Industry Standards include water management disclosure;

Yet, our Company provides inadequate disclosure to its investors regarding its exposure to these risks. In the absence of material and decision-useful metrics, investors cannot compare the relative risks between competing investments, nor period-to-period progress in managing these risks;

Therefore, BE IT RESOLVED: Shareholders request that, in order to allow tracking of water stress trends and impacts that are expected to be exacerbated by climate change, the Board of Directors report to shareholders on quantitative metrics identified by the Sustainability Accounting Standards Board (SASB) as providing material information on water resource risks for the Meat, Poultry and Dairy sector by 180 days after the 2020 Annual Meeting, at reasonable expense and excluding confidential information, and annually thereafter, including:

●	Total water withdrawn, and percentage in regions with High or Extremely High Baseline Water Stress;

●	Percentage of contracts with producers located in regions with High or Extremely High Baseline Water Stress;

●	Percentage of animal feed sourced from regions with High or Extremely High Baseline Water Stress.

BOARD RECOMMENDATION

The Board recommends that stockholders vote AGAINST this proposal for the following reasons.

One of our Company’s core values since we were founded in 1947 has been the protection and conservation of natural resources. Our Board and our management agree wholeheartedly with the proponents that water conservation and sustainable practices are critical to our profitability and long-term value. We also believe we have a responsibility to be stewards of the environment, and we know that responsible and sustainable practices concerning water are important to our stockholders and other stakeholders.

With the direct involvement of our senior management team, including our CEO, we have implemented a range of initiatives to reduce water use throughout our business and to report on our progress. Our senior management has held a regular and productive dialog over the last several years with stockholders for whom water management is a primary concern and has set and published water usage reduction goals for fiscal year 2020 as a direct result of this engagement. The Board believes our current policies, practices, and disclosures appropriately and adequately address the proponents’ concerns, and that producing another report as requested by the proponents would be duplicative and not meaningful to our stockholders.

We Already Report on Our Sustainability Efforts

Since 2014, we have reported annually on our sustainability program, including our water initiatives discussed below and our progress, in our Corporate Responsibility Report, which can be found on our website at http://ir.sandersonfarms.com/corporate-governance. Moreover, we report our water management and performance efforts to CDP, formerly the Carbon Disclosure Project, through its Water Questionnaire.

Nevertheless, the proponents want us to produce another report to stockholders on water resource risks using the reporting framework of the Sustainability Accounting Standards Board, or SASB. The SASB is

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one of many similar organizations which have developed competing sets of detailed and voluminous reporting standards for environmental, social and governance matters. To produce a report with that level of detail would require a significant amount of management time, effort, and expense, which our Board believes would not be beneficial to our stockholders or in their best interests, especially since we already publish our Corporate Responsibility Report. Even if we had the resources to devote to producing such a report, there is no single reporting framework that has become predominantly accepted in the United States and reporting under multiple frameworks would be burdensome.

Water Risk Management is Essential to Our Business

We are an agricultural company that depends on the success of nearly 1,000 independent family farms, so we are acutely aware of the risks of climate change to our business. As we have disclosed for many years in our SEC reports, weather affects our business in many ways—not only through its impact on water—so we work every day to identify and manage climate-related risks.

We have long recognized the importance of water to our business and the impact our business has on the availability of water. We have implemented measures to mitigate the risk of water scarcity through:

●	our site selection process for new poultry complexes;

●	our water management practices in our facilities;

●	our live growing program for our independent contract farms; and

●	our participation in sustainable agriculture initiatives.

New Poultry Complexes

Since 1992, we have built eight new, state-of-art poultry complexes in Georgia, Mississippi, North Carolina, and Texas, representing a 320 percent expansion of our production capacity. Before choosing a new site, we perform extensive due diligence to ensure there is sufficient water not only for the operation of our processing plants, hatcheries, and feed mills, but also for the support of the independent farms that will be located near each complex to grow our birds. We do not choose sites that would depend on aquifers that are stressed or marginal. Rather, we work with experienced hydrologists to study the site aquifers and assess their sustainability for the long term. In a process that takes as long as six months, we drill test wells and perform other aquifer studies that ensure the availability of ample water resources to support the site and our long-term capital investment in the area.

Because of our greenfield expansion since 1992 and our due diligence process, most of our operations are located in areas with abundant water resources. We have only one complex, located in Hazlehurst and Gallman, Mississippi, that is in an area with high baseline water stress. We purchased that complex in 1961, and it represents just 4.8 percent of our production capacity. We have engaged a hydrologist and are currently in the process of identifying and evaluating alternative water sources for this complex.

Water Management at Our Facilities

We use water in our processing plants to aid in the cleaning of our processing facilities, maintain sanitary conditions, and deliver approved antimicrobials onto chicken carcasses and parts. Water used for these purposes allows us to reduce the presence of pathogens on processed chicken and provide our customers and consumers with a safer product.

In 2010, we formally launched the Sanderson Farms Corporate Responsibility Program to focus more deliberately on our environmental and cost efficiency goals and to engage our employees in incorporating

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sustainability thinking into their every day work. A key part of the program has been the development of water conservation practices. We monitor and gather water usage data at each of our facilities daily and compare readings to our operating standards. Through improved employee training, accountability, and technical innovations, we have reduced our water usage per saleable pound in our production and processing facilities by 44 percent, or 3.37 billion total gallons, since 2008. Additionally, we have set a goal to reduce our water usage in fiscal year 2020 by three percent compared to fiscal 2019.

Our Growing Program

Water is essential for the proper care and feeding of the birds that our independent contract farmers raise for us. But if too much water is used in the barns that house our birds, the environment inside the barn becomes unsuitable and can adversely impact bird health and growth.

Our vertically integrated model means that we have significant control over our supply chain. As part of our proprietary growing program, we provide our farms with a distinct, target water usage level corresponding to each week of a flock’s age until the birds reach our target live weight. If either too little or too much water is used in a barn, the health and weight of the birds will be affected, which will impact both the farmer’s compensation and our productivity and operating results. Thus, both the sensitivity of the flock to moisture levels in the barn and the input cost of water to our farmers’ businesses incentivize them to adhere to our water targets.

To help our farmers optimize water use and achieve the best growing results for themselves and Sanderson Farms, we require that every barn be equipped with a water meter that is monitored continuously. Readings are recorded daily and many meters can be accessed through the farmer’s smartphone. This technology is among the practices called for by sustainability advocates such as The Sustainability Consortium.

Sustainable Agriculture

During fiscal 2019, the feed we produced for our chickens, which consists mainly of corn and soybean meal, represented 39.8 percent of our poultry cost of goods sold. As we have disclosed in our SEC reports, the prices we pay for feed grains are affected by global weather patterns, including inadequate rainfall and drought conditions caused by climate change. None of these factors is within our control. Additionally, it is impossible to know the specific locations where the feed grains we purchase were grown or the quantity or condition of water resources in that area. Therefore, we are unable to report the data concerning our feed grain purchases that the proponents seek.

Nevertheless, we promote and support sustainable agriculture practices by grain producers where we can. We purchase a significant portion of our grain needs from producers who are members of initiatives such as Field to Market—The Alliance for Sustainable Agriculture, a collaboration of participants across the agricultural value chain working to define, measure, and advance the sustainability of food production. This program provides a platform to farmers to measure their sustainability practices, including irrigation water use and its impact on crop yield. We are also a member of America’s Conservation Agriculture Movement, the largest ever public-private partnership focused on empowering farmers to adopt and scale conservation practices. Founded by the USDA’s Natural Resources Conservation Service, the program aims to impact 300 million acres and 20 major watersheds in five years. We are also a founding member of a sustainability program for the poultry industry led by the US-Roundtable for Sustainable Poultry & Eggs and the International Poultry Welfare Alliance.

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Conclusion

We take natural resource conservation very seriously. We agree with the proponents that risks from climate change, including water scarcity, are among the most significant risks affecting our business. However, we have already established transparent mechanisms to disclose these risks and to report regularly on the progress of our water conservation and other risk mitigation efforts. We believe our current practices already address the concerns raised in the proposal.

The Board of Directors recommends that stockholders vote “AGAINST”

the proposal regarding a report on water resource risks.

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Item 7—Stockholder Proposal—Human Rights Due Diligence

Oxfam America Inc. has notified us that it intends to submit the following proposal for consideration at the annual meeting. As explained below, the Board of Directors recommends that you vote AGAINST this proposal. The address and shareholdings of the proponent will be furnished promptly to any stockholder upon written or oral request to our Secretary at our general office. We have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or the supporting statement or any inaccuracies they may contain.

Resolved: Shareholders request the Board of Directors prepare a report, at reasonable cost and omitting proprietary information, on Sanderson Farm’s human rights due diligence (“HRDD”) process to assess, identify, prevent and mitigate actual and potential adverse human rights impacts.

Supporting Statement:

We recommend the report:

●	Include the human rights principles used to frame its risk assessments;

●	Outline the human rights impacts of Sanderson Farm’s business activities, including company-owned operations, contract growers, and supply chain, and plans to mitigate adverse impacts;

●	Explain the types and extent of stakeholder consultation; and

●	Address Sanderson Farm’s plans to track effectiveness of measures to assess, prevent, mitigate, and remedy adverse human rights impacts.

Companies that fail to address human rights concerns risk backlash from communities, customers, and regulators, all of which pose significant harm to long-term shareholder value. Industrial meat production exposes workers, farmers, and communities to actual and potential adverse human rights impacts. Poultry processing workers face serious labor rights violations, including injuries from unsafe line speeds and other hazards, exposure to toxins, wage and hour violations, sexual harassment, and workplace discrimination.1 Factory farming contributes to economic struggles for contract growers and family farmers, exploitation of migrant farmworkers, and occupational health and safety risks. Monoculture farming to grow animal feed requires heavy use of chemical fertilizers and pesticides, impacting human health, soil and water quality, and biodiversity.

Increased public scrutiny on these harmful production practices generates significant financial risk. The poultry processing industry is plagued by legal complaints, fines, and journalist investigations2 revealing patterns of workplace violations. Sanderson Farms is not immune: allegations against the company and its subsidiaries range from denied disability accommodation3 to federal fines issued for violations of wage

(1)	https://www.oxfamamerica.org/static/media/files/Lives_on_the_Line_Full_Report_Final.pdf
(2)	https://www.theguardian.com/food/2018/nov/26/revealed-restricting-breaks-keeps-poultry-industry-workers-living-in-fear
(3)	https://www.hrdive.com/news/court-awards-5-years-front-pay-to-worker-denied-a-disability-accommodation/522860/

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and hour regulations,4 workplace safety and health, and labor relation regulations.5 In addition, lacking proper HRDD processes that include stakeholder consultation sparks public resistance to expanding operations. In 2018, community members in East Texas opposed a new Sanderson Farms development due to concerns about negative impact to the local community and environment.6 A proactive assessment of the salient human rights risks, informed by meaningful stakeholder consultation, would mitigate adverse human rights impacts and threats to the company’s social license to operate. Though Sanderson Farms’ Corporate Sustainability Statement affirms that a sustainable future is only possible if the interests of all stakeholders are considered,7 the repeated occurrence of these types of investigations, fines, and lawsuits indicates that broader steps need be taken to ensure that the company upholds these values.

Corporations have a responsibility to respect human rights within company-owned operations and through business relationships under the UN Guiding Principles on Business and Human Rights.8 To meet this responsibility, companies are expected to conduct HRDD, informed by the core international human rights instruments, to assess, identify, prevent, and mitigate adverse human rights impacts.9 To protect its long-term financial interest, Sanderson Farms should do just that.

BOARD RECOMMENDATION

The Board recommends that stockholders vote AGAINST this proposal for the following reasons.

Sanderson Farms is committed to protecting and promoting human rights throughout our business, including our relationships with our employees, contract farmers, and suppliers. The cornerstone of our corporate culture is to treat all individuals with the absolute respect, integrity, and dignity that all human beings deserve. Our company and our people are devoted to the success of every member of our team in fulfilling his or her potential in all aspects of life. We believe these principles distinguish us from our competitors and are a key reason for our success.

Our Board of Directors fully agrees with the proponent about the importance of conducting human rights due diligence and promoting human rights in every aspect of our operations. We have many stakeholders whose wellbeing is tied directly to ours. A key part of our strategic plan has always been an emphasis on the needs of our employees, our independent family farmers, and our communities. For the last five years, we have reported on our efforts to support these stakeholders in our Corporate Responsibility Report, which is publicly available on our website at http://ir.sandersonfarms.com/corporate-governance. Accordingly, the Board believes our current policies, practices, and disclosures already appropriately and adequately address the concerns raised by the proposal, and a separate human rights report is unnecessary and would not be an effective way “to assess, identify, prevent and mitigate actual and potential human rights impacts.”

Our Human Rights Values

Our commitment to human rights is grounded in our Corporate Code of Conduct, our Company policy statements, and our Company Vision. Our Corporate Code of Conduct holds our directors, officers, and employees to high standards of lawful and ethical behavior. It is available on our website at http://ir.sandersonfarms.com/corporate-governance. Our Company policies provide numerous human rights protections for our employees that are discussed below and in our Corporate Responsibility Report.

(4)	https://www.rttnews.com/638105/sanderson-farms-to-pay-2-6-mln-to-settle-employees-donning-and-doffing-lawsuit.aspx?refresh=1
(5)	https://violationtracker.goodjobsfirst.org/parent/sanderson-farms
(6)	https://www.texasobserver.org/east-texas-sanderson-farms-cafo-factory/
(7)	https://cloud.3dissue.com/112651/113007/132393/2017CorporateResponsibilityReport/index.html?r=16
(8)	https://www.ohchr.org/Documents/Publications/GuidingPrinciplesBusinessHR_EN.pdf
(9)	https://www.ohchr.org/en/professionalinterest/pages/coreinstruments.aspx; https://www.ilo.org/declaration/lang--en/index.htm; http://www.oecd.org/investment/mne/1922428.pdf

Sanderson Farms | 2020 Proxy Statement 88

Our Company Vision articulates our commitment to our people and their personal success. These documents, along with our corporate responsibility and sustainability programs described at length in our Corporate Responsibility Report, demonstrate our dedication to making a positive impact in our communities by helping to protect human rights.

Our standards reflect the principles of the United Nations Universal Declaration of Human Rights and the International Labor Organization Labor Standards. If we identify adverse human rights impacts from our business activities, we are committed to providing for or promoting their fair and equitable remediation where we can.

Our Employees

Our employees are our most valuable assets. We already report extensively on the measures we take to protect and promote our employees’ human rights in our Corporate Responsibility Report, and we have highlighted some of these efforts on pages ii to ix of this proxy statement. Among these are:

●	a competitive compensation program with a starting wage of at least $15 per hour after the first 90 days of employment;

●	a retirement savings program with Company matching contributions and a stock ownership program at no cost to employees, to help employees plan for a fiscally sound future;

●	health insurance with 75 percent of the premium for employees and their families paid for by the Company, which helps to ensure access to affordable health care;

●	health and wellness training programs and free preventative health screenings for employee participants in the health insurance plan;

●	a zero-tolerance policy prohibiting discrimination and harassment in any form, combined with awareness training, an anonymous tip line to report incidents, and a no retaliation policy;

●	opportunities for college tuition and high school equivalency exam fee reimbursement;

●	a robust in-house training program providing both professional and personal development courses;

●

a rigorous occupational health and safety program led by senior management and audited by outside experts, which has resulted in our having among the fewest OSHA citations per 1,000 employees for companies in our industry, even though we have built and opened more new poultry complexes than any other company in the United States since 1993; and

●	line speeds at our processing plants of 75 bpm, which is the slowest in our industry and well below the USDA-approved maximum of 175 bpm, to reduce employee stress and injuries.

In addition to these measures, we do not tolerate child or forced labor in any of our operations or facilities, we strive to comply with all applicable wage and hour laws, and we respect our employees’ rights to join or not join a trade union or to have recognized employee representation in accordance with labor relations law. Under the oversight of our Board, our senior management continually looks for opportunities to improve worker conditions and benefits. As a testament to our dedication to the rights of our people, our employees voted us one of Forbes Magazine’s best large employers for 2019.

Our Growers

Our vertically integrated model means we have substantial control over our supply chain because we own the chickens that our over 1,000 independent family farmers grow for us. In addition to the birds, we

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provide the feed, veterinary care, a proprietary growing program, and extensive technical support to help our growers run a successful business. Because we provide the chickens and feed, our growers are insulated from commodity price swings in the poultry and grain markets and can depend on a stable cash flow. We were the first in our industry to offer growers long-term, 15-year contracts more than 20 years ago. As a result of that commitment, more than 24 percent of our family farmers have maintained a contract with us for 20 years or longer.

When we build a new complex, we determine what the costs will be of building and maintaining a profitable grow-out farm. We use this data to calculate a level of grower pay that will allow our growers to realize a target return on their investment. We maintain a dialog with our growers about their profitability and we monitor interest rates and energy costs so that we can adjust grower pay when indicated. We have built six new poultry complexes since 2005 and for each complex we have had a waiting list of farmers wanting to contract with us.

Our Communities

We recognize that environmental stewardship is a human rights issue. We consider our company and our team to be stewards of the environment for the long-term sustainability of our communities. Our Corporate Responsibility Report describes our significant achievements in conserving natural resources and creating renewable energy. These initiatives include an award-winning wastewater treatment and sprayfield recycling program and the manufacture of biogas from our wastewater to power our own facilities.

All of our contract farmers are subject to environmental laws and regulations requiring compliance with nutrient and waste management plans. Those plans are individually tailored to each grower, and the company requires strict adherence to the environmental standards set forth in these plans. We also provide support and expertise to our growers to help them adopt farming practices that are environmentally sustainable and also enhance their profitability.

Our Feed Grain Suppliers

We expect our industry partners, including our feed grain suppliers, to operate their businesses ethically, legally, and in a manner that incorporates environmentally sustainable practices. We purchase a substantial portion of our feed grains from producers who are members of initiatives such as Field to Market – The Alliance for Sustainable Agriculture. We are a member of America’s Conservation Agriculture Movement, the largest ever public-private partnership focused on empowering farmers to adopt sustainability practices.

Consultations with Community Stakeholders

Since 1992, we have opened eight new poultry complexes, representing a 320 percent expansion of our production capacity. Before choosing a new site, we perform extensive due diligence to understand how our presence in a community will be received and how we will impact the community. We do not select a site unless we have the support of state and local government officials as well as business and community leaders. We hold an ongoing and transparent dialog with a wide range of stakeholders in a prospective new location for as long as one year before finalizing our site selection process. Our aim is to ensure that we are listening to, learning from, and considering their views and the needs and challenges of their community. We invite constituents who have concerns about our expansion to visit one of our existing locations to see our operations and our community relationships first-hand.

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Conclusion

In light of our current practices and continuous efforts to protect human rights throughout our operations, the Board believes the Company is addressing the concerns raised in the proposal and a report on human rights due diligence is unnecessary and would be duplicative of our current efforts.

The Board of Directors recommends that stockholders vote “AGAINST”

the proposal regarding a report on the Company’s human rights due diligence process.

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Voting Securities and Principal Holders

The following table sets forth information, as of January 1, 2020, concerning:

●	the only stockholders known by us to own beneficially more than 5% of our outstanding common stock, which is our only class of voting securities outstanding,

●	the beneficial ownership of common stock of our directors, director nominees and named executive officers, and

●	the beneficial ownership of common stock by all of our directors, director nominees and executive officers as a group.

On January 1, 2020, there were 22,229,430 shares of our common stock outstanding.

Unless otherwise indicated, the address of each person named in the table is P.O. Box 988, Laurel, Mississippi 39441.

Beneficial Owner(s)	Amount Beneficially Owned(1)	Percent of Class
5% Shareholders:
BlackRock, Inc.(2)	2,314,543	10.41%
The Vanguard Group(3)	1,943,152	8.74%
Renaissance Technologies LLC(4)	1,777,017	7.99%
T. Rowe Price Associates, Inc.(5)	1,775,548	7.99%
Dimensional Fund Advisors LP(6)	1,693,590	7.62%
Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan and Trust(7)	1,184,621	5.33%
Nuance Investments, LLC(8)	1,144,129	5.15%
Directors, Director Nominees and Named Executive Officers:(9)
Joe F. Sanderson, Jr.(10)	825,823	3.71%
Lampkin Butts	109,341	*
Mike Cockrell	104,266	*
Tim Rigney	14,642	*
John H. Baker, III	20,098	*
Fred Banks, Jr.	23,292	*
David Barksdale	1,647	*
John Bierbusse	12,187	*
Toni D. Cooley	24,952	*
Beverly Wade Hogan	17,317	*
Edith Kelly-Green	1,851	*
Robert C. Khayat(11)	10,434	*
Phil K. Livingston(12)	11,400	*
Suzanne T. Mestayer	3,217	*
Sonia Pérez	—	*
Gail Jones Pittman	15,649	*

All directors and executive officers as a group (16 persons)(7)	1,196,116	5.38%

Sanderson Farms | 2020 Proxy Statement 92

*	Less than 1%.
(1)	The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the following notes.
(2)

Based on information reported in Amendment No. 10 to Schedule 13G dated January 31, 2019, filed by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. The report states that BlackRock, Inc. has the sole power to vote or direct the vote of 2,260,121 shares and sole power to dispose or direct the disposition of 2,314,543 shares.

(3)

Based on information reported in Amendment No. 8 to Schedule 13G dated February 11, 2019 filed by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Schedule 13G states that The Vanguard Group has the sole power to vote or direct the vote of 20,194 shares, shared power to vote or direct the vote of 4,001 shares, sole power to dispose or direct the disposition of 1,921,142 shares, and shared power to dispose or direct the disposition of 22,010 shares.

(4)

Based on information reported in the Schedule 13G dated February 13, 2019, filed by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, 800 Third Avenue, New York, NY 10022. The Schedule 13G states that Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation have sole power to vote or direct the vote of 1,614,023 shares, sole power to dispose or direct the disposition of 1,633,576 shares, and shared power to dispose or direct the disposition of 143,441 shares.

(5)

Based on information reported in the Schedule 13G dated February 14, 2019, filed by T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202. The Schedule 13G states that T. Rowe Price Associates, Inc. has sole power to vote or direct a vote of 312,687 shares and sole power to dispose or direct the disposition of 1,775,548 shares.

(6)

Based on information reported in Amendment No. 1 to Schedule 13G dated February 8, 2019 filed by Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, Texas 78746. The Schedule 13G states that Dimensional Fund Advisors LP has sole power to vote or direct the vote of 1,641,646 shares and sole power to dispose or direct the disposition of 1,693,590 shares.

(7)

The Company’s ESOP beneficially owns 1,184,621 shares of common stock of the Company. Charles Schwab Bank is the trustee of the ESOP. The participants in the ESOP can direct the trustee regarding the voting of their ESOP shares, but if the trustee does not receive timely voting directions, the trustee must vote those shares, and it must vote unallocated shares, in the same proportion as the trustee votes shares for which it received timely directions. The trustee may therefore be deemed to beneficially own, under applicable regulations of the SEC, the 1,184,621 shares of common stock owned of record by the ESOP. Charles Schwab Bank disclaims beneficial ownership of such shares.

(8)	Based on information reported in the Schedule 13G dated February 7, 2019, filed by Nuance Investments, LLC, 4900 Main Street, Suite 220, Kansas City, MO 64112.

Sanderson Farms | 2020 Proxy Statement 93

(9)

Includes: (a) shares of common stock allocated to the ESOP account of the director or officer in the amounts shown in the table below, with respect to which the individual shares voting and investment power with the ESOP trustee; (b) unvested shares of restricted stock held by the director or officer in the amount shown in the table below, issued pursuant to the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan, as amended, including the Management Share Purchase Plan (see “Compensation Discussion and Analysis” for a discussion of these shares); and (c) shares of common stock held in the director’s or officer’s 401(k) plan account in the amounts shown in the table below, over which the plan’s investment committee has voting power and over which the individual has investment power.

	ESOP Shares	Unvested Restricted Stock	401(k) Plan Shares

Joe F. Sanderson, Jr.	104,402	84,000	—

Lampkin Butts	9	22,000	—

Mike Cockrell	2,924	17,750	—

Tim Rigney	3,187	3,427	33

John H. Baker, III	—	4,515	—

Fred Banks, Jr.	—	3,764	—

David Barksdale	—	1,647	—

John Bierbusse	—	2,950	—

Toni D. Cooley	—	2,857	—

Beverly Wade Hogan	—	4,492	—

Edith Kelly-Green	—	1,851	—

Robert C. Khayat	—	—	—

Phil K. Livingston	—	4,659	—

Suzanne T. Mestayer	—	3,217	—

Sonia Pérez	—	—	—

Gail Jones Pittman	—	1,506	—

(10)

The shares shown in the table also include 9,808 shares owned of record by Mr. Sanderson’s wife, over which she exercises sole voting and investment power. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Sanderson disclaims beneficial ownership of the 9,808 shares owned of record by his wife.

(11)

Mr. Khayat retired from the Board of Directors on December 31, 2019. On January 3, 2020, the Board of Directors, on the recommendation of the Nominating and Governance Committee, determined that Mr. Khayat’s retirement caused all of his unvested restricted stock (including restricted stock acquired under the Management Share Purchase Plan) to vest on December 31, 2019 because Mr. Khayat ceased to serve as a director by reason of a disability as defined in the related award agreements.

(12)

The shares shown in the table include 1,367 shares owned of record by Mr. Livingston’s wife, over which she exercises sole voting and investment power. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Livingston disclaims beneficial ownership of the 1,367 shares owned of record by his wife.

Sanderson Farms | 2020 Proxy Statement 94

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in their ownership of our common stock. Officers, directors, and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. Based solely on a review of such forms and written representations provided by these persons that no other reports were required, our officers, directors, and greater than 10% stockholders were in compliance with all Section 16(a) filing requirements for fiscal 2019.

Sanderson Farms | 2020 Proxy Statement 95

General Information About the Meeting

Voting Instructions and Information

Who Can Vote

Only stockholders of record as of the close of business on December 19, 2019, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. At the close of business on December 19, 2019, 22,229,817 shares of common stock were outstanding and entitled to vote. Each share of common stock entitles the holder to one vote at the annual meeting.

Voting Your Proxy

If your common stock is held through a broker, bank or other nominee (held in “street name”), you will receive instructions from that organization that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting, and submit it with your vote.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may vote in the following ways:

●	In person. You may vote in person at the annual meeting. We will give you a ballot when you arrive.

●	Via the internet. You may vote by proxy via the internet by visiting www.investorvote.com/SAFM and entering the control number found on your proxy card.

●	By Telephone. You may vote by proxy by calling the toll free number found on your proxy card.

●	By Mail. You may vote by proxy by filling out your proxy card and sending it back in the envelope provided.

All shares represented by a proxy will be voted and, where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

If you are a stockholder of record and you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally vote your shares in its discretion on routine matters, but it cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not have the authority to vote, and therefore cannot vote, on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” The election of directors (Item 1), the approval of our amended and restated Stock Incentive Plan (Item 2), the non-binding advisory vote on the compensation of our named executive officers (Item 3), the non-binding advisory vote on the frequency of Say-on-Pay votes (Item 4), the stockholder proposal on water resource reporting (Item 6), and the stockholder proposal on a human rights due diligence report (Item 7), are non-routine matters, so brokers may not vote your shares on Items 1, 2, 3, 4, 6 and 7 if you do not give specific instructions on how to vote. We encourage you to provide instructions to your broker or nominee regarding the voting of your shares on these items.

Sanderson Farms | 2020 Proxy Statement 96

The ratification of the independent auditors (Item 5) is the only matter that will be considered routine. Because brokers can exercise discretionary voting power on this matter, no broker non-votes are expected to occur in connection with Item 5.

Special Voting Instructions for Shares Held in the Company’s ESOP

If you participate in the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan (ESOP), you will receive a voting instruction form from the ESOP on which you may instruct the ESOP trustee how to vote your shares held in the ESOP. Under the terms of the ESOP, all allocated shares of the Company’s common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of the Company’s common stock held by the ESOP and allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion for and against proposals as shares for which the trustee has received timely voting instructions, subject to the exercise of the trustee’s fiduciary duties. The deadline for returning your voting instruction form is February 3, 2020.

Matters to Be Presented

Only those matters that are properly before the meeting pursuant to our by-laws will be considered. As of the date of this proxy statement, the Board of Directors knows of no matters to be brought before the annual meeting other than those set forth in the Notice of the Meeting and matters incident to the conduct of the meeting. If other matters properly come before the annual meeting, and with respect to matters incident to the conduct of the meeting, each proxy will be voted in accordance with the discretion of the proxy holders named therein.

Revoking Your Proxy

Even if you submit a proxy, you may still attend the annual meeting in person, and you may revoke your proxy by voting in person at the meeting. You may also revoke your proxy before it is voted at the meeting in any of the following ways:

●	by filing with our Corporate Secretary a written notice of revocation;

●	by submitting to our Corporate Secretary a properly completed and signed proxy dated a later date; or

●

by re-voting by internet or by telephone before 1:00 AM, Central Time, on February 13, 2020, using the instructions contained in the enclosed materials, if telephone or internet voting is available to you.

Unless you revoke your proxy, it will be voted at the meeting according to your instructions, as long as you have properly completed and submitted it to us.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from the organization that holds your shares.

Quorum

The holders of a majority of the shares entitled to vote at the annual meeting must be present in person or by proxy at the annual meeting to establish a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

●	are a stockholder of record (or are a beneficial owner and have a legal proxy from the organization that holds your shares) and are present in person at the annual meeting, or

Sanderson Farms | 2020 Proxy Statement 97

●	have voted on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

Methods and Costs of Soliciting Proxies

The proxy card enclosed with this proxy statement is solicited by and on behalf of the Board of Directors of the Company. Certain of our officers may also solicit proxies, without additional compensation, personally or by telephone or facsimile. In addition to solicitation of stockholders of record by mail, telephone or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their customers, and we will reimburse them for their mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of common stock. We have engaged the services of MacKenzie Partners, Inc. to aid in the solicitation of proxies and related services for a total fee and reimbursement of expenses that together are not expected to be material. The cost of solicitation, including the preparation, printing and mailing, is being paid by the Company.

Attendance at the Annual Meeting

The annual meeting is not open to the public. Only stockholders of record and beneficial owners of shares held in street name, or their respective proxies duly authorized in writing, as well as invited guests, may attend the meeting.

As discussed above, stockholders of record may vote their shares in person at the meeting. Beneficial owners of shares held in street name must obtain a legal proxy from the organization that holds their shares in order to vote their shares in person at the meeting.

Submission of Stockholder Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2021 Annual Meeting

Stockholder Proposals

A stockholder who intends to present a proposal, which relates to a proper subject for stockholder action, at the 2021 annual meeting of stockholders and who wishes the proposal to be included in our proxy materials for such meeting must cause the proposal to be received, in proper form and in compliance with Rule 14a-8 under the Exchange Act, at our General Office no later than September 12, 2020. Any proposal submitted after September 12, 2020 shall be considered untimely and will not be considered for inclusion in the Company’s proxy materials for the 2021 annual meeting.

Director Nominees

Article III, Section 12 of our by-laws provide for a right of proxy access. The proxy access by-law enables stockholders, under specified conditions, to include their nominees for election as directors in our proxy materials. Under the by-law, any stockholder, or group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years is eligible to nominate and include in our proxy materials director nominees constituting up to the greater of two directors or 20% of the directors in office, provided that the nominating stockholder(s) and the director nominee(s) satisfy the requirements specified in the by-law.

Stockholders seeking to have one or more nominees included in our proxy statement for our 2021 annual meeting of stockholders must deliver the notice required by the proxy access by-law. To be timely, the notice must be received at our General Office not earlier than the close of business on October 16, 2020, and not later than the close of business on November 15, 2020. The complete text of our by-laws is available under the “Corporate Governance” tab of the “Investors” section of our website at www.sandersonfarms.com, or may be obtained from the Company’s Secretary.

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Stockholder proposals (including nominees for director pursuant to our proxy access by-law), as well as any questions regarding stockholder proposals or proxy access nominees, should be mailed to the Company’s Secretary at Post Office Box 988, Laurel, Mississippi 39441.

Other Proposals or Director Nominations for Presentation at the 2021 Annual Meeting

Our by-laws also govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but that are not included in our proxy materials for that meeting. Stockholder nominations or proposals may be made by eligible shareholders only if timely written notice has been given pursuant to our by-laws. To be timely for the 2021 annual meeting of stockholders, the notice must be received at our General Office at the address set forth above not earlier than the close of business on October 16, 2020, and not later than the close of business on November 15, 2020. The by-laws specify what such notices must include.

Annual Report on Form 10-K

A copy of the Company’s 2019 Annual Report on Form 10-K, as filed with the SEC, including the financial statements and schedules to that report, is included as part of the Annual Report to Shareholders enclosed with this proxy statement.

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Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement may include forward-looking statements within the meaning of the “Safe Harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Proxy Statement, the words “believes,” “expects,” “anticipates,” “estimates,” “model,” “should,” “could,” “would,” “plans” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include statements about management’s beliefs about the timing of opening and operation of new facilities, our future environmental, social and governance efforts, and other matters.

These forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and estimates expressed in such statements. These risks cannot be controlled by the Company. Certain of these risks are described in the Company’s Annual Report on Form 10-K for the year ended October 31, 2019, and in subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements.

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APPENDIX A

Sanderson Farms, Inc. and Affiliates Stock Incentive Plan

(Amended and Restated as of February 13, 2020)

Sanderson Farms | 2020 Proxy Statement A-i

Sanderson Farms | 2020 Proxy Statement A-ii

Sanderson Farms, Inc. and Affiliates

Stock Incentive Plan

(Amended and Restated as of February 13, 2020)

Article 1—General Provisions

1.1 Establishment and Purposes of Plan. Sanderson Farms, Inc., a Mississippi corporation (together with its affiliates and subsidiaries, the “Company”), hereby amends and restates its stock incentive plan known as the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan (the “Plan”), which was approved by the Company’s shareholders on February 11, 2016, and thereafter adopted by the Board on the same date, as set forth in this document. The objectives of the Plan are: (a) to align closely the long-term financial interests of the management of the Company with the stockholders by reinforcing the relationship between Eligible Participants’ rewards and stockholder gains; (b) to provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; (c) to attract, motivate and retain key employees and non-employee directors by maintaining competitive compensation levels; and (d)  to provide an incentive to management for continuous employment with or service to the Company.

1.2 Types of Awards. Awards under the Plan may be made to Eligible Participants who are employees (including Directors who are also employees) in the form of (a) Incentive Stock Options, (b) Nonqualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Stock, (e) Restricted Stock Units, (f) Performance Shares, (g) Phantom Stock Units, (h) Share Purchase Rights, (i) Other Stock-Based Awards, or any combination of the foregoing. Awards under the Plan may be made to Eligible Participants who are Directors in the form of (i) Nonqualified Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Phantom Stock Units, (vi) Share Purchase Rights, (vii) Other Stock-Based Awards, or any combination of the foregoing.

1.3 Effective Date. The Plan, as amended and restated hereby, shall be effective on the date that it is approved by the holders of a majority of the Company’s Shares present in person or by proxy and voting at a duly called meeting of the stockholders and adopted by a majority of the Board at a duly called meeting of the Board following such stockholders’ meeting (the “Effective Date”).

Article 2—Definitions

Except where the context otherwise indicates, the following definitions apply:

2.1 “Agreement” means the written agreement evidencing an Award granted to the Participant under the Plan.

2.2 “Applicable Law” means the laws, rules and regulations relating to the administration of stock option plans and other stock incentive plans under Mississippi law relating to corporations, applicable federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws, rules and regulations of any country or jurisdiction where Awards are granted under the Plan.

2.3 “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Phantom Stock Unit, Share Purchase Right, Other Stock-Based Award, or a combination of these.

2.4 “Board” means the Board of Directors of the Company, or, to the extent of any authority delegated to a Committee pursuant to Article 3, the Committee.

2.5 “Cause” means, unless provided otherwise in the Agreement, the “Causes for Discharge” set forth in the Company’s employee handbook, as it may be amended from time to time. The existence of “Cause” shall be determined by the Board.

Sanderson Farms | 2020 Proxy Statement A-1

2.6 “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)

The acquisition (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50 percent of the then outstanding shares of common stock of the Company; or

(b)

The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the consummation of the acquisition by the Company of assets of another corporation (each of the foregoing, a “Business Combination”), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving or resulting from such Business Combination (or of a corporation which as a result of such transaction controls the Company or owns all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the common stock of the Company; or

(c)

individuals who, as of the close of business on February 13, 2020, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(d)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.7 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.8 “Committee” means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer this Plan pursuant to Article 3.

2.9 “Company” means Sanderson Farms, Inc., a Mississippi corporation, and its affiliates and subsidiaries, and their respective successors and assigns.

2.10 “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or any other Employer shall also be considered an employee for purposes of the Plan.

2.11 “Disability” (a) in the case of Incentive Stock Options, means permanent and total disability as defined under Section 22(e)(3) of the Code, and (b) in all other cases, has such meaning as determined by the Board from time to time.

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2.12 “Effective Date” shall have the meaning ascribed to such term in Section 1.3 hereof.

2.13 “Eligible Participant” means Directors and the executive officers and other key employees (including employees who are also Directors) of the Company who occupy responsible managerial and professional positions and who have the capability of making substantial contributions to the success of the Company.

2.14 “Employer” means the Company and any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Code Sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, Sanderson Farms, Inc. shall be authorized to act on behalf of all other entities included within the definition of “Employer.”

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.16 “Fair Market Value” means, as of any date, the value of a Share, as determined in good faith by the Board, as follows:

(a)

if the Share shall then be listed on a national securities exchange (including the Nasdaq Global Select Market), the last sale price reported for the Share on the principal national exchange on which such Share is sold on such date; or, if no sale was reported on such date, the average of the closing bid and asked prices on the principal national securities exchange (including the Nasdaq Global Select Market) on which the Share is listed or admitted to trading; or, if such exchange is closed on such date, the last sales price reported for the Company’s Shares on the last preceding day on which the principal national exchange on which the such Share is sold was open, and if no sale of the Company’s Shares was reported on such preceding day, then the average of the closing bid and asked prices of the Share on such preceding day;

(b)

if the Share is not listed on the Nasdaq Global Select Market nor listed or admitted to trading on another national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, on such date;

(c)	If (a) and (b) do not apply, on the basis of the good faith determination of the Board in its discretion.

2.17 “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is intended to meet the requirements of Section 422 of the Code.

2.18 “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

2.19 “Named Executive Officer” means an Eligible Participant who is a member of the group of “covered employees” as defined in the regulations promulgated or other guidance issued under Code Section 162(m), as determined by the Board.

2.20 “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is not intended to meet, or does not meet, the requirements of Section 422 of the Code.

2.21 “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.22 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

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2.23 “Other Stock-Based Award” means an Award granted pursuant to Article 10 of the Plan that is paid with, valued in whole or in part by reference to, or is otherwise based on Shares.

2.24 “Participant” means an Eligible Participant to whom an Award has been granted.

2.25 “Permitted Transferee” means any member of the immediate family of the Participant (i.e., spouse, children, and grandchildren), any trust for the benefit of such family members or any partnership whose only partners are such family members.

2.26 “Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Board shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Board shall establish at the time of such Award or thereafter, but not later than the time permitted by Code Section 162(m) in the case of a Named Executive Officer, unless the Board determines not to comply with Code Section 162(m).

2.27 “Phantom Stock Unit” means an Award granted pursuant to Article 9 of the Plan.

2.28 “Plan” means the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan, as originally adopted and as amended hereby and as it may be further amended from time to time.

2.29 “Prior Plan” shall have the meaning ascribed to such term in Section 4.1 hereof.

2.30 “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Board, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Board may deem appropriate.

2.31 “Restricted Stock Unit” or “RSU” means a right granted under Article 7 of the Plan to receive a number of Shares or a cash payment for each such Share equal to the Fair Market Value of a Share on a specified date.

2.32 “Restriction Period” means the period commencing on the date an Award of Restricted Stock or Restricted Stock Units is granted and ending on such date as the Board shall determine.

2.33 “Secretary” means the Secretary of the United States Department of the Treasury.

2.34 “Share” means one share of common stock, par value $1.00 per share, of the Company, and as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

2.35 “Share Purchase Right” means an Award granted pursuant to Article 11 of the Plan.

2.36 “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Board, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified exercise price.

2.37 “Tandem SAR” means an SAR granted in connection with an Option.

Article 3—Administration

3.1 General. This Plan shall be administered by the Board. The Board may by resolution delegate some or all of its authority under the Plan to a committee of the Board consisting of two or more Directors, each of whom qualifies as (a) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (b) an “outside director” within the meaning of Code Section 162(m).

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3.2 Authority of the Board.

(a)

The Board shall have the right to interpret, construe and administer the Plan and Awards granted pursuant to the Plan, to select the Eligible Participants who are to receive an Award from time to time, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Phantom Stock Units, Share Purchase Rights or Other Stock-Based Awards subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Board may adopt, amend and rescind such rules, regulations and procedures for the administration of this Plan as it deems appropriate.

(b)

Subject to Article 17 of the Plan, the Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(c)

If the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Board may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(d)

The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by a Participant. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan or a “separation from service” within the meaning of Section 409A(a)(2) of the Code, and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any Participant who takes a leave of absence.

(e)

All acts, determinations and decisions of the Board made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be in the Board’s sole discretion and shall be conclusive, final and binding upon all parties, including the Company, its stockholders, Participants, Eligible Participants and their estates, beneficiaries and successors.

3.3 Delegation of Authority. The Board may, at any time and from time to time, delegate to one or more persons or committees any or all of its authority under Section 3.2, to the full extent permitted by Applicable Law.

3.4 Award Agreements. Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Board, including without limitation provisions related to the consequences of termination of employment. A copy of such document shall be provided to the Participant and the Board may, but need not, require that the Participant sign a copy of the Agreement.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Board or Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by legal counsel selected by the Company, or

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paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Board or Committee member has been grossly negligent or engaged in willful misconduct in the performance of his duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

Article 4—Shares Subject to the Plan

4.1 Number of Shares.

(a)

No further grants may be made under the Sanderson Farms, Inc. and Affiliates Stock Option Plan (as amended and restated as of February 28, 2002) (the “Prior Plan”), but awards made under the Prior Plan shall remain outstanding in accordance with their terms and the terms of the Prior Plan and Shares issued or reserved for issuance pursuant to outstanding awards under the Prior Plan shall count against the number of Shares otherwise available for issuance under the Plan. Subject to adjustment as provided in (b) below and in Section 4.3, the aggregate number of Shares which are available for issuance pursuant to all Awards under the Plan and awards under the Prior Plan (including Shares that are already issued or reserved for issuance) is 4,800,000 Shares (2,250,000 of which were approved by stockholders in 2005, 1,250,000 of which were approved by stockholders in 2011, 700,000 of which were approved by stockholders in 2016 and 600,000 of which will be added subject to approval by stockholders in 2020). Not more than 2,112,500 of the Shares issued under the Plan may be granted in the form of Restricted Stock (unless based on the achievement of Performance Measures). The aggregate number of Incentive Stock Options that may be issued under the Plan and the Prior Plan is 2,250,000. Such Shares shall be made available from Shares currently authorized but unissued or to the extent permitted by Applicable Law, from Shares acquired by the Company for the purposes set forth herein.

(b)	The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

(i)	All the Shares issued upon exercise of an Option (including the Shares, if any, withheld for tax withholding requirements) shall be counted as used when cash is used as full payment for such Shares.

(ii)	Only the Shares issued (including the Shares, if any, withheld for tax withholding requirements) as a result of exercise of a Stock Appreciation Right shall be counted as used.

(iii)

Only the net Shares issued (including the Shares, if any, withheld for tax withholding requirements) shall be counted as used when Shares are used as full or partial payment for Shares issued upon exercise of an Option.

(iv)

Shares tendered (either by actual delivery or attestation) by a Participant as payment for Shares issued upon exercise of an Option shall be available for subsequent issuance under the Plan if the Shares tendered were acquired by earlier exercise of an Option.

(v)	Shares issued and withheld by the Company to satisfy the Participant’s tax withholding obligation with respect to any Award shall be counted as used.

(vi)

Shares subject to an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. Therefore, Shares reserved for issuance with respect to Awards that expire or are forfeited or canceled prior to issuance or are settled without the delivery of Shares, or with respect to which the performance terms are not met, shall again be available for issuance pursuant to another Award under the Plan. Also, if for any reason any

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Shares subject to an Award under the Plan or the Prior Plan are issued but are reacquired by the Company, for reasons including, but not limited to, a forfeiture or repurchase of Restricted Stock or other Award (“Returned Shares”), such Returned Shares shall again be available for issuance pursuant to another Award under the Plan.

(vii)

The Board shall reserve one Share for each Restricted Stock Unit, Phantom Stock Unit or Other Stock-Based Award awarded that may be settled in Shares. The Board shall reserve Shares to allow for issuance of the maximum number of Shares that may be awarded under an Agreement with respect to Performance Shares. Any such Awards that may not be settled in Shares shall not require a reserve.

(viii)

The Board shall reserve one Share for each Share subject to an Option or a Stock Appreciation Right that may be settled in Shares. Stock Appreciation Rights that may not be settled in Shares shall not require a reserve. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the termination of the Option, the reserved Shares that otherwise would have been issued upon the exercise of such related Option will again be available for issuance pursuant to another Award under the Plan.

4.2 Individual Limits. Except to the extent the Board determines that an Award to a Named Executive Officer shall not comply with the performance-based compensation provisions of Code Section 162(m), the following rules shall apply to Awards under the Plan:

(a)	Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted in any one calendar year to any one Participant shall be 500,000.

(b)

Other Awards. The maximum number of Shares of Restricted Stock, Performance Shares or Shares subject to Restricted Stock Units, Phantom Stock Units, Share Purchase Rights or Other Stock-Based Awards (or their equivalent value in cash, Shares or other property) that may be granted pursuant to Awards in any one calendar year to any one Participant shall be the higher of (i) 200,000 and (ii) the number of Shares obtained by dividing 5,000,000 by the fair market value of a Share on the respective dates of grant.

4.3 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then appropriate adjustments shall be made by the Board to the following in order to preserve, but not to increase, the benefits intended to be provided to the Participants:

(a)	the limitations on the aggregate number of Shares that may be awarded as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

(b)	the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Section 4.2;

(c)	the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(d)	the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

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(e)

the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each Incentive Stock Option shall be accomplished so that such Option shall continue to be an Incentive Stock Option.

Article 5—Stock Options

5.1 Grant of Options. Options may be granted to Eligible Participants in such amounts and upon such terms as are consistent with this Plan, and at any time and from time to time, as shall be determined by the Board. The Board shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Board may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an Employee may be granted ISOs.

5.2 Agreement. Each Option shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Board shall determine in its sole discretion. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or that fails to meet the requirements of Section 422 of the Code (even if designated as an ISO) shall be an NQSO.

5.3 Option Price. The Option Price for each grant of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

5.4 Duration of Options. Each Option shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant date.

5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The exercise of any Option shall cancel a Tandem SAR, if any, proportionate in amount to the number of Shares purchased pursuant to the exercise of the Option.

5.6 Payment. Except as otherwise provided in the applicable Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full, either: (a) in cash, (b) cash equivalent approved by the Board, (c) if approved by the Board, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Board), or (d) by a combination of (a), (b) and (c). The Board also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan’s purpose and Applicable Law.

5.7 Nontransferability of Options.

(a)

Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant, other than by will or by the laws of descent and distribution of the state in which the Participant resided on the date of his death. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or by his guardian or legal representative.

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(b)

Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement with respect to transfers to Permitted Transferees (any such transfers being subject to Applicable Law), no NQSO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant, other than by will or by the laws of descent and distribution of the state in which the Participant resided on the date of his death. Appropriate evidence of any transfer to Permitted Transferees shall be delivered to the Company at its principal executive office. If all or part of an Option is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Option as those of the Participant. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or by his guardian or legal representative.

5.8 Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth anniversary date of its grant. To the extent that a Participant is granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as NQSOs. For purposes of this Section 5.8, ISOs shall be taken into account in the order in which they were granted.

Article 6—Stock Appreciation Rights

6.1 Grant of SARs. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the date of exercise exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Option Price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered.

6.2 Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.3 Payment. The Board shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of an SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Board elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Board shall set forth in each Agreement in its sole discretion the timing of any payment due to the Participant by virtue of the exercise of SARs. Payment may be made in a lump sum, in annual installments or may be otherwise deferred as set forth in the Agreement; and the Board shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

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6.4 Exercise of SARs. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.

Article 7—Restricted Stock

7.1 Grant of Restricted Stock. Restricted Stock Awards may be made to Eligible Participants as a reward for past service or as an incentive for the performance of future services that will contribute materially to the successful operation of the Employer. Awards of Restricted Stock may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock or deferred grants of Restricted Stock.

7.2 Restricted Stock Agreement. The Restricted Stock Agreement shall set forth the terms of the Award, as determined by the Board, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to, or less than Fair Market Value and may be zero, subject to such minimum consideration as may be required by Applicable Law; the restrictions applicable to the grant or vesting of the Restricted Stock such as continued service or achievement of Performance Measures, the length of the Restriction Period and whether any circumstances, such as death, retirement, Disability, or a Change in Control, will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends with respect to the Shares during the Restriction Period.

Notwithstanding Section 3.4 of the Plan, a Restricted Stock Award must be accepted within a period of sixty (60) days, or such other period as the Board may specify, by executing a Restricted Stock Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock Agreement and has delivered a fully executed copy thereof to the Board, and has otherwise complied with the applicable terms and conditions of such Award.

7.3 Nontransferability. Except as otherwise provided in this Article 7, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

7.4 Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name (or an appropriate book entry shall be made). Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Board, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Board may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

7.5 Dividends and Other Distributions. Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Board may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant. The Board shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. In addition, with respect to Named Executive Officers, the Board may apply any restrictions it deems appropriate to the payment of

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dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for the performance-based compensation exception under Code Section 162(m).

7.6 Restricted Stock Units (or RSUs). Awards of Restricted Stock Units may be made to Eligible Participants in accordance with the following terms and conditions:

(a)

The Board, in its discretion, shall determine the number of RSUs to grant to a Participant, the Restriction Period and other terms and conditions of the Award, including whether the Award will be paid in cash, Shares or a combination of the two and the time when the Award will be payable (i.e., at vesting, termination of employment, Change in Control or another date).

(b)	Unless the Agreement provides otherwise, RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(c)

Restrictions upon RSUs awarded hereunder shall lapse at such time or times and on such terms and conditions as the Board may provide in the Agreement. Unless the Agreement provides otherwise, in the event of a Change in Control, all restrictions upon any RSUs shall lapse immediately and all such RSUs shall become fully vested in the Participant.

(d)

The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Participant’s employment with the Employer (including a forfeiture of RSUs for which the restrictions have not lapsed upon Participant’s ceasing to be employed) as the Board may, in its discretion, determine at the time the Award is granted. An Award of Restricted Stock Units may provide the holder thereof with dividends or dividend equivalents, payable in cash or in additional Restricted Stock Units (or a combination thereof), as determined by the Board, on a current or deferred basis. Such dividends or dividend equivalents may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Restricted Stock, as set forth in Section 7.5 herein.

Article 8—Performance Shares

8.1 Grant of Performance Shares. Performance Shares may be granted to Eligible Participants in such amounts and upon such terms as are consistent with this Plan, and at any time and from time to time, as shall be determined by the Board.

8.2 Performance Share Agreement. In the Performance Share Agreement, the Board shall set the Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to the Participant. For purposes of this Article 8, the time period during which the Performance Measures must be met shall be called a “Performance Period.”

8.3 Earning of Performance Shares. Subject to the terms of this Plan and the applicable Agreement, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Measures have been achieved.

8.4 Form and Timing of Payment of Performance Shares. Subject to the terms of this Plan and the applicable Agreement, the Board, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) which has an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The Board shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof. The determination of the Board with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

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Except as otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to receive any dividends declared subsequent to the end of the Performance Period with respect to earned grants of Performance Shares that have not yet been distributed to the Participant (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Restricted Stock, as set forth in Section 7.5 herein). In addition, unless otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to earned Performance Shares.

8.5 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant, other than by will or by the laws of descent and distribution of the state in which the Participant resided on the date of his death. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

Article 9–Phantom Stock Units

9.1 Grant of Phantom Stock Units. Phantom Stock Units may be granted to Eligible Participants in such amounts and upon such terms as are consistent with this Plan, and at any time and from time to time, as shall be determined by the Board.

9.2 Phantom Stock Agreement. The Phantom Stock Agreement shall set forth the terms of the Phantom Stock Units, as determined by the Board, including, without limitation, the vesting schedule, the period during which the Phantom Stock Units must be converted, if at all, and the “Award Value” of each Phantom Stock Unit (which shall be the Fair Market Value of a Share as of the date of grant of the related Phantom Stock Unit).

9.3 Amount, Form and Timing of Payment. Subject to the terms of this Plan and the applicable Agreement, a Phantom Stock Unit shall entitle the holder, within the specified conversion period, to convert vested Phantom Stock Units into property with a value equal to the difference between the Award Value and the Fair Market Value of a Share on the conversion date times the number of Phantom Stock Units converted. The Board, in its sole discretion, may pay the amount to which the holder is entitled in the form of cash or in Shares (or in a combination thereof). Shares issued in payment may contain such restrictions deemed appropriate by the Board. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of conversion. If the Board elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The determination of the Board with respect to the form and timing of payout of Phantom Stock Units shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.4 Nontransferability of Award. Except as otherwise provided in a Participant’s Award Agreement, Phantom Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant, other than by will or by the laws of descent and distribution of the state in which the Participant resided on the date of his death. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

Article 10—Other Stock-Based Awards

10.1 Terms of Other Stock-Based Awards. Other Stock-Based Awards may be granted to Eligible Participants, in such amounts and upon such terms as are consistent with this Plan, and at any time and from time to time, as shall be determined by the Board. An Other Stock-Based Award is an award, the value of which is based in whole or in part on the value of Shares, that is not an Award specified in Article 5, 6, 7, 8 or 9 of the Plan. Other Stock-Based Awards may be awards of Shares or may be

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denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as determined by the Board, consistent with the purposes of the Plan. The Board may provide that such Awards are payable in cash or Shares (or a combination thereof). Shares issued in payment may contain such restrictions deemed appropriate by the Board. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date that payment is due pursuant to the applicable Agreement. If the Board elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The determination of the Board with respect to the form and timing of payout of Other Stock-Based Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.2 Dividend Equivalents. An Other Stock-Based Award may provide the holder thereof with dividends or dividend equivalents, payable in cash or in Shares (or a combination thereof), as determined by the Board, on a current or deferred basis. Such dividends or dividend equivalents may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Restricted Stock, as set forth in Section  7.5 herein.

10.3 Nontransferability of Award. Except as otherwise provided in a Participant’s Award Agreement, Other Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant, other than by will or by the laws of descent and distribution of the state in which the Participant resided on the date of his death. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under an Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

Article 11—Management Share Purchase Plan

11.1 Share Purchase Rights. Share Purchase Rights may be granted to Participants upon such terms as are consistent with this Plan, and at any time and from time to time, as shall be determined by the Board. Share Purchase Rights allow Eligible Participants to forego the receipt of all or a portion of cash compensation (including bonuses and, in the case of non-employee Directors, annual retainers and meeting fees) and to receive such compensation in the form of Shares or Restricted Stock Units. Such Shares or RSUs available for purchase will be subject to any restrictions deemed appropriate by the Board, as set forth in the Share Purchase Agreement.

11.2 Share Purchase Agreement. When the Board determines to award Share Purchase Rights to an Eligible Participant, it shall deliver a Share Purchase Agreement to the Eligible Participant setting forth all of the terms, conditions and restrictions related to the Award, including the amount of compensation that the Eligible Participant may defer for the Share or RSU purchase, the price per Share or RSU to be paid, the vesting schedule, and the time within which the Eligible Participant must accept the Award. The Agreement shall also set forth the terms of any Company matching contribution to be paid in the form of additional Shares or RSUs. The Award shall be accepted by execution and delivery of the Share Purchase Agreement in the form and by the time determined by the Board.

11.3 Repurchase Option. The Share Purchase Agreement may grant the Company an option to repurchase Shares or RSUs that have not vested, exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for Shares or RSUs so repurchased shall be the original price paid by the Participant and may be paid by cancellation of any indebtedness owed by the Participant to the Company.

11.4 Transferability. Rights to purchase Shares or RSUs under a Share Purchase Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Share Purchase Agreement; provided, however, that the transferability of Shares or RSUs purchased pursuant to the Agreement shall remain subject to any restrictions applicable to those Shares or RSUs as set forth in the Share Purchase Agreement.

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Article 12—Performance Measures

Until the Board proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Article 12, the attainment of which may determine the degree of payout and/or vesting with respect to Named Executive Officers’ Awards that are intended to qualify under the performance-based compensation provisions of Code Section 162(m), the Performance Measure(s) to be used for purposes of such Awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, return on sales, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost, or any function of any of the foregoing factors. The Board can establish other Performance Measures for performance Awards granted to Eligible Participants that are not Named Executive Officers. For any Performance Period, the targeted level or levels of performance with respect to chosen Performance Measures may be established on an absolute basis or relative to a group of peer companies selected by the Board, relative to internal goals or relative to levels attained in prior years.

The Board shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in Applicable Law or accounting principles. The Board shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures. Notwithstanding the foregoing, with respect to Awards which are intended to qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), and which are held by Named Executive Officers, (a) the amount of compensation payable under any such Award may not be adjusted upward, but the Board shall retain the discretion to adjust such Awards downward, and (b) the Board may not adjust any such Award’s targeted level of attainment of Performance Measures after the first ninety (90) days of the Award’s Performance Period, except, in either case, as a result of adjustments permitted by this paragraph and Code Section 162(m) and the regulations promulgated thereunder.

If applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Board determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), the Board may make such grants without satisfying the requirements of Code Section 162(m).

Article 13—Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 14—Deferrals

To the extent set forth in the Agreement evidencing an Award, the Board may permit or require a Participant to defer under this Plan or to a separate deferred compensation arrangement of the Company such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to

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such Participant by virtue of the exercise of an Option, SAR, or Share Purchase Right, the lapse or waiver of restrictions with respect to Restricted Stock, the conversion or vesting of Restricted Stock Units or Phantom Stock Units or the satisfaction of any requirements or goals with respect to Performance Shares or Other Stock-Based Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Notwithstanding anything in this Plan or any Agreement to the contrary, however, with respect to all compensation deferred under this Plan or any Agreement within the meaning of Section 409A(a)(1)(A) of the Code (other than Options lacking any deferral feature other than the feature that the Option holder has the right to exercise the Option in the future), whether by action of the Board or by the election of the Participant, this Plan incorporates and makes applicable to such deferred compensation the requirements of paragraphs (2), (3) and (4) of Section 409A(a) of the Code. If changes are made to Section 409A of the Code or regulations are promulgated thereunder, in either case to permit greater flexibility with respect to any Awards under the Plan that constitute deferred compensation, the Board may, subject to the requirements of Article  17, make any adjustments it deems appropriate.

Article 15—Withholding

15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold from any cash or property payable to a Participant under the Plan, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

15.2 Share Withholding. With the consent of the Board, with respect to withholding required upon the exercise of Options, SARS or Share Purchase Rights, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising from the Company’s obligation to issue or transfer Shares to a Participant under the Plan, the Participant may satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the withholding obligation is incurred equal to the amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article 16—Foreign Employees

In order to facilitate the making of any grant of Awards under this Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Employer outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which special terms may be contained in an Appendix attached hereto. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

Article 17—Amendment and Termination

17.1 Amendment of Plan. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. To the extent required by Applicable Law, no amendment shall be effective unless approved by the stockholders of the Company at an annual or special meeting. To the extent the Board deems it desirable to maintain the Plan’s eligibility for the benefits of Code Section 162(m) or 422, the Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with those provisions.

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17.2 Amendment of Award Agreement. The Board may, at any time, without further action by the stockholders and without consent of or receiving further consideration from the affected Participants, amend outstanding Awards and Award Agreements in response to, or to comply with changes in, Applicable Law. To the extent not inconsistent with the terms of the Plan, the Board may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. The Board may amend Awards and Award Agreements otherwise with the written consent of the Participant. Notwithstanding the above provision, the Board shall not have the authority to decrease the Option Price of any outstanding Option or the exercise price of any outstanding SAR, or to permit the exchange of any Option or SAR for an Option or SAR with a lower Option Price or exercise price, except in accordance with Section 4.3, without the prior approval of the holders of a majority of the Company’s Shares present in person or by proxy and voting at a duly called meeting of the stockholders of the Company.

17.3 Termination of Plan. No Awards shall be granted under the Plan later than ten (10) years after the Effective Date; provided, however, that the Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

17.4 Cancellation of Awards. The Board may provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below) during the period that a Participant is employed by the Company or during the two (2) year period following the Participant’s voluntary termination of employment or his termination by the Company for Cause (as defined in Section 2.5 above), the Board may, notwithstanding any other provision in this Plan to the contrary, (a) cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other Agreement, and (b) with respect to any exercised or paid Award, require the Participant, upon thirty (30) days’ written notice from the Company, to return to the Company, in immediately available funds, the excess of the fair market value of the Shares subject to the Award as of the date of exercise or receipt over the total price paid by the Participant for such Shares.

For purposes of this Section, engaging in “Detrimental Activity” means that the Participant, without the prior written consent of the Board, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, owns, operates, manages, controls, engages in, invests in or participates in any manner in, acts as a consultant or advisor to, renders services for, or otherwise assists any person or entity that directly or indirectly engages in, the business of producing, marketing, distributing or selling poultry or processed food products anywhere that the Company is then doing business. “Detrimental Activity” shall not include the passive investment by the Participant in publicly traded common equity of any entity that is engaged in the business of producing, marketing, distributing or selling poultry or processed food products so long as such investment does not exceed two percent (2%) of the outstanding common equity of such entity. The determination of whether a Participant has engaged in Detrimental Activity shall be determined by the Board in good faith and in its sole discretion, and any such determination by the Board shall be final and binding on the Participant. The Board may in any Agreement change the definition of “Detrimental Activity” to the extent necessary to comply with Applicable Law.

17.5 Adjustments Upon Change in Control and Other Events. Subject to compliance with the applicable requirements of paragraphs (2), (3) and (4) of Section 409A(a) of the Code in the case of any Award that constitutes compensation deferred under the Plan within the meaning of Section 409A(a)(1) of the Code, the Board may provide in the Agreement for any Award for automatic accelerated vesting, lapse of any restrictions and any other rights upon the occurrence of a Change in Control of the Company or upon the occurrence of other events as specified in the Agreement, which rights may or may not be conditioned on a successor corporation’s failure to assume the Award or issue an equivalent award.

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Article 18—Miscellaneous Provisions

18.1 Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under Applicable Law, and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Board may rely upon an opinion of counsel for the Company.

18.2 Rights of a Stockholder. Except as otherwise provided in Article 7 of the Plan and in the Restricted Stock Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, Stock Appreciation Right, Restricted Stock Unit, Phantom Stock Unit, Performance Share, Other Stock-Based Award or Share Purchase Right shall have any right as a stockholder with respect to any Shares covered by such Award prior to the date of issuance to him or her of a certificate or certificates for such Shares.

18.3 No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer (except as it may otherwise be limited by a written agreement between the Company and the Participant) to terminate the Participant’s employment or other service relationship for any reason at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Board, be no greater than the right of an unsecured general creditor of the Company.

18.4 Non-Uniform Determinations. The Board’s determinations under the Plan (including without limitation determinations of the Eligible Participants to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Agreements evidencing Awards) need not be uniform and may be made by it selectively among Participants and Eligible Participants, whether or not such persons are similarly situated.

18.5 Compliance with Laws.

(a)

To the extent that the Board intends an Award to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code, it must be granted subject to the achievement of Performance Measures as described in Article 12 of the Plan and all other requirements of said Code Section 162(m)(4)(C) must be satisfied. In addition, if changes are made to Code Section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Board may, subject to the requirements of Article 17, make any adjustments it deems appropriate.

(b)

The Plan and the grant of Awards shall be subject to all Applicable Law and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

(c)

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all Applicable Laws (including, without limitation, the requirements of the Securities Act of 1933).

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(d)

Each Award under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any Applicable Law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Award with respect to the disposition of Shares, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of Shares thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

(e)

As a condition to the issuance or transfer of any Shares pursuant to any Award, the Board may require the Participant to represent and warrant at the time of such issuance or transfer that the Shares are being acquired only for investment and without any current intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is advisable.

18.6 Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

18.7 Tax Elections. Each Participant agrees to give the Board prompt written notice of any election made by such Participant under Code Section 83(b) or any similar provision thereof.

18.8 Legal Construction.

(a)

Severability. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law with respect to which the Plan is intended to qualify, such provision shall be construed or deemed amended to conform to Applicable Law or, if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

(b)

Compliance with Section 409A of the Code. All Awards granted under the Plan are intended to be either exempt from the requirements of Section 409A of the Code or, if not exempt, to satisfy the requirements of Section 409A (including the Treasury Department guidance and regulations issued thereunder), and the Plan shall be administered, construed and interpreted in accordance with such intent. If the Board determines that an Award, Agreement, payment, transaction or any other action or arrangement contemplated by the provision of this Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A, then unless the Board specifically provides otherwise, such Award, Agreement, payment, transaction or other action or arrangement shall not be given effect to the extent that it causes such result and the related provision of the Plan or Agreement will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Board, in each case without the consent of or notice to the Participant. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant in connection with Awards (including any taxes and penalties under Section 409A) and the Company will have no obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

In addition, notwithstanding any other provision of the Plan or an Agreement to the contrary, the Company will not pay or accelerate the payment of any amount that constitutes “deferred compensation” within the meaning of Section 409A in violation of Section 409A. To the extent any amount of “deferred compensation” would otherwise vest and become payable upon a Change in Control or upon a Disability,

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as set forth herein or in an Agreement, any such Award may vest but payment shall not be accelerated unless the Change in Control also satisfies the definition of “change in the ownership” “change in the effective control” and/or “change in the ownership of a substantial portion of the assets” of the Company as those terms are defined in Treasury Regulations Section 1.409A-3(i)(5) (or such other regulation or guidance issued under Section 409A) or the Disability also satisfies the definition of “disability” as that term is defined in Treasury Regulations Section 1.409A-3(i)(4) (or such other regulation or guidance issued under Section 409A).

Any amount that constitutes “deferred compensation” within the meaning of Section 409A and is payable under the Plan or an Agreement solely by reason of a Participant’s termination of employment shall be payable only if the Participant has experienced a “separation from service” within the meaning of Section 409A (or the regulations or guidance issued under Section 409A), provided that if the Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service, as determined by the Board in accordance with Section 409A, no payments shall be made before the six (6) month anniversary of the Participant’s separation from service, at which time all payments that would otherwise have been made during such six (6) month period shall be paid to the Participant in a lump sum.

(c)	Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(d)	Governing Law. To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Mississippi.

18.9 Plan Year. The Plan Year shall be a calendar year.

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IN WITNESS WHEREOF, this Plan is executed as of this the              day of                     , 2020.

By:
Authorized Officer

ATTEST:

Secretary

Sanderson Farms | 2020 Proxy Statement A-20

Mission Statement Sanderson Farms, Inc. maximizes stockholder value by being a successful producer and marketer of high quality food products and providing superior service to the food industry.

Sanderson Farms, Inc. 127 Flynt Road, Post Office Box 988 Laurel, Mississippi 39443 www.sandersonfarms.com

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by February 13, 2020 at 1:00 A.M., local time.
Online Go to www.investorvote.com/SAFM or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SAFM
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A   Proposals — The Company’s Board of Directors has proposed items 1 through 5, and stockholders have proposed Items 6 and 7.

The proxy will be voted as directed, or if no direction is given, will be voted according to the recommendations of the Board of Directors set forth below. The proxyholders named on the other side of this card will vote in their discretion upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” all director nominees, “FOR” Items 2, 3 and 5, for every “1 YEAR” on Item 4, and “AGAINST” Items 6 and 7:

1. To elect five Class A Directors.	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - David Barksdale	☐	☐	☐	02 - Lampkin Butts	☐	☐	☐	03 - Beverly W. Hogan	☐	☐	☐

04 - Phil K. Livingston	☐	☐	☐	05 - Joe F. Sanderson, Jr.	☐	☐	☐
To elect one Class C Director.	For	Against	Abstain
06 - Sonia Pérez	☐	☐	☐

			For	Against	Abstain		For	Against	Abstain
2.	Proposal to approve the Sanderson Farms, Inc. and Affiliates Amended and Restated Stock Incentive Plan.		☐	☐	☐	3. Proposal to approve, in a non-binding advisory vote, the compensation of the Company’s Named Executive Officers.	☐	☐	☐
	Every:	1 Year	2 Years	3 Years	Abstain
4.	Proposal to approve, in a non-binding advisory vote, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐	5. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2020.	☐	☐	☐
			For	Against	Abstain
6.	Proposal to request that the Board of Directors report annually on water resource risks and related metrics.		☐	☐	☐	7. Proposal to request that the Board of Directors report on the Company’s human rights due diligence process.	☐	☐	☐

035V7B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2019 Annual Report to Stockholders are available at:

http://ir.sandersonfarms.com/financial-information/annual-reports

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SANDERSON FARMS, INC.

2020 Meeting of Stockholders - February 13, 2020

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Mike Cockrell and Joe F. Sanderson, Jr., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Sanderson Farms, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2020 Meeting of Stockholders of the Company to be held February 13, 2020, at 10:00 A.M. Central Time at the Sanderson Farms General Corporate Offices, 127 Flynt Road, Laurel, Mississippi 39443, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked on the other side)

 B  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

 C  Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

Sanderson Farms, Inc. GENERAL OFFICES Post Office Box 988, Laurel, Mississippi 39441-0988 Telephone (601) 649-4030 Fax (601) 426-1339

January 10, 2020

To Participants in the Sanderson Farms, Inc. & Affiliates

Stock Ownership Plan, as amended (the “ESOP”)

Dear Participant:

The 2020 Annual Meeting of Stockholders of Sanderson Farms, Inc. (the “Company”) will be held on Thursday, February 13, 2020. The terms of the ESOP provide that you, as a participant in the ESOP, are entitled to direct Charles Schwab Bank, the Trustee of the ESOP (the “Trustee”), to vote the shares of the Company’s common stock allocated to your separate account in the ESOP with respect to each matter to be brought before the Annual Meeting.

The Trustee will vote the common stock in accordance with your instructions. If you give no instructions with respect to any matters to be acted upon at the meeting, the Trustee will vote your shares, along with all unallocated shares held by the ESOP, in the same proportion for and against proposals as shares for which the Trustee has received timely voting instructions, subject to the exercise of the Trustee’s fiduciary duties. Therefore, it is important that you return the enclosed ballot with instructions on how to vote your shares.

A notice of the Annual Meeting and a proxy statement that contains detailed descriptions of the matters to be voted on at the Annual Meeting are enclosed. Also, the 2019 Annual Report to Shareholders, which contains financial information concerning the Company and its business for the fiscal year ended October 31, 2019, is enclosed for your information, but is not a part of the proxy solicitation materials.

Please instruct the Trustee how to vote the shares allocated to your account in the ESOP on each matter to be acted upon by marking the enclosed ballot, and return the ballot to the Trustee in the postage-paid, self-addressed envelope provided by February 3, 2020. Your voting instructions to the Trustee will be strictly confidential.

Please note that the enclosed material relates only to those shares that have been allocated to your account under the ESOP. You will receive other voting material for shares owned by you individually and not through the ESOP.

Your prompt consideration and balloting are requested.

Cordially,

Joe F. Sanderson, Jr.
Chairman of the Board

Enclosures

SANDERSON FARMS, INC. ESOP BALLOT

ANNUAL MEETING OF STOCKHOLDERS

February 13, 2020

The Board of Directors has proposed Items 1 through 5. Stockholders have proposed Items 6 and 7.

The Board of Directors recommends a vote “FOR” all director nominees, “FOR” Items 2, 3, and 5, for “EVERY YEAR” on Item 4, and “AGAINST” Items 6 and 7.

* * * * * * * * * * * * * * * *

The undersigned hereby instructs Charles Schwab Bank, the Trustee (the “Trustee”) of the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan (the “ESOP”) to vote all the shares of the common stock of Sanderson Farms, Inc. (the “Company”) allocated to the undersigned pursuant to the ESOP as of December 19, 2019, at the Annual Meeting of Stockholders to be held at the Company’s General Corporate Offices, 127 Flynt Road, Laurel, Mississippi on February 13, 2020 at 10:00 a.m., Central Time, and at any and all adjournments or postponements thereof, as follows:

* * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  *

ELECTION OF DIRECTORS:

1.	To elect five Class A Directors.

	FOR	AGAINST	ABSTAIN
David Barksdale	☐	☐	☐
Lampkin Butts	☐	☐	☐
Beverly W. Hogan	☐	☐	☐
Phil K. Livingston	☐	☐	☐
Joe F. Sanderson, Jr.	☐	☐	☐

To elect one Class C Director.

	FOR	AGAINST	ABSTAIN
Sonia Pérez	☐	☐	☐

* * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  *

 STOCK INCENTIVE PLAN:

2.	Proposal to approve the Amended and Restated Sanderson Farms, Inc. and Affiliates Stock Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

* * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  *

EXECUTIVE COMPENSATION:

3.	Proposal to approve, in a non-binding advisory vote, the compensation of the Company’s Named Executive Officers.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Proposal to approve, in a non-binding advisory vote, the frequency of future advisory votes on executive compensation.

☐	EVERY YEAR	☐	EVERY TWO YEARS	☐	EVERY THREE YEARS

* * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SELECTION OF INDEPENDENT AUDITING FIRM:

5.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2020.

☐	FOR	☐	AGAINST	☐	ABSTAIN

* * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

The Board of Directors recommends a vote “AGAINST” Item 6.

STOCKHOLDER PROPOSAL:

6.	Proposal to request that the Board of Directors report annually on water resource risks and related metrics.

☐	FOR	☐	AGAINST	☐	ABSTAIN

* * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

The Board of Directors recommends a vote “AGAINST” Item 7.

STOCKHOLDER PROPOSAL

7.	Proposal to request that the Board of Directors report on the Company’s human rights due diligence process.

☐	FOR	☐	AGAINST	☐	ABSTAIN

* * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

The undersigned acknowledges receipt from the Company, prior to the execution of this Ballot, of a Notice of Annual Meeting of Stockholders, the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders and the Company’s 2019 Annual Report on Form 10-K.

Dated: , 2020
Participant’s Signature

(Please Print Name)

Your ESOP shares will be voted as directed. If no directions are given, your ESOP shares will be voted by the ESOP Trustee in the same proportion for and against proposals as shares for which the Trustee has received timely voting instructions, subject to the exercise of the Trustee’s fiduciary duties.

PLEASE DATE, SIGN, AND RETURN THIS BALLOT IN THE ENCLOSED ADDRESSED AND POSTAGE-PREPAID ENVELOPE TO THE INDEPENDENT TRUSTEE FOR THE ESOP NO LATER THAN MONDAY, FEBRUARY 3, 2020.